Exhibit T3D

Court File No. CV-12-9667-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

THE HONOURABLE MR.	)	MONDAY, THE 10th DAY
)
JUSTICE MORAWETZ	)	OF DECEMBER, 2012

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR

ARRANGEMENT OF SINO-FOREST CORPORATION

PLAN SANCTION ORDER

THIS MOTION, made by Sino-Forest Corporation (“SFC”), for an order (i) pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”), sanctioning the plan of compromise and reorganization dated December 3, 2012 (including all schedules thereto), which Plan is attached as Schedule “A” hereto, as supplemented by the plan supplement dated November 21, 2012 previously filed with the Court, as the Plan may be further amended, varied or supplemented from time to time in accordance with the terms thereof (the “Plan”), and (ii) pursuant to the section 191 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”), approving the Plan and amending the articles of SFC and giving effect to the changes and transactions arising therefrom, was heard on December 7, 2012 at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Motion, the Affidavit of W. Judson Martin sworn November 29, 2012 (the “Martin Affidavit”), the Thirteenth Report of FTI Consulting Canada Inc. in its capacity as monitor of SFC (the “Monitor”) dated November 22, 2012 (the “Monitor’s Thirteenth Report”), the supplemental report to the Monitor’s Thirteenth Report (the “Supplemental Report”), and the second supplemental report to the Monitor’s Thirteenth Report (the “Second Supplemental Report”) and on hearing the submissions of counsel for

SFC, the Monitor, the ad hoc committee of Noteholders (the “Ad Hoc Noteholders”), and such other counsel as were present, no one else appearing for any other party, although duly served with the Motion Record as appears from the Affidavit of Service, filed.

DEFINED TERMS

1. THIS COURT ORDERS that any capitalized terms not otherwise defined in this Plan Sanction Order shall have the meanings ascribed to such terms in the Plan and/or the Plan Filing and Meeting Order granted by the Court on August 31, 2012 (the “Plan Filing and Meeting Order”), as the case may be.

SERVICE, NOTICE AND MEETING

2. THIS COURT ORDERS that the time for service of the Notice of Motion, the Motion Record in support of this motion, the Monitor’s Thirteenth Report, the Supplemental Report and the Second Supplemental Report be and are hereby abridged and validated so that the motion is properly returnable today and service upon any interested party other than those parties served is hereby dispensed with.

3. THIS COURT ORDERS AND DECLARES that there has been good and sufficient notice, service and delivery of the Plan Filing and Meeting Order and the Meeting Materials (including, without limitation, the Plan) to all Persons upon which notice, service and delivery was required.

4. THIS COURT ORDERS AND DECLARES that the Meeting was duly convened and held, all in conformity with the CCAA and the Orders of this Court made in the CCAA Proceeding, including, without limitation, the Plan Filing and Meeting Order.

5. THIS COURT ORDERS AND DECLARES that: (i) the hearing of the Plan Sanction Order was open to all of the Affected Creditors and all other Persons with an interest in SFC and that such Affected Creditors and other Persons were permitted to be heard at the hearing in respect of the Plan Sanction Order; and (ii) prior to the hearing, all of the Affected Creditors and all other Persons on the Service List in respect of the CCAA Proceeding were given adequate notice thereof.

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SANCTION OF THE PLAN

6. THIS COURT ORDERS that the relevant class of Affected Creditors of SFC for the purposes of voting to approve the Plan is the Affected Creditors Class.

7. THIS COURT ORDERS AND DECLARES that the Plan, and all the terms and conditions thereof, and matters and transactions contemplated thereby, are fair and reasonable.

8. THIS COURT ORDERS that the Plan is hereby sanctioned and approved pursuant to section 6 of the CCAA.

PLAN IMPLEMENTATION

9. THIS COURT ORDERS AND DECLARES that the Plan and all associated steps, compromises, releases, discharges, cancellations, transactions, arrangements and reorganizations effected thereby are approved and shall be deemed to be implemented, binding and effective in accordance with the provisions of the Plan as of the Plan Implementation Date at the Effective Time, or at such other time, times or manner as may be set forth in the Plan, and shall enure to the benefit of and be binding upon SFC, the other Released Parties, the Affected Creditors and all other Persons and parties named or referred to in, affected by, or subject to the Plan, including, without limitation, their respective heirs, administrators, executors, legal representatives, successors, and assigns.

10. THIS COURT ORDERS that each of SFC and the Monitor are authorized and directed to take all steps and actions, and to do all things, necessary or appropriate to implement the Plan in accordance with its terms and to enter into, execute, deliver, complete, implement and consummate all of the steps, transactions, distributions, deliveries, allocations, instruments and agreements contemplated pursuant to the Plan, and such steps and actions are hereby authorized, ratified and approved. Furthermore, neither SFC nor the Monitor shall incur any liability as a result of acting in accordance with terms of the Plan and the Plan Sanction Order.

11. THIS COURT ORDERS that SFC, the Monitor, Newco, the Litigation Trustee, the Trustees, DTC, the Unresolved Claims Escrow Agent, all Transfer Agents and any other Person required to make any distributions, deliveries or allocations or take any steps or actions related

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thereto pursuant to the Plan are hereby directed to complete such distributions, deliveries or allocations and to take any such related steps and/or actions in accordance with the terms of the Plan, and such distributions, deliveries and allocations, and steps and actions related thereto, are hereby approved.

12. THIS COURT ORDERS that upon the satisfaction or waiver, as applicable, of the conditions precedent set out in section 9.1 of the Plan in accordance with the terms of the Plan, as confirmed by SFC and Goodmans LLP to the Monitor in writing, the Monitor is authorized and directed to deliver to SFC and Goodmans LLP a certificate substantially in the form attached hereto as Schedule “B” (the “Monitor’s Certificate”) signed by the Monitor, certifying that the Plan Implementation Date has occurred and that the Plan and this Plan Sanction Order are effective in accordance with their terms. Following the Plan Implementation Date, the Monitor shall file the Monitor’s Certificate with this Court.

13. THIS COURT ORDERS AND DECLARES that the steps, compromises, releases, discharges, cancellations, transactions, arrangements and reorganizations to be effected on the Plan Implementation Date are deemed to occur and be effected in the sequential order contemplated in the Plan, without any further act or formality, beginning at the Effective Time.

14. THIS COURT ORDERS that SFC, the Monitor and the Initial Consenting Noteholders are hereby authorized and empowered to exercise all such consent and approval rights in the manner set forth in the Plan, whether prior to or after implementation of the Plan.

15. THIS COURT ORDERS that from and after the Plan Implementation Date, and for the purposes of the Plan only, (i) if SFC does not have the ability or the capacity pursuant to Applicable Law to provide its agreement, waiver, consent or approval to any matter requiring SFC’s agreement, waiver, consent or approval under this Plan, such agreement, waiver consent or approval may be provided by the Monitor; and (ii) if SFC does not have the ability or the capacity pursuant to Applicable Law to provide its agreement, waiver, consent or approval to any matter requiring SFC’s agreement, waiver, consent or approval under this Plan, and the Monitor has been discharged pursuant to an Order, such agreement, waiver consent or approval shall be deemed not to be necessary.

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COMPROMISE OF CLAIMS AND EFFECT OF PLAN

16. THIS COURT ORDERS AND DECLARES that, pursuant to and in accordance with the terms of the Plan, on the Plan Implementation Date, any and all Affected Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred, subject only to the right of the applicable Persons to receive the distributions and interests to which they are entitled pursuant to the Plan.

17. THIS COURT ORDERS AND DECLARES that, pursuant to and in accordance with the terms of the Plan, on the Plan Implementation Date and at the time specified in Section 6.4 of the Plan, all accrued and unpaid interest owing on, or in respect of, or as part of, Affected Creditor Claims (including any Accrued Interest on the Notes and any interest accruing on the Notes or any Ordinary Affected Creditor Claim after the Filing Date) shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred for no consideration and no Person shall have any entitlement to any such accrued and unpaid interest.

18. THIS COURT ORDERS AND DECLARES that, on the Plan Implementation Date, the ability of any Person to proceed against SFC or the Subsidiaries in respect of any Released Claims shall be forever discharged, barred and restrained, and all proceedings with respect to, in connection with, or relating to any such matter shall be permanently stayed.

19. THIS COURT ORDERS that each Affected Creditor is hereby deemed to have consented to all of the provisions of the Plan, in its entirety, and each Affected Creditor is hereby deemed to have executed and delivered to SFC all consents, releases, assignments and waivers, statutory or otherwise, required to implement and carry out the Plan in its entirety.

20. THIS COURT ORDERS that, on the Plan Implementation Date and at the time specified in Section 6.4 of the Plan, the SFC Assets (including for greater certainty the Direct Subsidiary Shares, the SFC Intercompany Claims and all other SFC Assets assigned, transferred and conveyed to Newco and/or Newco II pursuant to section 6.4 of the Plan) shall vest in the Person to whom such assets are being assigned, transferred and conveyed, in accordance with the terms of the Plan, free and clear of and from any and all Charges, Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims), D&O Claims, D&O Indemnity Claims, Section 5.1(2) D&O Claims, Conspiracy Claims, Continuing Other D&O

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Claims, Non-Released D&O Claims, Affected Claims, Class Action Claims, Class Action Indemnity Claims, claims or rights of any kind in respect of the Notes or the Note Indentures, and any right or claim that is based in whole or in part on facts, underlying transactions, Causes of Action or events relating to the Restructuring Transaction, the CCAA Proceedings or any of the foregoing, and any guarantees or indemnities with respect to any of the foregoing. Any Encumbrances or claims affecting, attaching to or relating to the SFC Assets in respect of the foregoing are and shall be deemed to be irrevocably expunged and discharged as against the SFC Assets, and no such Encumbrances or claims shall be pursued or enforceable as against Newco, Newco II or any other Person.

21. THIS COURT ORDERS that any securities, interests, rights or claims pursuant to the Plan, including the Newco Shares, the Newco Notes and the Litigation Trust Interests, issued, assigned, transferred or conveyed pursuant to the Plan will be free and clear of and from any and all Charges, Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims), D&O Claims, D&O Indemnity Claims, Affected Claims, Section 5.1(2) D&O Claims, Conspiracy Claims, Continuing Other D&O Claims, Non-Released D&O Claims, Class Action Claims, Class Action Indemnity Claims, claims or rights of any kind in respect of the Notes or the Note Indentures, and any right or claim that is based in whole or in part on facts, underlying transactions, causes of action or events relating to the Restructuring Transaction, the CCAA Proceedings or any of the foregoing, and any guarantees or indemnities with respect to any of the foregoing.

22. THIS COURT ORDERS that the Litigation Trust Agreement is hereby approved and deemed effective as of the Plan Implementation Date, including with respect to the transfer, assignment and delivery of the Litigation Trust Claims to the Litigation Trustee which shall, and are hereby deemed to, occur on and as of the Plan Implementation Date. For greater certainty, the Litigation Trust Claims transferred, assigned and delivered to the Litigation Trustee shall not include any Excluded Litigation Trust Claims and all Affected Creditors shall be deemed to have consented to the release of any such Excluded Litigation Trust Claims pursuant to the Plan.

23. THIS COURT ORDERS that section 36.1 of the CCAA, sections 95 to 101 of the BIA and any other federal or provincial Law relating to preferences, fraudulent conveyances or transfers at undervalue, shall not apply to the Plan or to any payments, distributions, transfers,

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allocations or transactions made or completed in connection with the restructuring and recapitalization of SFC, whether before or after the Filing Date, including, without limitation, to any and all of the payments, distributions, transfers, allocations or transactions contemplated by and to be implemented pursuant to the Plan.

24. THIS COURT ORDERS that the articles of reorganization to be filed by SFC pursuant to section 191 of the CBCA, substantially in the form attached as Schedule “C” hereto, are hereby approved, and SFC is hereby authorized to file the articles of reorganization with the Director (as defined in the CBCA).

25. THIS COURT ORDERS that on the Equity Cancellation Date, or such other date as agreed to by the Monitor, SFC and the Initial Consenting Noteholders, all Existing Shares and other Equity Interests shall be fully, finally and irrevocably cancelled.

26. THIS COURT ORDERS AND DECLARES that the Newco Shares shall be and are hereby deemed to have been validly authorized, created, issued and outstanding as fully-paid and non-assessable shares in the capital of Newco as of the Effective Time.

27. THIS COURT ORDERS AND DECLARES that upon the Plan Implementation Date the initial Newco Share in the capital of Newco held by the Initial Newco Shareholder shall be deemed to have been redeemed and cancelled for no consideration.

28. THIS COURT ORDERS AND DECLARES that it was advised prior to the hearing in respect of the Plan Sanction Order that the Plan Sanction Order will be relied upon by SFC and Newco as an approval of the Plan for the purpose of relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to section 3(a)(10) thereof for the issuance of the Newco Shares, Newco Notes and, to the extent they may be deemed to be securities, the Litigation Trust Interests, and any other securities to be issued pursuant to the Plan.

STAY OF PROCEEDINGS

29. THIS COURT ORDERS that all obligations, agreements or leases to which (i) SFC remains a party on the Plan Implementation Date, or (ii) Newco and/or Newco II becomes a party as a result of the conveyance of the SFC Assets to Newco and the further conveyance of

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the SFC Assets to Newco II on the Plan Implementation Date, shall be and remain in full force and effect, unamended, as at the Plan Implementation Date and no party to any such obligation, agreement or lease shall on or following the Plan Implementation Date, accelerate, terminate, refuse to renew, rescind, refuse to perform or otherwise disclaim or resiliate its obligations thereunder, or enforce or exercise (or purport to enforce or exercise) any right or remedy under or in respect of any such obligation, agreement or lease, (including any right of set-off, dilution or other remedy), or make any demand against SFC, Newco, Newco II, any Subsidiary or any other Person under or in respect of any such agreement with Newco, Newco II or any Subsidiary, by reason:

(a)	of any event which occurred prior to, and not continuing after, the Plan Implementation Date, or which is or continues to be suspended or waived under the Plan, which would have entitled any other party thereto to enforce those rights or remedies;

(b)	that SFC sought or obtained relief under the CCAA or by reason of any steps or actions taken as part of the CCAA Proceeding or this Plan Sanction Order or prior orders of this Court;

(c)	of any default or event of default arising as a result of the financial condition or insolvency of SFC;

(d)	of the completion of any of the steps, actions or transactions contemplated under the Plan, including, without limitation, the transfer, conveyance and assignment of the SFC Assets to Newco and the further transfer, conveyance and assignment of the SFC Assets by Newco to Newco II; or

(e)	of any steps, compromises, releases, discharges, cancellations, transactions, arrangements or reorganizations effected pursuant to the Plan.

30. THIS COURT ORDERS that from and after the Plan Implementation Date, any and all Persons shall be and are hereby stayed from commencing, taking, applying for or issuing or continuing any and all steps or proceedings, including without limitation, administrative hearings and orders, declarations or assessments, commenced, taken or proceeded with or that may be commenced, taken or proceed with to advance any Released Claims.

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31. THIS COURT ORDERS that between (i) the Plan Implementation Date and (ii) the earlier of the Ernst & Young Settlement Date or such other date as may be ordered by the Court on a motion to the Court on reasonable notice to Ernst & Young, any and all Persons shall be and are hereby stayed from commencing, taking, applying for or issuing or continuing any and all steps or proceedings against Ernst & Young (other than all steps or proceedings to implement the Ernst & Young Settlement) pursuant to the terms of the Order of the Honourable Justice Morawetz dated May 8, 2012, provided that no steps or proceedings against Ernst & Young by the Ontario Securities Commission or by staff of the Ontario Securities Commission under the Securities Act (Ontario) shall be stayed by this Order.

RELEASES

32. THIS COURT ORDERS that, subject to section 7.2 of the Plan, all of the following shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date at the time or times and in the manner set forth in section 6.4 of the Plan:

(a)	all Affected Claims, including, without limitation, all Affected Creditor Claims, Equity Claims, D&O Claims (other than Section 5.1(2) D&O Claims, Conspiracy Claims, Continuing Other D&O Claims and Non-Released D&O Claims), D&O Indemnity Claims (except as set forth in section 7.1(d) of the Plan) and Noteholder Class Action Claims (other than the Continuing Noteholder Class Action Claims);

(b)	all Claims of the Ontario Securities Commission or any other Governmental Entity that have or could give rise to a monetary liability, including, without limitation, fines, awards, penalties, costs, claims for reimbursement or other claims having a monetary value;

(c)	all Class Action Claims (including, without limitation, the Noteholder Class Action Claims) against SFC, the Subsidiaries or the Named Directors or Officers of SFC or the Subsidiaries (other than Class Action Claims that are Section 5.1(2) D&O Claims, Conspiracy Claims or Non-Released D&O Claims);

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(d)	all Class Action Indemnity Claims (including, without limitation, related D&O Indemnity Claims), other than any Class Action Indemnity Claim by the Third Party Defendants against SFC in respect of the Indemnified Noteholder Class Action Claims (including, without limitation, any D&O Indemnity Claim in that respect), which shall be limited to the Indemnified Noteholder Class Action Limit pursuant to the releases set out in section 7.1(f) of the Plan and the injunctions set out in section 7.3 of the Plan;

(e)	any portion or amount of liability of the Third Party Defendants for the Indemnified Noteholder Class Action Claims (on a collective, aggregate basis in reference to all Indemnified Noteholder Class Action Claims together) that exceeds the Indemnified Noteholder Class Action Limit;

(f)	any portion or amount of liability of the Underwriters for the Noteholder Class Action Claims (other than any Noteholder Class Action Claims against the Underwriters for fraud or criminal conduct) (on a collective, aggregate basis in reference to all such Noteholder Class Action Claims together) that exceeds the Indemnified Noteholder Class Action Limit;

(g)	any portion or amount of, or liability of SFC for, any Class Action Indemnity Claims by the Third Party Defendants against SFC in respect of the Indemnified Noteholder Class Action Claims (on a collective, aggregate basis in reference to all such Noteholder Class Action Claims together) to the extent that such Class Action Indemnity Claims exceed the Indemnified Noteholder Class Action Limit;

(h)	any and all Excluded Litigation Trust Claims;

(i)

any and all Causes of Action against Newco, Newco II, the directors and officers of Newco, the directors and officers of Newco II, the Noteholders, members of the ad hoc committee of Noteholders, the Trustees, the Transfer Agent, the Monitor, FTI Consulting Canada Inc., FTI HK, counsel for the current Directors of SFC, counsel for the Monitor, counsel for the Trustees, the SFC Advisors, the Noteholder Advisors, and each and every member (including, without limitation, members of any committee or governance council), partner or employee of any of the foregoing, for or in connection with or in any way relating to: any Claims (including, without limitation, notwithstanding anything to the contrary herein, any Unaffected Claims);

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Affected Claims; Section 5.1(2) D&O Claims; Conspiracy Claims; Continuing Other D&O Claims; Non-Released D&O Claims; Class Action Claims; Class Action Indemnity Claims; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, claims for contribution, share pledges or Encumbrances related to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares, Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries;

(j)	any and all Causes of Action against Newco, Newco II, the directors and officers of Newco, the directors and officers of Newco II, the Noteholders, members of the ad hoc committee of Noteholders, the Trustees, the Transfer Agent, the Monitor, FTI Consulting Canada Inc., FTI HK, the Named Directors and Officers, counsel for the current Directors of SFC, counsel for the Monitor, counsel for the Trustees, the SFC Advisors, the Noteholder Advisors, and each and every member (including, without limitation, members of any committee or governance council), partner or employee of any of the foregoing, based in whole or in part on any act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing or other occurrence existing or taking place on or prior to the Plan Implementation Date (or, with respect to actions taken pursuant to the Plan after the Plan Implementation Date, the date of such actions) in any way relating to, arising out of, leading up to, for, or in connection with the CCAA Proceeding, RSA, the Restructuring Transaction, the Plan, any proceedings commenced with respect to or in connection with the Plan, or the transactions contemplated by the RSA and the Plan, including, without limitation, the creation of Newco and/or Newco II and the creation, issuance or distribution of the Newco Shares, the Newco Notes, the Litigation Trust or the Litigation Trust Interests, provided that nothing in this paragraph shall release or discharge any of the Persons listed in this paragraph from or in respect of any obligations any of them may have under or in respect of the RSA, the Plan or under or in respect of any of Newco, Newco II, the Newco Shares, the Newco Notes, the Litigation Trust or the Litigation Trust Interests, as the case may be;

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(k)	any and all Causes of Action against the Subsidiaries for or in connection with any Claim (including, without limitation, notwithstanding anything to the contrary herein, any Unaffected Claim); any Affected Claim (including, without limitation, any Affected Creditor Claim, Equity Claim, D&O Claim, D&O Indemnity Claim and Noteholder Class Action Claim); any Section 5.1(2) D&O Claim; any Conspiracy Claim; any Continuing Other D&O Claim; any Non-Released D&O Claim; any Class Action Claim; any Class Action Indemnity Claim; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, share pledges or Encumbrances relating to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares, Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries; any right or claim in connection with or liability for the RSA, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC and the Subsidiaries (whenever or however conducted), the administration and/or management of SFC and the Subsidiaries, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any indemnification obligation to Directors or Officers of SFC or the Subsidiaries pertaining to SFC, the Notes, the Note Indentures, the Existing Shares, the Equity Interests, any other securities of SFC or any other right, claim or liability for or in connection with the RSA, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC (whenever or however conducted), the administration and/or management of SFC, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any guaranty, indemnity or claim for contribution in respect of any of the foregoing; and any Encumbrance in respect of the foregoing;

(l)	all Subsidiary Intercompany Claims as against SFC (which are assumed by Newco and then Newco II pursuant to the Plan);

(m)	any entitlements of Ernst & Young to receive distributions of any kind (including, without limitation, Newco Shares, Newco Notes and Litigation Trust Interests) under this Plan;

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(n)	any entitlements of the Underwriters to receive distributions of any kind (including, without limitation, Newco Shares, Newco Notes and Litigation Trust Interests) under this Plan; and

(o)	any entitlements of the Named Third Party Defendants to receive distributions of any kind (including, without limitation, Newco Shares, Newco Notes and Litigation Trust Interests) under this Plan.

33. THIS COURT ORDERS that nothing in the Plan nor in this Plan Sanction Order shall waive, compromise, release, discharge, cancel or bar any of the claims listed in section 7.2 of the Plan.

34. THIS COURT ORDERS that, for greater certainty, nothing in the Plan nor in this Plan Sanction Order shall release any obligations of the Subsidiaries owed to (i) any employees, directors or officers of those Subsidiaries in respect of any wages or other compensation related arrangements, or (ii) to suppliers and trade creditors of the Subsidiaries in respect of goods or services supplied to the Subsidiaries.

35. THIS COURT ORDERS that any guarantees, indemnities, Encumbrances or other obligations owing by or in respect of SFC relating to the Notes or the Note Indentures shall be and are hereby deemed to be released, discharged and cancelled.

36. THIS COURT ORDERS that the Trustees are hereby authorized and directed to release, discharge and cancel any guarantees, indemnities, Encumbrances or other obligations owing by or in respect of any Subsidiary relating to the Notes or the Note Indentures.

37. THIS COURT ORDERS that any claims against the Named Directors and Officers in respect of Section 5.1(2) D&O Claims or Conspiracy Claims shall be limited to recovery from any insurance proceeds payable in respect of such Section 5.1(2) D&O Claims or Conspiracy Claims, as applicable, pursuant to the Insurance Policies, and Persons with any such Section 5.1(2) D&O Claims against Named Directors and Officers or Conspiracy Claims against Named Directors and Officers shall have no right to, and shall not, make any claim or seek any recoveries from any Person, (including SFC, any of the Subsidiaries, Newco or Newco II), other than enforcing such Persons’ rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s).

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38. THIS COURT ORDERS that all Persons are permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Time, with respect to any and all Released Claims, from (i) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits, demands or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against the Released Parties; (ii) enforcing, levying, attaching, collecting or otherwise recovering or enforcing by any manner or means, directly or indirectly, any judgment, award, decree or order against the Released Parties or their property; (iii) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits or demands, including without limitation, by way of contribution or indemnity or other relief, in common law, or in equity, breach of trust or breach of fiduciary duty or under the provisions of any statute or regulation, or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against any Person who makes such a claim or might reasonably be expected to make such a claim, in any manner or forum, against one or more of the Released Parties; (iv) creating, perfecting, asserting or otherwise enforcing, directly or indirectly, any lien or encumbrance of any kind against the Released Parties or their property; or (v) taking any actions to interfere with the implementation or consummation of this Plan; provided, however, that the foregoing shall not apply to the enforcement of any obligations under the Plan.

39. THIS COURT ORDERS AND DECLARES that from and after the Plan Implementation Date, (i) subject to the prior consent of the Initial Consenting Noteholders and the terms of the Litigation Trust Agreement, each of the Litigation Trustee and the Monitor shall have the right to seek and obtain an order from any court of competent jurisdiction, including an Order of the Court in the CCAA or otherwise, that gives effect to any releases of any Litigation Trust Claims agreed to by the Litigation Trustee in accordance with the Litigation Trust Agreement, and (ii) all Affected Creditors shall be deemed to consent to any such treatment of any Litigation Trust Claims.

40. THIS COURT ORDERS that the Ernst & Young Settlement and the release of the Ernst & Young Claims pursuant to section 11.1 of the Plan shall become effective upon the satisfaction of the following conditions precedent:

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(a)	approval by this Honourable Court of the terms of the Ernst & Young Settlement, including the terms and scope of the Ernst & Young Release and the Settlement Trust Order;

(b)	issuance by this Honourable Court of the Settlement Trust Order;

(c)	the granting of orders under Chapter 15 of the United States Bankruptcy Code recognizing and enforcing the Sanction Order and the Settlement Trust Order and any court orders necessary in the United States to approve the Ernst & Young Settlement and any other necessary ancillary order;

(d)	any other order necessary to give effect to the Ernst & Young Settlement (the orders referenced in (c) and (d) being collectively the “Ernst & Young Orders”);

(e)	the fulfillment of all conditions precedent in the Ernst & Young Settlement and the fulfillment by the Ontario Class Action Plaintiffs of all of their obligations thereunder;

(f)	the Sanction Order, the Settlement Trust Order and all Ernst & Young Orders being final orders and not subject to further appeal or challenge; and

(g)	the payment by Ernst & Young of the settlement amount as provided in the Ernst & Young Settlement to the trust established pursuant to the Settlement Trust Order,

Upon the foregoing conditions precedent having been satisfied and upon receipt of a certificate from Ernst & Young confirming it has paid the settlement amount to the Settlement Trust in accordance with the Ernst & Young Settlement and the trustee of the Settlement Trust confirming receipt of such settlement amount, the Monitor shall be authorized and directed to deliver to Ernst & Young the Monitor’s Ernst & Young Settlement Certificate and the Monitor shall file the Monitor’s Ernst & Young Settlement Certificate with this Honourable Court after delivery of such certificate to Ernst & Young, all as provided for in section 11.1 of the Plan.

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41. THIS COURT ORDERS that any Named Third Party Defendant Settlement, Named Third Party Defendant Settlement Order and Named Third Party Defendant Release, the terms and scope of which remain in each case subject to future court approval in accordance with the Plan, shall only become effective after the Plan Implementation Date and upon the satisfaction of the conditions precedent to the applicable Named Third Party Defendant Settlement and the delivery of the applicable Monitor’s Named Third Party Settlement Certificate to the applicable Named Third Party Defendant, all as set forth in section 11.2 of the Plan.

THE MONITOR

42. THIS COURT ORDERS that the Monitor, in addition to its prescribed rights and obligations under the CCAA and the powers provided to the Monitor herein and in the Plan, shall be and is hereby authorized, directed and empowered to perform its functions and fulfill its obligations under the Plan to facilitate the implementation of the Plan.

43. THIS COURT ORDERS that the Monitor shall not make any payment from the Monitor’s Post-Implementation Reserve to any third party professional services provider (other than its counsel) that exceeds $250,000 (alone or in a series of related payments) without the prior consent of the Initial Consenting Noteholders or an Order of this Court.

44. THIS COURT ORDERS that: (i) in carrying out the terms of this Plan Sanction Order and the Plan, the Monitor shall have all the protections given to it by the CCAA, the Initial Order, the Order of this Court dated April 20, 2012 expanding the powers of the Monitor, and as an officer of the Court, including the stay of proceedings in its favour; (ii) the Monitor shall incur no liability or obligation as a result of carrying out the provisions of this Plan Sanction Order and/or the Plan, save and except for any gross negligence or wilful misconduct on its part; (iii) the Monitor shall be entitled to rely on the books and records of SFC and any information provided by SFC without independent investigation; and (iv) the Monitor shall not be liable for any claims or damages resulting from any errors or omissions in such books, records or information.

45. THIS COURT ORDERS that upon completion by the Monitor of its duties in respect of SFC pursuant to the CCAA, the Plan and the Orders, the Monitor may file with the Court a certificate stating that all of its duties in respect of SFC pursuant to the CCAA, the Plan and the Orders have been completed and thereupon, FTI Consulting Canada Inc. shall be deemed to be discharged from its duties as Monitor and released of all claims relating to its activities as Monitor.

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46. THIS COURT ORDERS that in no circumstances will the Monitor have any liability for any of SFC’s tax liabilities, if any, regardless of how or when such liabilities may have arisen.

47. THIS COURT ORDERS that, subject to the due performance of its obligations as set forth in the Plan and subject to its compliance with any written directions or instructions of the Monitor and/or directions of the Court in the manner set forth in the Plan, SFC Escrow Co. shall have no liabilities whatsoever arising from the performance of its obligations under the Plan.

RESERVES AND OTHER AMOUNTS

48. THIS COURT ORDERS AND DECLARES that the amount of each of the Indemnified Noteholder Class Action Limit, the Litigation Funding Amount, the Unaffected Claims Reserve, the Administration Charge Reserve, the Monitor’s Post-Implementation Reserve and the Unresolved Claims Reserve, is as provided for in the Plan, the Plan Supplement or in Schedule “D” hereto, or such other amount as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders, as applicable, in accordance with the terms of the Plan.

49. THIS COURT ORDERS that Goodmans LLP, in its capacity as counsel to the Initial Consenting Noteholders, shall be permitted to apply for an Order of the Court at any time directing the Monitor to make distributions from the Monitor’s Post-Implementation Reserve.

50. THIS COURT ORDERS AND DECLARES that, on the Plan Implementation Date, at the time or times and in the manner set forth in section 6.4 of the Plan, each of the Charges shall be discharged, released and cancelled, and any obligations secured thereby shall be satisfied pursuant to section 4.2(b) of the Plan, and from and after the Plan Implementation Date the Administration Charge Reserve shall stand in place of the Administration Charge as security for the payment of any amounts secured by the Administration Charge.

51. THIS COURT ORDERS AND DECLARES that any Unresolved Claims that exceed $1 million shall not be accepted or resolved without further Order of the Court. All parties with Unresolved Claims shall have standing in any proceeding with respect to the determination or status of any other Unresolved Claim. Counsel to the Initial Consenting Noteholders, Goodmans LLP, shall continue to have standing in any such proceeding on behalf of the Initial Consenting Noteholders, in their capacity as Affected Creditors with Proven Claims.

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DOCUMENT PRESERVATION

52. THIS COURT ORDERS AND DECLARES that, prior to the Effective Time, SFC shall: (i) preserve or cause to be preserved copies of any documents (as such term is defined in the Rules of Civil Procedure (Ontario)) that are relevant to the issues raised in the Class Actions; and (ii) make arrangements acceptable to SFC, the Monitor, the Initial Consenting Noteholders, counsel to Ontario Class Action Plaintiffs, counsel to Ernst & Young, counsel to the Underwriters and counsel to the Named Third Party Defendants to provide the parties to the Class Actions with access thereto, subject to customary commercial confidentiality, privilege or other applicable restrictions, including lawyer-client privilege, work product privilege and other privileges or immunities, and to restrictions on disclosure arising from s. 16 of the Securities Act (Ontario) and comparable restrictions on disclosure in other relevant jurisdictions, for purposes of prosecuting and/or defending the Class Actions, as the case may be, provided that nothing in the foregoing reduces or otherwise limits the parties’ rights to production and discovery in accordance with the Rules of Civil Procedure (Ontario) and the Class Proceedings Act, 1992 (Ontario).

EFFECT, RECOGNITION AND ASSISTANCE

53. THIS COURT ORDERS that nothing in this Plan Sanction Order or as a result of the implementation of the Plan shall affect the standing any Person has at the date of this Plan Sanction Order in respect of the CCAA Proceeding or the Litigation Trust.

54. THIS COURT ORDERS that the transfer, assignment and delivery to the Litigation Trustee pursuant to the Litigation Trust of (i) rights, title and interests in and to the Litigation Trust Claims and (ii) all respective rights, title and interests in and to any lawyer-client privilege, work product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) associated with the Litigation Trust Claims, regardless of whether such documents or copies thereof have been requested by the Litigation Trustee pursuant to the Litigation Trust Agreement (collectively, the “Privileges”) shall not constitute a waiver of any such Privileges, and that such Privileges are expressly maintained.

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55. THIS COURT ORDERS that the current directors of SFC shall be deemed to have resigned on the Plan Implementation Date. The current directors of SFC shall have no liability in such capacity for any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, orders, including, without limitation, for injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Person may be entitled to assert, whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, arising on or after the Plan Implementation Date.

56. THIS COURT ORDERS that SFC and the Monitor may apply to this Court for advice and direction with respect to any matter arising from or under the Plan or this Plan Sanction Order.

57. THIS COURT ORDERS that this Plan Sanction Order shall have full force and effect in all provinces and territories of Canada and abroad as against all persons and parties against whom it may otherwise be enforced.

58. THIS COURT ORDERS that, from and after the Plan Implementation Date, the Monitor is hereby authorized and appointed to act as the foreign representative in respect of the within proceedings for the purposes of having these proceedings recognized in the United States pursuant to chapter 15 of title 11 of the United States Code.

59. THIS COURT ORDERS that, as promptly as practicable following the Plan Implementation Date, but in no event later than the third Business Day following the Plan Implementation Date, the Monitor, as the foreign representative of SFC and of the within proceedings, is hereby authorized and directed to commence a proceeding in a court of competent jurisdiction in the United States seeking recognition of the Plan and this Plan Sanction Order and confirming that the Plan and this Plan Sanction Order are binding and effective in the United States.

60. THIS COURT HEREBY REQUESTS the aid and recognition of any court or any judicial, regulatory or administrative body having jurisdiction in Canada, the United States, Barbados, the British Virgin Islands, Cayman Islands, Hong Kong, the People’s Republic of

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China or in any other foreign jurisdiction, to give effect to this Plan Sanction Order and to assist SFC, the Monitor and their respective agents in carrying out the terms of this Plan Sanction Order. All courts, tribunals, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to SFC and to the Monitor, as an officer of this Court, as may be necessary or desirable to give effect to this Plan Sanction Order, to grant representative status to the Monitor in any foreign proceeding, or to assist SFC and the Monitor and their respective agents in carrying out the terms of this Plan Sanction Order.

61. THIS COURT ORDERS that each of SFC and the Monitor shall, following consultation with Goodmans LLP, be at liberty, and is hereby authorized and empowered, to make such further applications, motions or proceedings to or before such other courts and judicial, regulatory and administrative bodies, and take such steps in Canada, the United States of America, the British Virgin Islands, Cayman Islands, Hong Kong, the People’s Republic of China or in any other foreign jurisdiction, as may be necessary or advisable to give effect to this Plan Sanction Order and any other Order granted by this Court, including for recognition of this Plan Sanction Order and for assistance in carrying out its terms.

62. THIS COURT ORDERS that this Plan Sanction Order shall be posted on the Monitor’s Website at http://cfcanada.fticonsulting.com/sfc and only be required to be served upon the parties on the Service List and those parties who appeared at the hearing of the motion for this Plan Sanction Order.

63. THIS COURT ORDERS AND DECLARES that any conflict or inconsistency between the Plan and this Plan Sanction Order shall be governed by the terms, conditions and provisions of the Plan, which shall take precedence and priority.

ENTERED AT/INSCRIT À TORONTO

ON / BOOK NO.:

LE / DANS LE REGISTRE NO.:

DEC 12 2012

            /Signature/

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Schedule “A”

21

Court File No. CV-12-9667-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE AND

ARRANGEMENT OF SINO-FOREST

CORPORATION

APPLICANT

PLAN OF COMPROMISE AND REORGANIZATION

pursuant to the Companies’ Creditors Arrangement Act

and the Canada Business Corporations Act

concerning, affecting and involving

SINO-FOREST CORPORATION

December 3, 2012

ARTICLE 1 INTERPRETATION		4
1.1	Definitions	4
1.2	Certain Rules of Interpretation	25
1.3	Currency	26
1.4	Successors and Assigns	26
1.5	Governing Law	26
1.6	Schedule “A”	26

ARTICLE 2 PURPOSE AND EFFECT OF THE PLAN		26
2.1	Purpose	26
2.2	Claims Affected	27
2.3	Unaffected Claims against SFC Not Affected	27
2.4	Insurance	27
2.5	Claims Procedure Order	29

ARTICLE 3 CLASSIFICATION, VOTING AND RELATED MATTERS		29
3.1	Claims Procedure	29
3.2	Classification	29
3.3	Unaffected Creditors	29
3.4	Creditors’ Meeting	29
3.5	Approval by Creditors	30

ARTICLE 4 DISTRIBUTIONS, PAYMENTS AND TREATMENT OF CLAIMS		30
4.1	Affected Creditors	30
4.2	Unaffected Creditors	30
4.3	Early Consent Noteholders	31
4.4	Noteholder Class Action Claimants	31
4.5	Equity Claimants	34
4.6	Claims of the Trustees and Noteholders	34
4.7	Claims of the Third Party Defendants	34
4.8	Defence Costs	34
4.9	D&O Claims	35
4.10	Intercompany Claims	36
4.11	Entitlement to Litigation Trust Interests	37
4.12	Litigation Trust Claims	37
4.13	Multiple Affected Claims	38
4.14	Interest	38
4.15	Existing Shares	39
4.16	Canadian Exempt Plans	39

ARTICLE 5 DISTRIBUTION MECHANICS		39
5.1	Letters of Instruction	39
5.2	Distribution Mechanics with respect to Newco Shares and Newco Notes	40
5.3	Allocation of Litigation Trust Interests	44
5.4	Treatment of Undeliverable Distributions	45
5.5	Procedure for Distributions Regarding Unresolved Claims	45

5.6	Tax Refunds	47
5.7	Final Distributions from Reserves	47
5.8	Other Payments and Distributions	48
5.9	Note Indentures to Remain in Effect Solely for Purpose of Distributions	48
5.10	Assignment of Claims for Distribution Purposes	48
5.11	Withholding Rights	49
5.12	Fractional Interests	50
5.13	Further Direction of the Court	50

ARTICLE 6 RESTRUCTURING TRANSACTION		50
6.1	Corporate Actions	50
6.2	Incorporation of Newco and Newco II	50
6.3	Incorporation of SFC Escrow Co.	51
6.4	Plan Implementation Date Transactions	52
6.5	Cancellation of Existing Shares and Equity Interests	58
6.6	Transfers and Vesting Free and Clear	59

ARTICLE 7 RELEASES		60
7.1	Plan Releases	60
7.2	Claims Not Released	63
7.3	Injunctions	64
7.4	Timing of Releases and Injunctions	64
7.5	Equity Class Action Claims Against the Third Party Defendants	64

ARTICLE 8 COURT SANCTION		65
8.1	Application for Sanction Order	65
8.2	Sanction Order	65

ARTICLE 9 CONDITIONS PRECEDENT AND IMPLEMENTATION		69
9.1	Conditions Precedent to Implementation of the Plan	69
9.2	Monitor’s Certificate of Plan Implementation	75

ARTICLE 10 ALTERNATIVE SALE TRANSACTION		76
10.1	Alternative Sale Transaction	76

ARTICLE 11 SETTLEMENT OF CLAIMS AGAINST THIRD PARTY DEFENDANTS		77
11.1	Ernst & Young	77
11.2	Named Third Party Defendants	78

ARTICLE 12 GENERAL		79
12.1	Binding Effect	79
12.2	Waiver of Defaults	79
12.3	Deeming Provisions	80
12.4	Non-Consummation	80
12.5	Modification of the Plan	81
12.6	Actions and Approvals of SFC after Plan Implementation	81
12.7	Consent of the Initial Consenting Noteholders	82

12.8	Claims Not Subject to Compromise	82
12.9	Paramountcy	83
12.10	Foreign Recognition	83
12.11	Severability of Plan Provisions	83
12.12	Responsibilities of the Monitor	84
12.13	Different Capacities	84
12.14	Notices	84
12.15	Further Assurances	86

PLAN OF COMPROMISE AND REORGANIZATION

WHEREAS Sino-Forest Corporation (“SFC”) is insolvent;

AND WHEREAS, on March 30, 2012 (the “Filing Date”), the Honourable Justice Morawetz of the Ontario Superior Court of Justice (Commercial List) (the “Court”) granted an initial Order in respect of SFC (as such Order may be amended, restated or varied from time to time, the “Initial Order”) pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”) and the Canada Business Corporation Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”);

AND WHEREAS, on August 31, 2012, the Court granted a Plan Filing and Meeting Order (as such Order may be amended, restated or varied from time to time, the “Meeting Order”) pursuant to which, among other things, SFC was authorized to file this plan of compromise and reorganization and to convene a meeting of affected creditors to consider and vote on this plan of compromise and reorganization.

NOW THEREFORE, SFC hereby proposes this plan of compromise and reorganization pursuant to the CCAA and CBCA.

ARTICLE 1

INTERPRETATION

1.1 Definitions

In the Plan, unless otherwise stated or unless the subject matter or context otherwise requires:

“2013 Note Indenture” means the indenture dated as of July 23, 2008, by and between SFC, the entities listed as subsidiary guarantors therein, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented.

“2014 Note Indenture” means the indenture dated as of July 27, 2009, by and between SFC, the entities listed as subsidiary guarantors therein, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented.

“2016 Note Indenture” means the indenture dated as of December 17, 2009, by and between SFC, the entities listed as subsidiary guarantors therein, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented.

“2017 Note Indenture” means the indenture dated as of October 21, 2010, by and between SFC, the entities listed as subsidiary guarantors therein, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented.

“2013 Notes” means the aggregate principal amount of US$345,000,000 of 5.00% Convertible Senior Notes Due 2013 issued pursuant to the 2013 Note Indenture.

“2014 Notes” means the aggregate principal amount of US$399,517,000 of 10.25% Guaranteed Senior Notes Due 2014 issued pursuant to the 2014 Note Indenture.

“2016 Notes” means the aggregate principal amount of US$460,000,000 of 4.25% Convertible Senior Notes Due 2016 issued pursuant to the 2016 Note Indenture.

“2017 Notes” means the aggregate principal amount of US$600,000,000 of 6.25% Guaranteed Senior Notes Due 2017 issued pursuant to the 2017 Note Indenture.

“Accrued Interest” means, in respect of any series of Notes, all accrued and unpaid interest on such Notes, at the regular rates provided in the applicable Note Indentures, up to and including the Filing Date.

“Administration Charge” has the meaning ascribed thereto in the Initial Order.

“Administration Charge Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date in the amount of $500,000 or such other amount as agreed to by the Monitor and the Initial Consenting Noteholders, which cash reserve: (i) shall be maintained and administered by the Monitor, in trust, for the purpose of paying any amounts secured by the Administration Charge; and (ii) upon the termination of the Administration Charge pursuant to the Plan, shall stand in place of the Administration Charge as security for the payment of any amounts secured by the Administration Charge.

“Affected Claim” means any Claim, D&O Claim or D&O Indemnity Claim that is not: an Unaffected Claim; a Section 5.1(2) D&O Claim; a Conspiracy Claim; a Continuing Other D&O Claim; a Non-Released D&O Claim; or a Subsidiary Intercompany Claim, and “Affected Claim” includes any Class Action Indemnity Claim. For greater certainty, all of the following are Affected Claims: Affected Creditor Claims; Equity Claims; Noteholder Class Action Claims (other than the Continuing Noteholder Class Action Claims); and Class Action Indemnity Claims.

“Affected Creditor” means a Person with an Affected Creditor Claim, but only with respect to and to the extent of such Affected Creditor Claim.

“Affected Creditor Claim” means any Ordinary Affected Creditor Claim or Noteholder Claim.

“Affected Creditors Class” has the meaning ascribed thereto in section 3.2(a) hereof.

“Affected Creditors Equity Sub-Pool” means an amount of Newco Shares representing 92.5% of the Newco Equity Pool.

“Alternative Sale Transaction” has the meaning ascribed thereto in section 10.1 hereof.

“Alternative Sale Transaction Consideration” has the meaning ascribed thereto in section 10.1 hereof.

“Applicable Law” means any applicable law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in Canada, the United States, Hong Kong, the PRC or any other country, or any domestic or foreign state, county, province, city or other political subdivision or of any Governmental Entity.

“Auditors” means the former auditors of SFC that are named as defendants to the Class Actions Claims, including for greater certainty Ernst & Young LLP and BDO Limited.

“Barbados Loans” means the aggregate amount outstanding at the date hereof pursuant to three loans made by SFC Barbados to SFC in the amounts of US$65,997,468.10 on February 1, 2011, US$59,000,000 on June 7, 2011 and US$176,000,000 on June 7, 2011.

“Barbados Property” has the meaning ascribed thereto in section 6.4(j) hereof.

“BIA” means the Bankruptcy and Insolvency Act, R. S. C. 1985, c. B-3.

“Business Day” means a day, other than Saturday, Sunday or a statutory holiday, on which banks are generally open for business in Toronto, Ontario.

“Canadian Tax Act” means the Income Tax Act (Canada) and the Income Tax Regulations, in each case as amended from time to time.

“Causes of Action” means any and all claims, actions, causes of action, demands, counterclaims, suits, rights, entitlements, litigation, arbitration, proceeding, hearing, complaint, debt, obligation, sums of money, accounts, covenants, damages, judgments, orders, including for injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries of whatever nature that any Person may be entitled to assert in law, equity or otherwise, whether known or unknown, foreseen or unforeseen, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly, indirectly or derivatively, existing or hereafter arising and whether pertaining to events occurring before, on or after the Filing Date.

“CBCA” has the meaning ascribed thereto in the recitals.

“CCAA” has the meaning ascribed thereto in the recitals.

“CCAA Proceeding” means the proceeding commenced by SFC under the CCAA on the Filing Date in the Ontario Superior Court of Justice (Commercial List) under court file number CV-12-9667-00CL.

“Charges” means the Administration Charge and the Directors’ Charge.

“Claim” means any right or claim of any Person that may be asserted or made against SFC, in whole or in part, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement (oral or written), by reason of any breach of duty (including any legal, statutory, equitable or fiduciary duty) or by reason of any right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and whether or not any indebtedness, liability or obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present or future, known or unknown, by guarantee, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any right or ability of any Person (including any Directors or Officers of SFC or any of the Subsidiaries) to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof (A) is based in whole or in part on facts prior to the Filing Date, (B) relates to a time period prior to the Filing Date, or (C) is a right or claim of any kind that would be a claim provable against SFC in bankruptcy within the meaning of the BIA had SFC become bankrupt on the Filing Date, or is an Equity Claim, a Noteholder Class Action Claim against SFC, a Class Action Indemnity Claim against SFC, a Restructuring Claim or a Lien Claim, provided, however, that “Claim” shall not include a D&O Claim or a D&O Indemnity Claim.

“Claims Bar Date” has the meaning ascribed thereto in the Claims Procedure Order.

“Claims Procedure” means the procedure established for determining the amount and status of Claims, D&O Claims and D&O Indemnity Claims, including in each case any such claims that are Unresolved Claims, pursuant to the Claims Procedure Order.

“Claims Procedure Order” means the Order under the CCAA of the Honourable Justice Morawetz dated May 14, 2012, establishing, among other things, a claims procedure in respect of SFC and calling for claims in respect of the Subsidiaries, as such Order may be amended, restated or varied from time to time.

“Class Action Claims” means, collectively, any rights or claims of any kind advanced or which may subsequently be advanced in the Class Actions or in any other similar proceeding, whether a class action proceeding or otherwise, and for greater certainty includes any Noteholder Class Action Claims.

“Class Actions” means, collectively, the following proceedings: (i) Trustees of the Labourers’ Pension Fund of Central and Eastern Canada et al v. Sino-Forest Corporation et al. (Ontario Superior Court of Justice, Court File No. CV-11-431153-00CP); (ii) Guining Liu v. Sino-Forest Corporation et al. (Quebec Superior Court, Court File No. 200-06-000132-111); (iii) Allan Haigh v. Sino-Forest Corporation et al. (Saskatchewan Court of Queen’s Bench, Court File No. 2288 of 2011); and (iv) David Leapard et al. v. Allen T.Y. Chan et al. (District Court of the Southern District of New York, Court File No. 650258/2012).

“Class Action Court” means, with respect to the Class Action Claims, the court of competent jurisdiction that is responsible for administering the applicable Class Action Claim.

“Class Action Indemnity Claim” means any right or claim of any Person that may be asserted or made in whole or in part against SFC and/or any Subsidiary for indemnity, contribution, reimbursement or otherwise from or in connection with any Class Action Claim asserted against such Person. For greater certainty, Class Action Indemnity Claims are distinct from and do not include Class Action Claims.

“Consent Date” means May 15, 2012.

“Conspiracy Claim” means any D&O Claim alleging that the applicable Director or Officer committed the tort of civil conspiracy, as defined under Canadian common law.

“Continuing Noteholder Class Action Claim” means any Noteholder Class Action Claim that is: (i) a Section 5.1(2) D&O Claim; (ii) a Conspiracy Claim; (iii) a Non-Released D&O Claim; (iv) a Continuing Other D&O Claim; (v) a Noteholder Class Action Claim against one or more Third Party Defendants that is not an Indemnified Noteholder Class Action Claim; (vi) the portion of an Indemnified Noteholder Class Action Claim that is permitted to continue against the Third Party Defendants, subject to the Indemnified Noteholder Class Action Limit, pursuant to section 4.4(b)(i) hereof.

“Continuing Other D&O Claims” has the meaning ascribed thereto in section 4.9(b) hereof.

“Court” has the meaning ascribed thereto in the recitals.

“D&O Claim” means (i) any right or claim of any Person that may be asserted or made in whole or in part against one or more Directors or Officers of SFC that relates to a Claim for which such Directors or Officers are by law liable to pay in their capacity as Directors or Officers of SFC, or (ii) any right or claim of any Person that may be asserted or made in whole or in part against one or more Directors or Officers of SFC, in that capacity, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement (oral or written), by reason of any breach of duty (including any legal, statutory, equitable or fiduciary duty and including, for greater certainty, any monetary administrative or other monetary penalty or claim for costs asserted against any Officer or Director of SFC by any Government Entity) or by reason of any right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and whether or not any indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof, is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present or future, known or unknown, by guarantee, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any right or ability of any Person to advance a claim for contribution or indemnity from any such Directors or Officers of SFC or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof (A) is based in whole or in part on facts prior to the Filing Date, or (B) relates to a time period prior to the Filing Date.

“D&O Indemnity Claim” means any existing or future right of any Director or Officer of SFC against SFC that arose or arises as a result of any Person filing a D&O Proof of Claim (as defined in the Claims Procedure Order) in respect of such Director or Officer of SFC for which such Director or Officer of SFC is entitled to be indemnified by SFC.

“Defence Costs” has the meaning ascribed thereto in section 4.8 hereof.

“Director” means, with respect to SFC or any Subsidiary, anyone who is or was, or may be deemed to be or have been, whether by statute, operation of law or otherwise, a director or de facto director of such SFC Company.

“Directors’ Charge” has the meaning ascribed thereto in the Initial Order.

“Direct Registration Account” means, if applicable, a direct registration account administered by the Transfer Agent in which those Persons entitled to receive Newco Shares and/or Newco Notes pursuant to the Plan will hold such Newco Shares and/or Newco Notes in registered form.

“Direct Registration Transaction Advice” means, if applicable, a statement delivered by the Monitor, the Trustees, the Transfer Agent or any such Person’s agent to any Person entitled to receive Newco Shares or Newco Notes pursuant to the Plan on the Initial Distribution Date and each subsequent Distribution Date, as applicable, indicating the number of Newco Shares and/or Newco Notes registered in the name of or as directed by the applicable Person in a Direct Registration Account.

“Direct Subsidiaries” means, collectively, Sino-Panel Holdings Limited, Sino-Global Holdings Inc., Sino-Panel Corporation, Sino-Capital Global Inc., SFC Barbados, Sino-Forest Resources Inc. Sino-Wood Partners, Limited.

“Distribution Date” means the date or dates from time to time set in accordance with the provisions of the Plan to effect distributions in respect of the Proven Claims, excluding the Initial Distribution Date.

“Distribution Escrow Position” has the meaning ascribed thereto in section 5.2(d) hereof.

“Distribution Record Date” means the Plan Implementation Date, or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“DTC” means The Depository Trust Company, or any successor thereof.

“Early Consent Equity Sub-Pool” means an amount of Newco Shares representing 7.5% of the Newco Equity Pool.

“Early Consent Noteholder” means any Noteholder that:

(a)	(i) as confirmed by the Monitor on June 12, 2012, executed the (A) RSA, (B) a support agreement with SFC and the Direct Subsidiaries in the form of the RSA or (C) a joinder agreement in the form attached as Schedule C to the RSA; (ii) provided evidence satisfactory to the Monitor in accordance with section 2(a) of the RSA of the Notes held by such Noteholder as at the Consent Date (the “Early Consent Notes”), as such list of Noteholders and Notes held has been verified and is maintained by the Monitor on a confidential basis; and (iii) continues to hold such Early Consent Notes as at the Distribution Record Date; or

(b)	(i) has acquired Early Consent Notes; (ii) has signed the necessary transfer and joinder documentation as required by the RSA and has otherwise acquired such Early Consent Notes in compliance with the RSA; and (iii) continues to hold such Early Consent Notes as at the Distribution Record Date.

“Effective Time” means 8:00 a.m. (Toronto time) on the Plan Implementation Date or such other time on such date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“Eligible Third Party Defendant” means any of the Underwriters, BDO Limited and Ernst & Young (in the event that the Ernst & Young Settlement is not completed), together with any of their respective present and former affiliates, partners, associates, employees, servants, agents, contractors, directors, officers, insurers and successors, administrators, heirs and assigns (but excluding any Director or Officer and successors, administrators, heirs and assigns of any Director or Officer in their capacity as such), and any Director or Officer together with their respective successors, administrators, heirs and assigns.

“Employee Priority Claims” means the following Claims of employees and former employees of SFC:

(a)	Claims equal to the amounts that such employees and former employees would have been qualified to receive under paragraph 136(1)(d) of the BIA if SFC had become bankrupt on the Filing Date; and

(b)	Claims for wages, salaries, commissions or compensation for services rendered by them after the Filing Date and on or before the Plan Implementation Date.

“Encumbrance” means any security interest (whether contractual, statutory, or otherwise), hypothec, mortgage, trust or deemed trust (whether contractual, statutory, or otherwise), lien, execution, levy, charge, demand, action, liability or other claim, action, demand or liability of any kind whatsoever, whether proprietary, financial or monetary, and whether or not it has attached or been perfected, registered or filed and whether secured, unsecured or otherwise, including: (i) any of the Charges; and (ii) any charge, security interest or claim evidenced by registrations pursuant to the Personal Property Security Act (Ontario) or any other personal property registry system.

“Equity Cancellation Date” means the date that is the first Business Day at least 31 days after the Plan Implementation Date, or such other date as may be agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“Equity Claim” means a Claim that meets the definition of “equity claim” in section 2(1) of the CCAA and, for greater certainty, includes any of the following:

(a)	any claim against SFC resulting from the ownership, purchase or sale of an equity interest in SFC, including the claims by or on behalf of current or former shareholders asserted in the Class Actions;

(b)	any indemnification claim against SFC related to or arising from the claims described in sub-paragraph (a), including any such indemnification claims against SFC by or on behalf of any and all of the Third Party Defendants (other than for Defence Costs, unless any such claims for Defence Costs have been determined to be Equity Claims subsequent to the date of the Equity Claims Order); and

(c)	any other claim that has been determined to be an Equity Claim pursuant to an Order of the Court.

“Equity Claimant” means any Person having an Equity Claim, but only with respect to and to the extent of such Equity Claim.

“Equity Claimant Class” has the meaning ascribed thereto in section 3.2(b).

“Equity Claims Order” means the Order under the CCAA of the Honourable Justice Morawetz dated July 27, 2012, in respect of Shareholder Claims and Related Indemnity Claims against SFC, as such terms are defined therein.

“Equity Interest” has the meaning set forth in section 2(1) of the CCAA.

“Ernst & Young” means Ernst & Young LLP (Canada), Ernst & Young Global Limited and all other member firms thereof, and all present and former affiliates, partners, associates, employees, servants, agents, contractors, directors, officers, insurers and successors, administrators, heirs and assigns of each, but excludes any Director or Officer (in their capacity as such) and successors, administrators, heirs and assigns of any Director or Officer (in their capacity as such).

“Ernst & Young Claim” means any and all demands, claims, actions, Causes of Action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, orders, including injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries on account of any claim, indebtedness, liability, obligation, demand or cause of action of whatever nature that any Person, including any Person who may claim contribution or indemnification against or from them and also including for greater certainty the SFC Companies, the Directors (in their capacity as such), the Officers (in their capacity as such), the Third Party Defendants, Newco, Newco II, the directors and officers of Newco and Newco II, the Noteholders or any Noteholder, any past, present or future holder of a direct or indirect equity interest in the SFC Companies, any past, present or future direct or indirect investor or security holder of the SFC Companies, any direct or indirect security holder of Newco or Newco II, the Trustees, the Transfer Agent, the Monitor, and each and every member (including members of any committee or governance council), present and former affiliate, partner, associate, employee, servant, agent, contractor, director, officer, insurer and each and every successor, administrator, heir and assign of each of any of the foregoing may or could (at any time past present or future) be entitled to assert against Ernst & Young, including any and all claims in respect of statutory liabilities of Directors (in their capacity as such), Officers (in their capacity as such) and any alleged fiduciary (in any capacity) whether known or unknown, matured or unmatured, direct or derivative, foreseen or unforeseen, suspected or unsuspected, contingent or not contingent, existing or hereafter arising, based in whole or in part on any act or omission, transaction, dealing or other occurrence existing or taking place on, prior to or after the Ernst & Young Settlement Date relating to, arising out of or in connection with the SFC Companies, the SFC Business, any Director or Officer (in their capacity as such) and/or professional services performed by Ernst & Young or any other acts or omissions of Ernst & Young in relation to the SFC Companies, the SFC Business, any Director or Officer (in their capacity as such), including for greater certainty but not limited to any claim arising out of:

(a)	all audit, tax, advisory and other professional services provided to the SFC Companies or related to the SFC Business up to the Ernst & Young Settlement Date, including for greater certainty all audit work performed, all auditors’ opinions and all consents in respect of all offering of SFC securities and all regulatory compliance delivered in respect of all fiscal periods and all work related thereto up to and inclusing the Ernst & Young Settlement Date;

(b)	all claims advanced or which could have been advanced in any or all of the Class Actions;

(c)	all claims advanced or which could have been advanced in any or all actions commenced in all jurisdictions prior the Ernst & Young Settlement Date; or

(d)	all Noteholder Claims, Litigation Trust Claims or any claim of the SFC Companies,

provided that “Ernst & Young Claim” does not include any proceedings or remedies that may be taken against Ernst & Young by the Ontario Securities Commission or by staff of the Ontario Securities Commission, and the jurisdiction of the Ontario Securities Commission and staff of the Ontario Securities Commission in relation to Ernst & Young under the Securities Act, R.S.O. 1990, c. S-5 is expressly preserved.

“Ernst & Young Orders” has the meaning ascribed thereto in section 11.1(a) hereof.

“Ernst & Young Release” means the release described in 11.1(b) hereof.

“Ernst & Young Settlement” means the settlement as reflected in the Minutes of Settlement executed on November 29, 2012 between Ernst & Young LLP, on behalf of itself and Ernst & Young Global Limited and all member firms thereof and the plaintiffs in Ontario Superior Court Action No. CV-11-4351153-00CP and in Quebec Superior Court No. 200-06-00132-111, and such other documents contemplated thereby.

“Ernst & Young Settlement Date” means the date that the Monitor’s Ernst & Young Settlement Certificate is delivered to Ernst & Young.

“Excluded Litigation Trust Claims” has the meaning ascribed thereto in section 4.12(a) hereof.

“Excluded SFC Assets” means (i) the rights of SFC to be transferred to the Litigation Trust in accordance with section 6.4(o) hereof; (ii) any entitlement to insurance proceeds in respect of Insured Claims, Section 5.1(2) D&O Claims and/or Conspiracy Claims; (iii) any secured property of SFC that is to be returned in satisfaction of a Lien Claim pursuant to section 4.2(c)(i)

hereof; (iv) any input tax credits or other refunds received by SFC after the Effective Time; and (v) cash in the aggregate amount of (and for the purpose of): (A) the Litigation Funding Amount; (B) the Unaffected Claims Reserve; (C) the Administration Charge Reserve; (D) the Expense Reimbursement and the other payments to be made pursuant to section 6.4(d) hereof (having regard to the application of any outstanding retainers, as applicable); (E) any amounts in respect of Lien Claims to be paid in accordance with section 4.2(c)(ii) hereof; and (F) the Monitor’s Post-Implementation Reserve; (vi) any office space, office furniture or other office equipment owned or leased by SFC in Canada; (vii) the SFC Escrow Co. Share; (viii) Newco Promissory Note 1; and (ix) Newco Promissory Note 2.

“Existing Shares” means all existing shares in the equity of SFC issued and outstanding immediately prior to the Effective Time and all warrants, options or other rights to acquire such shares, whether or not exercised as at the Effective Time.

“Expense Reimbursement” means the aggregate amount of (i) the reasonable and documented fees and expenses of the Noteholder Advisors, pursuant to their respective engagement letters with SFC, and other advisors as may be agreed to by SFC and the Initial Consenting Noteholders and (ii) the reasonable fees and expenses of the Initial Consenting Noteholders incurred in connection with the negotiation and development of the RSA and this Plan, including in each case an estimated amount for any such fees and expenses expected to be incurred in connection with the implementation of the Plan, including in the case of (ii) above, an aggregate work fee of up to $5 million (which work fee may, at the request of the Monitor, be paid by any of the Subsidiaries instead of SFC).

“Filing Date” has the meaning ascribed thereto in the recitals.

“Fractional Interests” has the meaning given in section 5.12 hereof.

“FTI HK” means FTI Consulting (Hong Kong) Limited.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Government Priority Claims” means all Claims of Governmental Entities in respect of amounts that were outstanding as of the Plan Implementation Date and that are of a kind that could be subject to a demand under:

(a)	subsections 224(1.2) of the Canadian Tax Act;

(b)	any provision of the Canada Pension Plan or the Employment Insurance Act (Canada) that refers to subsection 224(1.2) of the Canadian Tax Act and provides for the collection of a contribution, as defined in the Canada Pension Plan, or employee’s premium or employer’s premium as defined in the Employment Insurance Act (Canada), or a premium under Part VII.1 of that Act, and of any related interest, penalties or other amounts; or

(c)	any provision of provincial legislation that has a similar purpose to subsection 224(1.2) of the Canadian Tax Act, or that refers to that subsection, to the extent that it provides for the collection of a sum, and of any related interest, penalties or other amounts, where the sum:

(i)	has been withheld or deducted by a person from a payment to another person and is in respect of a tax similar in nature to the income tax imposed on individuals under the Canadian Tax Act; or

(ii)	is of the same nature as a contribution under the Canada Pension Plan if the province is a “province providing a comprehensive pension plan” as defined in subsection 3(1) of the Canada Pension Plan and the provincial legislation establishes a “provincial pension plan” as defined in that subsection.

“Greenheart” means Greenheart Group Limited, a company established under the laws of Bermuda.

“Indemnified Noteholder Class Action Claims” has the meaning ascribed thereto in section 4.4(b)(i) hereof.

“Indemnified Noteholder Class Action Limit” means $150 million or such lesser amount agreed to by SFC, the Monitor, the Initial Consenting Noteholders and counsel to the Ontario Class Action Plaintiffs prior to the Plan Implementation Date or agreed to by the Initial Consenting Noteholders and counsel to the Class Action Plaintiffs after the Plan Implementation Date.

“Initial Consenting Noteholders” means, subject to section 12.7 hereof, the Noteholders that executed the RSA on March 30, 2012.

“Initial Distribution Date” means a date no more than ten (10) Business Days after the Plan Implementation Date or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“Initial Newco Shareholder” means a Person to be determined by the Initial Consenting Noteholders prior to the Effective Time, with the consent of SFC and the Monitor, to serve as the initial sole shareholder of Newco pursuant to section 6.2(a) hereof.

“Initial Order” has the meaning ascribed thereto in the recitals.

“Insurance Policies” means, collectively, the following insurance policies, as well as any other insurance policy pursuant to which SFC or any Director or Officer is insured: ACE INA Insurance Policy Number DO024464; Chubb Insurance Company of Canada Policy Number 8209-4449; Lloyds of London, England Policy Number XTFF0420; Lloyds of London, England Policy Number XTFF0373; and Travelers Guarantee Company of Canada Policy Number 10181108, and “Insurance Policy” means any one of the Insurance Policies.

“Insured Claim” means all or that portion of any Claim for which SFC is insured and all or that portion of any D&O Claim for which the applicable Director or Officer is insured, in each case pursuant to any of the Insurance Policies.

“Intellectual Property” means: (i) patents, and applications for patents, including divisional and continuation patents; (ii) registered and unregistered trade-marks, logos and other indicia of origin, pending trade-mark registration applications, and proposed use application or similar reservations of marks, and all goodwill associated therewith; (iii) registered and unregistered copyrights, including all copyright in and to computer software programs, and applications for and registration of such copyright (including all copyright in and to the SFC Companies’ websites); (iv) world wide web addresses and internet domain names, applications and reservations for world wide web addresses and internet domain names, uniform resource locators and the corresponding internet sites; (v) industrial designs; and (vi) trade secrets and proprietary information not otherwise listed in (i) through (v) above, including all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source codes, object codes, computer software programs (in either source code or object code form), databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded.

“Letter of Instruction” means a form, to be completed by each Ordinary Affected Creditor and each Early Consent Noteholder, and that is to be delivered to the Monitor in accordance with section 5.1 hereof, which form shall set out:

(a)	the registration details for the Newco Shares and, if applicable, Newco Notes to be distributed to such Ordinary Affected Creditor or Early Consent Noteholder in accordance with the Plan; and

(b)	the address to which such Ordinary Affected Creditor’s or Early Consent Noteholder’s Direct Registration Transaction Advice or its Newco Share Certificates and Newco Note Certificates, as applicable, are to be delivered.

“Lien Claim” means any Proven Claim of a Person indicated as a secured creditor in Schedule “B” to the Initial Order (other than the Trustees) that is secured by a lien or encumbrance on any property of SFC, which lien is valid, perfected and enforceable pursuant to Applicable Law, provided that the Charges and any Claims in respect of Notes shall not constitute “Lien Claims”.

“Lien Claimant” means a Person having a Lien Claim, other than any Noteholder or Trustee in respect of any Noteholder Claim.

“Litigation Funding Amount” means the cash amount of $1,000,000 to be advanced by SFC to the Litigation Trustee for purposes of funding the Litigation Trust on the Plan Implementation Date in accordance with section 6.4(o) hereof.

“Litigation Funding Receivable” has the meaning ascribed thereto in section 6.4(o) hereof.

“Litigation Trust” means the trust to be established on the Plan Implementation Date at the time specified in section 6.4(p) in accordance with the Litigation Trust Agreement pursuant to the laws of a jurisdiction that is acceptable to SFC and the Initial Consenting Noteholders, which trust will acquire the Litigation Trust Claims and will be funded with the Litigation Funding Amount in accordance with the Plan and the Litigation Trust Agreement.

“Litigation Trust Agreement” means the trust agreement dated as of the Plan Implementation Date, between SFC and the Litigation Trustee, establishing the Litigation Trust.

“Litigation Trust Claims” means any Causes of Action that have been or may be asserted by or on behalf of: (a) SFC against any and all third parties; or (b) the Trustees (on behalf of the Noteholders) against any and all Persons in connection with the Notes issued by SFC; provided, however, that in no event shall the Litigation Trust Claims include any (i) claim, right or cause of action against any Person that is released pursuant to Article 7 hereof or (ii) any Excluded Litigation Trust Claim. For greater certainty: (x) the claims being advanced or that are subsequently advanced in the Class Actions are not being transferred to the Litigation Trust; and (y) the claims transferred to the Litigation Trust shall not be advanced in the Class Actions.

“Litigation Trust Interests” means the beneficial interests in the Litigation Trust to be created on the Plan Implementation Date.

“Litigation Trustee” means a Person to be determined by SFC and the Initial Consenting Noteholders prior to the Effective Time, with the consent of the Monitor, to serve as trustee of the Litigation Trust pursuant to and in accordance with the terms thereof.

“Material” means a fact, circumstance, change, effect, matter, action, condition, event, occurrence or development that, individually or in the aggregate, is, or would reasonably be expected to be, material to the business, affairs, results of operations or financial condition of the SFC Companies (taken as a whole).

“Material Adverse Effect” means a fact, event, change, occurrence, circumstance or condition that, individually or together with any other event, change or occurrence, has or would reasonably be expected to have a material adverse impact on the assets, condition (financial or otherwise), business, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or operations of the SFC Companies (taken as a whole); provided, however, that a Material Adverse Effect shall not include and shall be deemed to exclude the impact of any fact, event, change, occurrence, circumstance or condition resulting from or relating to: (A) changes in Applicable Laws of general applicability or interpretations thereof by courts or Governmental Entities or regulatory authorities, which changes do not have a Material disproportionate effect on the SFC Companies (taken as a whole), (B) any change in the forestry industry generally, which does not have a Material disproportionate effect on the SFC Companies (taken as a whole) (relative to other industry participants operating primarily in the PRC), (C) actions and omissions of any of the SFC Companies required pursuant to the RSA or this Plan or taken with the prior written consent of the Initial Consenting Noteholders, (D) the effects of compliance with the RSA or this Plan, including on the operating performance of the SFC Companies, (E) the negotiation, execution, delivery, performance, consummation, potential consummation or public announcement of the RSA or this Plan or the transactions contemplated thereby or hereby, (F) any change in U.S. or Canadian interest rates or currency exchange rates unless such change has a Material disproportionate effect on the SFC Companies (taken as a whole), and (G) general political, economic or financial conditions in Canada, the United States, Hong Kong or the PRC, which changes do not have a Material disproportionate effect on the SFC Companies (taken as a whole).

“Meeting” means the meeting of Affected Creditors, and any adjournment or extension thereof, that is called and conducted in accordance with the Meeting Order for the purpose of considering and voting on the Plan.

“Meeting Order” has the meaning ascribed thereto in the recitals.

“Monitor” means FTI Consulting Canada Inc., in its capacity as Court-appointed Monitor of SFC in the CCAA Proceeding.

“Monitor’s Post-Implementation Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date in the amount of $5,000,000 or such other amount as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders, which cash reserve shall be maintained and administered by the Monitor for the purpose of administering SFC and the Claims Procedure, as necessary, from and after the Plan Implementation Date.

“Monitor’s Ernst & Young Settlement Certificate” has the meaning ascribed thereto in section 11.1(a) hereof.

“Monitor’s Named Third Party Settlement Certificate” has the meaning ascribed thereto in section 11.2(b) hereof.

“Named Directors and Officers” means Andrew Agnew, William E. Ardell, James Bowland, Leslie Chan, Michael Cheng, Lawrence Hon, James M.E. Hyde, Richard M. Kimel, R. John (Jack) Lawrence, Jay A. Lefton, Edmund Mak, Tom Maradin, Judson Martin, Simon Murray, James F. O’Donnell, William P. Rosenfeld, Peter Donghong Wang, Garry West and Kee Y. Wong, in their respective capacities as Directors or Officers, and “Named Director or Officer” means any one of them.

“Named Third Party Defendant Settlement” means a binding settlement between any applicable Named Third Party Defendant and one or more of: (i) the plaintiffs in any of the Class Actions; and (ii) the Litigation Trustee (on behalf of the Litigation Trust) (if after the Plan Implementation Date), provided that, in each case, such settlement must be acceptable to SFC (if on or prior to the Plan Implementation Date), the Monitor, the Initial Consenting Noteholders (if on or prior to the Plan Implementation Date) and the Litigation Trustee (if after the Plan Implementation Date), and provided further that such settlement shall not affect the plaintiffs in the Class Actions without the consent of counsel to the Ontario Class Action Plaintiffs.

“Named Third Party Defendant Settlement Order” means a court order approving a Named Third Party Defendant Settlement in form and in substance satisfactory to the applicable Named Third Party Defendant, SFC (if occurring on or prior to the Plan Implementation Date), the Monitor, the Initial Consenting Noteholders (if on or prior to the Plan Implementation Date), the Litigation Trustee (if after the Plan Implementation Date) and counsel to the Ontario Class Action Plaintiffs (if the plaintiffs in any of the Class Actions are affected by the applicable Named Third Party Defendant Settlement).

“Named Third Party Defendant Release” means a release of any applicable Named Third Party Defendant agreed to pursuant to a Named Third Party Defendant Settlement and approved pursuant to a Named Third Party Defendant Settlement Order, provided that such release must be acceptable to SFC (if on or prior to the Plan Implementation Date), the Monitor, the Initial Consenting Noteholders (if on or prior to the Plan Implementation Date) and the Litigation Trustee (if after the Plan Implementation Date), and provided further that such release shall not affect the plaintiffs in the Class Actions without the consent of counsel to the Ontario Class Action Plaintiffs.

“Named Third Party Defendants” means the Third Party Defendants listed on Schedule “A” to the Plan in accordance with section 11.2(a) hereof, provided that only Eligible Third Party Defendants may become Named Third Party Defendants.

“Newco” means the new corporation to be incorporated pursuant to section 6.2(a) hereof under the laws of the Cayman Islands or such other jurisdiction as agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“Newco II” means the new corporation to be incorporated pursuant to section 6.2(b) hereof under the laws of the Cayman Islands or such other jurisdiction as agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“Newco II Consideration” has the meaning ascribed thereto in section 6.4(x) hereof.

“Newco Equity Pool” means all of the Newco Shares to be issued by Newco on the Plan Implementation Date. The number of Newco Shares to be issued on the Plan Implementation Date shall be agreed by SFC, the Monitor and the Initial Consenting Noteholders prior to the Plan Implementation Date.

“Newco Note Certificate” means a certificate evidencing Newco Notes.

“Newco Notes” means the new notes to be issued by Newco on the Plan Implementation Date in the aggregate principal amount of $300,000,000, on such terms and conditions as are satisfactory to the Initial Consenting Noteholders and SFC, acting reasonably.

“Newco Promissory Note 1”, “Newco Promissory Note 2”, “Newco Promissory Note 3” and “Newco Promissory Notes” have the meanings ascribed thereto in sections 6.4(k), 6.4(m), 6.4(n) and 6.4(q) hereof, respectively.

“Newco Share Certificate” means a certificate evidencing Newco Shares.

“Newco Shares” means common shares in the capital of Newco.

“Non-Released D&O Claims” has the meaning ascribed thereto in section 4.9(f) hereof.

“Noteholder Advisors” means Goodmans LLP, Hogan Lovells and Conyers, Dill & Pearman LLP in their capacity as legal advisors to the Initial Consenting Noteholders, and Moelis & Company LLC and Moelis and Company Asia Limited, in their capacity as the financial advisors to the Initial Consenting Noteholders.

“Noteholder Claim” means any Claim by a Noteholder (or a Trustee or other representative on the Noteholder’s behalf) in respect of or in relation to the Notes owned or held by such Noteholder, including all principal and Accrued Interest payable to such Noteholder pursuant to such Notes or the Note Indentures, but for greater certainty does not include any Noteholder Class Action Claim.

“Noteholder Class Action Claim” means any Class Action Claim, or any part thereof, against SFC, any of the Subsidiaries, any of the Directors and Officers of SFC or the Subsidiaries, any of the Auditors, any of the Underwriters and/or any other defendant to the Class Action Claims that relates to the purchase, sale or ownership of Notes, but for greater certainty does not include a Noteholder Claim.

“Noteholder Class Action Claimant” means any Person having or asserting a Noteholder Class Action Claim.

“Noteholder Class Action Representative” means an individual to be appointed by counsel to the Ontario Class Action Plaintiffs.

“Noteholders” means, collectively, the beneficial owners of Notes as of the Distribution Record Date and, as the context requires, the registered holders of Notes as of the Distribution Record Date, and “Noteholder” means any one of the Noteholders.

“Note Indentures” means, collectively, the 2013 Note Indenture, the 2014 Note Indenture, the 2016 Note Indenture and the 2017 Note Indenture.

“Notes” means, collectively, the 2013 Notes, the 2014 Notes, the 2016 Notes and the 2017 Notes.

“Officer” means, with respect to SFC or any Subsidiary, anyone who is or was, or may be deemed to be or have been, whether by statute, operation of law or otherwise, an officer or de facto officer of such SFC Company.

“Ontario Class Action Plaintiffs” means the plaintiffs in the Ontario class action case styled as Trustees of the Labourers’ Pension Fund of Central and Eastern Canada et al v. Sino-Forest Corporation et al. (Ontario Superior Court of Justice, Court File No. CV-11-431153-00CP).

“Order” means any order of the Court made in connection with the CCAA Proceeding or this Plan.

“Ordinary Affected Creditor” means a Person with an Ordinary Affected Creditor Claim.

“Ordinary Affected Creditor Claim” means a Claim that is not: an Unaffected Claim; a Noteholder Claim; an Equity Claim; a Subsidiary Intercompany Claim; a Noteholder Class Action Claim; or a Class Action Indemnity Claim (other than a Class Action Indemnity Claim by any of the Third Party Defendants in respect of the Indemnified Noteholder Class Action Claims).

“Other Directors and/or Officers” means any Directors and/or Officers other than the Named Directors and Officers.

“Permitted Continuing Retainer” has the meaning ascribed thereto in section 6.4(d) hereof.

“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, pension fund, union, Governmental Entity, and a natural person including in such person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative.

“Plan” means this Plan of Compromise and Reorganization (including all schedules hereto) filed by SFC pursuant to the CCAA and the CBCA, as it may be further amended, supplemented or restated from time to time in accordance with the terms hereof or an Order.

“Plan Implementation Date” means the Business Day on which this Plan becomes effective, which shall be the Business Day on which the Monitor has filed with the Court the certificate contemplated in section 9.2 hereof, or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“PRC” means the People’s Republic of China.

“Proof of Claim” means the “Proof of Claim” referred to in the Claims Procedure Order, substantially in the form attached to the Claims Procedure Order.

“Pro-Rata” means:

(a)	with respect to any Noteholder in relation to all Noteholders, the proportion of (i) the principal amount of Notes beneficially owned by such Noteholder as of the Distribution Record Date plus the Accrued Interest owing on such Notes as of the Filing Date, in relation to (ii) the aggregate principal amount of all Notes outstanding as of the Distribution Record Date plus the aggregate of all Accrued Interest owing on all Notes as of the Filing Date;

(b)	with respect to any Early Consent Noteholder in relation to all Early Consent Noteholders, the proportion of the principal amount of Early Consent Notes beneficially owned by such Early Consent Noteholder as of the Distribution Record Date in relation to the aggregate principal amount of Early Consent Notes held by all Early Consent Noteholders as of the Distribution Record Date; and

(c)	with respect to any Affected Creditor in relation to all Affected Creditors, the proportion of such Affected Creditor’s Affected Creditor Claim as at any relevant time in relation to the aggregate of all Proven Claims and Unresolved Claims of Affected Creditors as at that time.

“Proven Claim” means an Affected Creditor Claim to the extent that such Affected Creditor Claim is finally determined and valued in accordance with the provisions of the Claims Procedure Order, the Meeting Order or any other Order, as applicable.

“Released Claims” means all of the rights, claims and liabilities of any kind released pursuant to Article 7 hereof.

“Released Parties” means, collectively, those Persons released pursuant to Article 7 hereof, but only to the extent so released, and each such Person is referred to individually as a “Released Party”.

“Required Majority” means a majority in number of Affected Creditors with Proven Claims, and two-thirds in value of the Proven Claims held by such Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting.

“Remaining Post-Implementation Reserve Amount” has the meaning ascribed thereto in section 5.7(b) hereof.

“Restructuring Claim” means any right or claim of any Person that may be asserted or made in whole or in part against SFC, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind arising out of the restructuring, termination, repudiation or disclaimer of any lease, contract, or other agreement or obligation on or after the Filing Date and whether such restructuring, termination, repudiation or disclaimer took place or takes place before or after the date of the Claims Procedure Order.

“Restructuring Transaction” means the transactions contemplated by this Plan (including any Alternative Sale Transaction that occurs pursuant to section 10.1 hereof).

“RSA” means the Restructuring Support Agreement executed as of March 30, 2012 by SFC, the Direct Subsidiaries and the Initial Consenting Noteholders, and subsequently executed or otherwise agreed to by the Early Consent Noteholders, as such Restructuring Support Agreement may be amended, restated and varied from time to time in accordance with its terms.

“Sanction Date” means the date that the Sanction Order is granted by the Court.

“Sanction Order” means the Order of the Court sanctioning and approving this Plan.

“Section 5.1(2) D&O Claim” means any D&O Claim that is not permitted to be compromised pursuant to section 5.1(2) of the CCAA, but only to the extent not so permitted, provided that any D&O Claim that qualifies as a Non-Released D&O Claim or a Continuing Other D&O Claim shall not constitute a Section 5.1(2) D&O Claim.

“Settlement Trust” has the meaning ascribed thereto in section 11.1(a) hereof.

“Settlement Trust Order” means a court order that establishes the Settlement Trust and approves the Ernst & Young Settlement and the Ernst & Young Release, in form and in substance satisfactory to Ernst & Young and counsel to the Ontario Class Action Plaintiffs, provided that such order shall also be acceptable to SFC (if occurring on or prior to the Plan Implementation Date), the Monitor and the Initial Consenting Noteholders, as applicable, to the extent, if any, that such order affects SFC, the Monitor or the Initial Consenting Noteholders, each acting reasonably.

“SFC” has the meaning ascribed thereto in the recitals.

“SFC Advisors” means Bennett Jones LLP, Appleby Global Group, King & Wood Mallesons and Linklaters LLP, in their respective capacities as legal advisors to SFC, and Houlihan Lokey Howard & Zukin Capital, Inc., in its capacity as financial advisor to SFC.

“SFC Assets” means all of SFC’s right, title and interest in and to all of SFC’s properties, assets and rights of every kind and description (including all restricted and unrestricted cash, contracts, real property, receivables or other debts owed to SFC, Intellectual Property, SFC’s corporate name and all related marks, all of SFC’s ownership interests in the Subsidiaries (including all of the shares of the Direct Subsidiaries and any other Subsidiaries that are directly owned by SFC immediately prior to the Effective Time), all of SFC’s ownership interest in Greenheart and its subsidiaries, all SFC Intercompany Claims, any entitlement of SFC to any insurance proceeds and a right to the Remaining Post-Implementation Reserve Amount), other than the Excluded SFC Assets.

“SFC Barbados” means Sino-Forest International (Barbados) Corporation, a wholly-owned subsidiary of SFC established under the laws of Barbados.

“SFC Business” means the business operated by the SFC Companies.

“SFC Continuing Shareholder” means the Litigation Trustee or such other Person as may be agreed to by the Monitor and the Initial Consenting Noteholders.

“SFC Companies” means, collectively, SFC and all of the Subsidiaries, and “SFC Company” means any of them.

“SFC Escrow Co.” means the company to be incorporated as a wholly-owned subsidiary of SFC pursuant to section 6.3 hereof under the laws of the Cayman Islands or such other jurisdiction as agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“SFC Escrow Co. Share” has the meaning ascribed thereto in section 6.3 hereof.

“SFC Intercompany Claim” means any amount owing to SFC by any Subsidiary or Greenheart and any claim by SFC against any Subsidiary or Greenheart.

“Subsidiaries” means all direct and indirect subsidiaries of SFC, other than (i) Greenheart and its direct and indirect subsidiaries and (ii) SFC Escrow Co., and “Subsidiary” means any one of the Subsidiaries.

“Subsidiary Intercompany Claim” means any Claim by any Subsidiary or Greenheart against SFC.

“Tax” or “Taxes” means any and all federal, provincial, municipal, local and foreign taxes, assessments, reassessments and other governmental charges, duties, impositions and liabilities including for greater certainty taxes based upon or measured by reference to income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all licence, franchise and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions, together with all interest, penalties, fines and additions with respect to such amounts.

“Taxing Authorities” means any one of Her Majesty the Queen, Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any province or territory of Canada, the Canada Revenue Agency, any similar revenue or taxing authority of Canada and each and every province or territory of Canada and any political subdivision thereof, any similar revenue or taxing authority of the United States, the PRC, Hong Kong or other foreign state and any political subdivision thereof, and any Canadian, United States, Hong Kong, PRC or other government, regulatory authority, government department, agency, commission, bureau, minister, court, tribunal or body or regulation-making entity exercising taxing authority or power, and “Taxing Authority” means any one of the Taxing Authorities.

“Third Party Defendants” means any defendants to the Class Action Claims (present or future) other than SFC, the Subsidiaries, the Named Directors and Officers or the Trustees.

“Transfer Agent” means Computershare Limited (or a subsidiary or affiliate thereof) or such other transfer agent as Newco may appoint, with the prior written consent of the Monitor and the Initial Consenting Noteholders.

“Trustee Claims” means any rights or claims of the Trustees against SFC under the Note Indentures for compensation, fees, expenses, disbursements or advances, including reasonable legal fees and expenses, incurred or made by or on behalf of the Trustees before or after the Plan Implementation Date in connection with the performance of their respective duties under the Note Indentures or this Plan.

“Trustees” means, collectively, The Bank of New York Mellon in its capacity as trustee for the 2013 Notes and the 2016 Notes, and Law Debenture Trust Company of New York in its capacity as trustee for the 2014 Notes and the 2017 Notes, and “Trustee” means either one of them.

“Unaffected Claim” means any:

(a)	Claim secured by the Administration Charge;

(b)	Government Priority Claim;

(c)	Employee Priority Claim;

(d)	Lien Claim;

(e)	any other Claim of any employee, former employee, Director or Officer of SFC in respect of wages, vacation pay, bonuses, termination pay, severance pay or other remuneration payable to such Person by SFC, other than any termination pay or severance pay payable by SFC to a Person who ceased to be an employee, Director or Officer of SFC prior to the date of this Plan;

(f)	Trustee Claims; and

(g)	any trade payables that were incurred by SFC (i) after the Filing Date but before the Plan Implementation Date; and (ii) in compliance with the Initial Order or other Order issued in the CCAA Proceeding.

“Unaffected Claims Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date and maintained by the Monitor, in escrow, for the purpose of paying certain Unaffected Claims in accordance with section 4.2 hereof.

“Unaffected Creditor” means a Person who has an Unaffected Claim, but only in respect of and to the extent of such Unaffected Claim.

“Undeliverable Distribution” has the meaning ascribed thereto in section 5.4.

“Underwriters” means any underwriters of SFC that are named as defendants in the Class Action Claims, including for greater certainty Credit Suisse Securities (Canada), Inc., TD Securities Inc., Dundee Securities Corporation, RBC Dominion Securities Inc., Scotia Capital Inc., CIBC World Markets Inc., Merrill Lynch Canada Inc., Canaccord Financial Ltd., Maison Placements Canada Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (successor by merger to Banc of America Securities LLC).

“Unresolved Claim” means an Affected Creditor Claim in respect of which a Proof of Claim has been filed in a proper and timely manner in accordance with the Claims Procedure Order but that, as at any applicable time, has not been finally (i) determined to be a Proven Claim or (ii) disallowed in accordance with the Claims Procedure Order, the Meeting Order or any other Order.

“Unresolved Claims Escrow Agent” means SFC Escrow Co. or such other Person as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders.

“Unresolved Claims Reserve” means the reserve of Newco Shares, Newco Notes and Litigation Trust Interests, if any, to be established pursuant to sections 6.4(h)(ii) and 6.4(r) hereof in respect of Unresolved Claims as at the Plan Implementation Date, which reserve shall be held and maintained by the Unresolved Claims Escrow Agent, in escrow, for distribution in accordance with the Plan. As at the Plan Implementation Date, the Unresolved Claims Reserve will consist of that amount of Newco Shares, Newco Notes and Litigation Trust Interests as is necessary to make any potential distributions under the Plan in respect of the following Unresolved Claims: (i) Class Action Indemnity Claims in an amount up to the Indemnified Noteholder Class Action Limit; (ii) Claims in respect of Defence Costs in the amount of $30 million or such other amount as may be agreed by the Monitor and the Initial Consenting Noteholders; and (iii) other Affected Creditor Claims that have been identified by the Monitor as Unresolved Claims in an amount up to $500,000 or such other amount as may be agreed by the Monitor and the Initial Consenting Noteholders.

“Website” means the website maintained by the Monitor in respect of the CCAA Proceeding pursuant to the Initial Order at the following web address: http://cfcanada.fticonsulting.com/sfc.

1.2 Certain Rules of Interpretation

For the purposes of the Plan:

(a)	any reference in the Plan to an Order, agreement, contract, instrument, indenture, release, exhibit or other document means such Order, agreement, contract, instrument, indenture, release, exhibit or other document as it may have been or may be validly amended, modified or supplemented;

(b)	the division of the Plan into “articles” and “sections” and the insertion of a table of contents are for convenience of reference only and do not affect the construction or interpretation of the Plan, nor are the descriptive headings of “articles” and “sections” intended as complete or accurate descriptions of the content thereof;

(c)	unless the context otherwise requires, words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders;

(d)	the words “includes” and “including” and similar terms of inclusion shall not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, but rather shall mean “includes but is not limited to” and “including but not limited to”, so that references to included matters shall be regarded as illustrative without being either characterizing or exhaustive;

(e)	unless otherwise specified, all references to time herein and in any document issued pursuant hereto mean local time in Toronto, Ontario and any reference to an event occurring on a Business Day shall mean prior to 5:00 p.m. (Toronto time) on such Business Day;

(f)	unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next succeeding Business Day if the last day of the period is not a Business Day;

(g)	unless otherwise provided, any reference to a statute or other enactment of parliament or a legislature includes all regulations made thereunder, all amendments to or re-enactments of such statute or regulations in force from time to time, and, if applicable, any statute or regulation that supplements or supersedes such statute or regulation; and

(h)	references to a specified “article” or “section” shall, unless something in the subject matter or context is inconsistent therewith, be construed as references to that specified article or section of the Plan, whereas the terms “the Plan”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions shall be deemed to refer generally to the Plan and not to any particular “article”, “section” or other portion of the Plan and include any documents supplemental hereto.

1.3 Currency

For the purposes of this Plan, all amounts shall be denominated in Canadian dollars and all payments and distributions to be made in cash shall be made in Canadian dollars. Any Claims or other amounts denominated in a foreign currency shall be converted to Canadian dollars at the Reuters closing rate on the Filing Date.

1.4 Successors and Assigns

The Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors and assigns of any Person named or referred to in the Plan.

1.5 Governing Law

The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. All questions as to the interpretation of or application of the Plan and all proceedings taken in connection with the Plan and its provisions shall be subject to the jurisdiction of the Court.

1.6 Schedule “A”

Schedule “A” to the Plan is incorporated by reference into the Plan and forms part of the Plan.

ARTICLE 2

PURPOSE AND EFFECT OF THE PLAN

2.1 Purpose

The purpose of the Plan is:

(a)	to effect a full, final and irrevocable compromise, release, discharge, cancellation and bar of all Affected Claims;

(b)	to effect the distribution of the consideration provided for herein in respect of Proven Claims;

(c)	to transfer ownership of the SFC Business to Newco and then from Newco to Newco II, in each case free and clear of all claims against SFC and certain related claims against the Subsidiaries, so as to enable the SFC Business to continue on a viable, going concern basis; and

(d)	to allow Affected Creditors and Noteholder Class Action Claimants to benefit from contingent value that may be derived from litigation claims to be advanced by the Litigation Trustee.

The Plan is put forward in the expectation that the Persons with an economic interest in SFC, when considered as a whole, will derive a greater benefit from the implementation of the Plan and the continuation of the SFC Business as a going concern than would result from a bankruptcy or liquidation of SFC.

2.2 Claims Affected

The Plan provides for, among other things, the full, final and irrevocable compromise, release, discharge, cancellation and bar of Affected Claims and effectuates the restructuring of SFC. The Plan will become effective at the Effective Time on the Plan Implementation Date, other than such matters occurring on the Equity Cancellation Date (if the Equity Cancellation date does not occur on the Plan Implementation Date) which will occur and be effective on such date, and the Plan shall be binding on and enure to the benefit of SFC, the Subsidiaries, Newco, Newco II, SFC Escrow Co., any Person having an Affected Claim, the Directors and Officers of SFC and all other Persons named or referred to in, or subject to, the Plan, as and to the extent provided for in the Plan.

2.3 Unaffected Claims against SFC Not Affected

Any amounts properly owing by SFC in respect of Unaffected Claims will be satisfied in accordance with section 4.2 hereof. Consistent with the foregoing, all liabilities of the Released Parties in respect of Unaffected Claims (other than the obligation of SFC to satisfy such Unaffected Claims in accordance with section 4.2 hereof) will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred pursuant to Article 7 hereof. Nothing in the Plan shall affect SFC’s rights and defences, both legal and equitable, with respect to any Unaffected Claims, including all rights with respect to legal and equitable defences or entitlements to set-offs or recoupments against such Unaffected Claims.

2.4 Insurance

(a)	Subject to the terms of this section 2.4, nothing in this Plan shall prejudice, compromise, release, discharge, cancel, bar or otherwise affect any right, entitlement or claim of any Person against SFC or any Director or Officer, or any insurer, in respect of an Insurance Policy or the proceeds thereof.

(b)

Nothing in this Plan shall prejudice, compromise, release or otherwise affect any right or defence of any such insurer in respect of any such Insurance Policy. Furthermore, nothing in this Plan shall prejudice, compromise, release or otherwise affect (i) any right of subrogation any such insurer may have against any Person, including against any Director or Officer in the event of a determination of fraud against SFC or any Director or Officer in respect of whom such a determination is specifically made, and /or (ii) the ability of such insurer to claim repayment of Defense Costs (as defined in any such policy) from SFC and/or any Director or Officer in the event that the party from whom repayment is sought is not entitled to coverage under the terms and conditions of any such Insurance Policy

(c)	Notwithstanding anything herein (including section 2.4(b) and the releases and injunctions set forth in Article 7 hereof), but subject to section 2.4(d) hereof, all Insured Claims shall be deemed to remain outstanding and are not released following the Plan Implementation Date, but recovery as against SFC and the Named Directors and Officers is limited only to proceeds of Insurance Policies that are available to pay such Insured Claims, either by way of judgment or settlement. SFC and the Directors or Officers shall make all reasonable efforts to meet all obligations under the Insurance Policies. The insurers agree and acknowledge that they shall be obliged to pay any Loss payable pursuant to the terms and conditions of their respective Insurance Policies notwithstanding the releases granted to SFC and the Named Directors and Officers under this Plan, and that they shall not rely on any provisions of the Insurance Policies to argue, or otherwise assert, that such releases excuse them from, or relieve them of, the obligation to pay Loss that otherwise would be payable under the terms of the Insurance Policies. For greater certainty, the insurers agree and consent to a direct right of action against the insurers, or any of them, in favour of any plaintiff who or which has (a) negotiated a settlement of any Claim covered under any of the Insurance Policies, which settlement has been consented to in writing by the insurers or such of them as may be required or (b) obtained a final judgment against one or more of SFC and/or the Directors or Officers which such plaintiff asserts, in whole or in part, represents Loss covered under the Insurance Policies, notwithstanding that such plaintiff is not a named insured under the Insurance Policies and that neither SFC nor the Directors or Officers are parties to such action.

(d)	Notwithstanding anything in this section 2.4, from and after the Plan Implementation Date, any Person having an Insured Claim shall, as against SFC and the Named Directors and Officers, be irrevocably limited to recovery solely from the proceeds of the Insurance Policies paid or payable on behalf of SFC or its Directors or Officers, and Persons with any Insured Claims shall have no right to, and shall not, directly or indirectly, make any claim or seek any recoveries from SFC, any of the Named Directors and Officers, any of the Subsidiaries, Newco or Newco II, other than enforcing such Person’s rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s), and this section 2.4(d) may be relied upon and raised or pled by SFC, Newco, Newco II, any Subsidiary and any Named Director and Officer in defence or estoppel of or to enjoin any claim, action or proceeding brought in contravention of this section

2.5 Claims Procedure Order

For greater certainty, nothing in this Plan revives or restores any right or claim of any kind that is barred or extinguished pursuant to the terms of the Claims Procedure Order, provided that nothing in this Plan, the Claims Procedure Order or any other Order compromises, releases, discharges, cancels or bars any claim against any Person for fraud or criminal conduct, regardless of whether or not any such claim has been asserted to date.

ARTICLE 3

CLASSIFICATION, VOTING AND RELATED MATTERS

3.1 Claims Procedure

The procedure for determining the validity and quantum of the Affected Claims shall be governed by the Claims Procedure Order, the Meeting Order, the CCAA, the Plan and any other Order, as applicable. SFC, the Monitor and any other creditor in respect of its own Claim, shall have the right to seek the assistance of the Court in valuing any Claim, whether for voting or distribution purposes, if required, and to ascertain the result of any vote on the Plan.

3.2 Classification

(a)	The Affected Creditors shall constitute a single class, the “Affected Creditors Class”, for the purposes of considering and voting on the Plan.

(b)	The Equity Claimants shall constitute a single class, separate from the Affected Creditors Class, but shall not, and shall have no right to, attend the Meeting or vote on the Plan in such capacity.

3.3 Unaffected Creditors

No Unaffected Creditor, in respect of an Unaffected Claim, shall:

(a)	be entitled to vote on the Plan;

(b)	be entitled to attend the Meeting; or

(c)	receive any entitlements under this Plan in respect of such Unaffected Creditor’s Unaffected Claims (other than its right to have its Unaffected Claim addressed in accordance with section 4.2 hereof).

3.4 Creditors’ Meeting

The Meeting shall be held in accordance with the Plan, the Meeting Order and any further Order of the Court. The only Persons entitled to attend and vote on the Plan at the Meeting are those specified in the Meeting Order.

3.5 Approval by Creditors

In order to be approved, the Plan must receive the affirmative vote of the Required Majority of the Affected Creditors Class.

ARTICLE 4

DISTRIBUTIONS, PAYMENTS AND TREATMENT OF CLAIMS

4.1 Affected Creditors

All Affected Creditor Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date. Each Affected Creditor that has a Proven Claim shall be entitled to receive the following in accordance with the Plan:

(a)	such Affected Creditor’s Pro-Rata number of the Newco Shares to be issued by Newco from the Affected Creditors Equity Sub-Pool in accordance with the Plan;

(b)	such Affected Creditor’s Pro-Rata amount of the Newco Notes to be issued by Newco in accordance with the Plan; and

(c)	such Affected Creditor’s Pro-Rata share of the Litigation Trust Interests to be allocated to the Affected Creditors in accordance with 4.11 hereof and the terms of the Litigation Trust.

From and after the Plan Implementation Date, each Affected Creditor, in such capacity, shall have no rights as against SFC in respect of its Affected Creditor Claim.

4.2 Unaffected Creditors

Each Unaffected Claim that is finally determined as such, as to status and amount, and that is finally determined to be valid and enforceable against SFC, in each case in accordance with the Claims Procedure Order or other Order:

(a)	subject to sections 4.2(b) and 4.2(c) hereof, shall be paid in full from the Unaffected Claims Reserve and limited to recovery against the Unaffected Claims Reserve, and Persons with Unaffected Claims shall have no right to, and shall not, make any claim or seek any recoveries from any Person in respect of Unaffected Claims, other than enforcing such Person’s right against SFC to be paid from the Unaffected Claims Reserve;

(b)	in the case of Claims secured by the Administration Charge:

(i)	if billed or invoiced to SFC prior to the Plan Implementation Date, such Claims shall be paid by SFC in accordance with section 6.4(d) hereof; and

(ii)	if billed or invoiced to SFC on or after the Plan Implementation Date, such Claims shall be paid from the Administration Charge Reserve, and all such Claims shall be limited to recovery against the Administration Charge Reserve, and any Person with such Claims shall have no right to, and shall not, make any claim or seek any recoveries from any Person in respect of such Claims, other than enforcing such Person’s right against the Administration Charge Reserve; and

(c)	in the case of Lien Claims:

(i)	at the election of the Initial Consenting Noteholders, and with the consent of the Monitor, SFC shall satisfy such Lien Claim by the return of the applicable property of SFC that is secured as collateral for such Lien Claim, and the applicable Lien Claimant shall be limited to its recovery against such secured property in respect of such Lien Claim.

(ii)	if the Initial Consenting Noteholders do not elect to satisfy such Lien Claim by the return of the applicable secured property: (A) SFC shall repay the Lien Claim in full in cash on the Plan Implementation Date; and (B) the security held by the applicable Lien Claimant over the property of SFC shall be fully, finally, irrevocably and forever released, discharged, cancelled and barred; and

(iii)	upon the satisfaction of a Lien Claim in accordance with sections 4.2(c)(i) or 4.2(c)(ii) hereof, such Lien Claims shall be fully, finally, irrevocably and forever released, discharged, cancelled and barred.

4.3 Early Consent Noteholders

As additional consideration for the compromise, release, discharge, cancellation and bar of the Affected Creditor Claims in respect of its Notes, each Early Consent Noteholder shall receive (in addition to the consideration it is entitled to receive in accordance with section 4.1 hereof) its Pro-Rata number of the Newco Shares to be issued by Newco from the Early Consent Equity Sub-Pool in accordance with the Plan.

4.4 Noteholder Class Action Claimants

(a)	All Noteholder Class Action Claims against SFC, the Subsidiaries or the Named Directors or Officers (other than any Noteholder Class Action Claims against the Named Directors or Officers that are Section 5.1(2) D&O Claims, Conspiracy Claims or Non-Released D&O Claims) shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration as against all said Persons on the Plan Implementation Date. Subject to section 4.4(f) hereof, Noteholder Class Action Claimants shall not receive any consideration or distributions under the Plan in respect of their Noteholder Class Action Claims. Noteholder Class Action Claimants shall not be entitled to attend or to vote on the Plan at the Meeting in respect of their Noteholder Class Action Claims.

(b)	Notwithstanding anything to the contrary in section 4.4(a), Noteholder Class Action Claims as against the Third Party Defendants (x) are not compromised, discharged, released, cancelled or barred, (y) shall be permitted to continue as against the Third Party Defendants and (z) shall not be limited or restricted by this Plan in any manner as to quantum or otherwise (including any collection or recovery for such Noteholder Class Action Claims that relates to any liability of the Third Party Defendants for any alleged liability of SFC), provided that:

(i)	in accordance with the releases set forth in Article 7 hereof, the collective aggregate amount of all rights and claims asserted or that may be asserted against the Third Party Defendants in respect of any such Noteholder Class Action Claims for which any such Persons in each case have a valid and enforceable Class Action Indemnity Claim against SFC (the “Indemnified Noteholder Class Action Claims”) shall not exceed, in the aggregate, the Indemnified Noteholder Class Action Limit, and in accordance with section 7.3 hereof, all Persons shall be permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Time, from seeking to enforce any liability in respect of the Indemnified Noteholder Class Action Claims that exceeds the Indemnified Noteholder Class Action Limit;

(ii)	subject to section 4.4(g), any Class Action Indemnity Claims against SFC by the Third Party Defendants in respect of the Indemnified Noteholder Class Action Claims shall be treated as Affected Creditor Claims against SFC, but only to the extent that any such Class Action Indemnity Claims that are determined to be properly indemnified by SFC, enforceable against SFC and are not barred or extinguished by the Claims Procedure Order, and further provided that the aggregate liability of SFC in respect of all such Class Action Indemnity Claims shall be limited to the lesser of: (A) the actual aggregate liability of the Third Party Defendants pursuant to any final judgment, settlement or other binding resolution in respect of the Indemnified Noteholder Class Action Claims; and (B) the Indemnified Noteholder Class Action Limit; and

(iii)	for greater certainty, in the event that any Third Party Defendant is found to be liable for or agrees to a settlement in respect of a Noteholder Class Action Claim (other than a Noteholder Class Action Claim for fraud or criminal conduct) and such amounts are paid by or on behalf of the applicable Third Party Defendant, then the amount of the Indemnified Noteholder Class Action Limit applicable to the remaining Third Party Defendants shall be reduced by the amount paid in respect of such Noteholder Class Action Claim, as applicable.

(c)

Subject to section 7.1(o), the Claims of the Underwriters for indemnification in respect of any Noteholder Class Action Claims (other than Noteholder Class Action Claims against the Underwriters for fraud or criminal conduct) shall, for purposes of the Plan, be deemed to be valid and enforceable Class Action

Indemnity Claims against SFC (as limited pursuant to section 4.4(b) hereof), provided that: (i) the Underwriters shall not be entitled to receive any distributions of any kind under the Plan in respect of such Claims; (ii) such Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date; and (iii) the amount of such Claims shall not affect the calculation of any Pro-Rata entitlements of the Affected Creditors under this Plan. For greater certainty, to the extent of any conflict with respect to the Underwriters between section 4.4(e) hereof and this section 4.4(c), this section 4.4(c) shall prevail.

(d)	Subject to section 7.1(m), any and all indemnification rights and entitlements of Ernst & Young at common law and any and all indemnification agreements between Ernst & Young and SFC shall be deemed to be valid and enforceable in accordance with their terms for the purpose of determining whether the Claims of Ernst & Young for indemnification in respect of Noteholder Class Action Claims are valid and enforceable within the meaning of section 4.4(b) hereof. With respect to Claims of Ernst & Young for indemnification in respect of Noteholder Class Action Claims that are valid and enforceable: (i) Ernst & Young shall not be entitled to receive any distributions of any kind under the Plan in respect of such Claims; (ii) such Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date; and (iii) the amount of such Claims shall not affect the calculation of any Pro-Rata entitlements of the Affected Creditors under this Plan.

(e)	Subject to section 7.1(n), any and all indemnification rights and entitlements of the Named Third Party Defendants at common law and any and all indemnification agreements between the Named Third Party Defendants and SFC shall be deemed to be valid and enforceable in accordance with their terms for the purpose of determining whether the Claims of the Named Third Party Defendants for indemnification in respect of Noteholder Class Action Claims are valid and enforceable within the meaning of section 4.4(b) hereof. With respect to Claims of the Named Third Party Defendants for indemnification in respect of Noteholder Class Action Claims that are valid and enforceable: (i) the Named Third Party Defendants shall not be entitled to receive any distributions of any kind under the Plan in respect of such Claims; (ii) such Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date; and (iii) the amount of such Claims shall not affect the calculation of any Pro-Rata entitlements of the Affected Creditors under this Plan.

(f)	Each Noteholder Class Action Claimant shall be entitled to receive its share of the Litigation Trust Interests to be allocated to Noteholder Class Action Claimants in accordance with the terms of the Litigation Trust and section 4.11 hereof, as such Noteholder Class Action Claimant’s share is determined by the applicable Class Action Court.

(g)	Nothing in this Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek or obtain an Order, whether before or after the Plan Implementation Date, directing that Class Action Indemnity Claims in respect of Noteholder Class Action Claims or any other Claims of the Third Party Defendants should receive the same or similar treatment as is afforded to Class Action Indemnity Claims in respect of Equity Claims under the terms of this Plan.

4.5 Equity Claimants

All Equity Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date. Equity Claimants shall not receive any consideration or distributions under the Plan and shall not be entitled to vote on the Plan at the Meeting.

4.6 Claims of the Trustees and Noteholders

For purposes of this Plan, all claims filed by the Trustees in respect of the Noteholder Claims (other than any Trustee Claims) shall be treated as provided in section 4.1 and the Trustees and the Noteholders shall have no other entitlements in respect of the guarantees and share pledges that have been provided by the Subsidiaries, or any of them, all of which shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date as against the Subsidiaries pursuant to Article 7 hereof.

4.7 Claims of the Third Party Defendants

For purposes of this Plan, all claims filed by the Third Party Defendants against SFC and/or any of its Subsidiaries shall be treated as follows:

(a)	all such claims against the Subsidiaries shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date in accordance with Article 7 hereof;

(b)	all such claims against SFC that are Class Action Indemnity Claims in respect of Indemnified Noteholder Class Action Claims shall be treated as set out in section 4.4(b)(ii) hereof;

(c)	all such claims against SFC for indemnification of Defence Costs shall be treated in accordance with section 4.8 hereof; and

(d)	all other claims shall be treated as Equity Claims.

4.8 Defence Costs

All Claims against SFC for indemnification of defence costs incurred by any Person (other than a Named Director or Officer) in connection with defending against Shareholder Claims (as defined in the Equity Claims Order), Noteholder Class Action Claims or any other claims of any kind relating to SFC or the Subsidiaries (“Defence Costs”) shall be treated as follows:

(a)	as Equity Claims to the extent they are determined to be Equity Claims under any Order; and

(b)	as Affected Creditor Claims to the extent that they are not determined to be Equity Claims under any Order, provided that:

(i)	if such Defence Costs were incurred in respect of a claim against the applicable Person that has been successfully defended and the Claim for such Defence Costs is otherwise valid and enforceable against SFC, the Claim for such Defence Costs shall be treated as a Proven Claim, provided that if such Claim for Defence Costs is a Class Action Indemnity Claim of a Third Party Defendant against SFC in respect of any Indemnified Noteholder Class Action Claim, such Claim for Defence Costs shall be treated in the manner set forth in section 4.4(b)(ii) hereof;

(ii)	if such Defence Costs were incurred in respect of a claim against the applicable Person that has not been successfully defended or such Defence Costs are determined not to be valid and enforceable against SFC, the Claim for such Defence Costs shall be disallowed and no consideration will be payable in respect thereof under the Plan; and

(iii)	until any such Claim for Defence Costs is determined to be either a Claim within section 4.8(b)(i) or a Claim within section 4.8(b)(ii), such Claim shall be treated as an Unresolved Claim,

provided that nothing in this Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek an Order that Claims against SFC for indemnification of any Defence Costs should receive the same or similar treatment as is afforded to Equity Claims under the terms of this Plan.

4.9 D&O Claims

(a)	All D&O Claims against the Named Directors and Officers (other than Section 5.1(2) D&O Claims, Conspiracy Claims and Non-Released D&O Claims) shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date.

(b)	All D&O Claims against the Other Directors and/or Officers shall not be compromised, released, discharged, cancelled or barred by this Plan and shall be permitted to continue as against the applicable Other Directors and/or Officers (the “Continuing Other D&O Claims”), provided that any Indemnified Noteholder Class Action Claims against the Other Directors and/or Officers shall be limited as described in section 4.4(b)(i) hereof.

(c)	All D&O Indemnity Claims and any other rights or claims for indemnification held by the Named Directors and Officers shall be deemed to have no value and shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date.

(d)	All D&O Indemnity Claims and any other rights or claims for indemnification held by the Other Directors and/or Officers shall be deemed to have no value and shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date, except that: (i) any such D&O Indemnity Claims for Defence Costs shall be treated in accordance with section 4.8 hereof; and (ii) any Class Action Indemnity Claim of an Other Director and/or Officer against SFC in respect of the Indemnified Noteholder Class Action Claims shall be treated in the manner set forth in section 4.4(b)(ii) hereof.

(e)	All Section 5.1(2) D&O Claims and all Conspiracy Claims shall not be compromised, released, discharged, cancelled or barred by this Plan, provided that any Section 5.1(2) D&O Claims against Named Directors and Officers and any Conspiracy Claims against Named Directors and Officers shall be limited to recovery from any insurance proceeds payable in respect of such Section 5.1(2) D&O Claims or Conspiracy Claims, as applicable, pursuant to the Insurance Policies, and Persons with any such Section 5.1(2) D&O Claims against Named Directors and Officers or Conspiracy Claims against Named Directors and Officers shall have no right to, and shall not, make any claim or seek any recoveries from any Person (including SFC, any of the Subsidiaries, Newco or Newco II), other than enforcing such Persons’ rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s).

(f)	All D&O Claims against the Directors and Officers of SFC or the Subsidiaries for fraud or criminal conduct shall not be compromised, discharged, released, cancelled or barred by this Plan and shall be permitted to continue as against all applicable Directors and Officers (“Non-Released D&O Claims”).

(g)	Notwithstanding anything to the contrary herein, from and after the Plan Implementation Date, a Person may only commence an action for a Non-Released D&O Claim against a Named Director or Officer if such Person has first obtained (i) the consent of the Monitor or (ii) leave of the Court on notice to the applicable Directors and Officers, SFC, the Monitor, the Initial Consenting Noteholders and any applicable insurers. For the avoidance of doubt, the foregoing requirement for the consent of the Monitor or leave of the Court shall not apply to any Non-Released D&O Claim that is asserted against an Other Director and/or Officer.

4.10 Intercompany Claims

All SFC Intercompany Claims (other than those transferred to SFC Barbados pursuant to section 6.4(j) hereof or set-off pursuant to section 6.4(l) hereof) shall be deemed to be assigned by SFC to Newco on the Plan Implementation Date pursuant to section 6.4(m) hereof, and shall then be deemed to be assigned by Newco to Newco II pursuant to section 6.4(x) hereof. The obligations of SFC to the applicable Subsidiaries and Greenheart in respect of all Subsidiary Intercompany Claims (other than those set-off pursuant to section 6.4(l) hereof) shall be assumed by Newco on the Plan Implementation Date pursuant to 6.4(m) hereof, and then shall be assumed by Newco II pursuant to section 6.4(x) hereof. Notwithstanding anything to the contrary herein, Newco II shall be liable to the applicable Subsidiaries and Greenheart for such Subsidiary Intercompany Claims and SFC shall be released from such Subsidiary Intercompany Claims from and after the Plan Implementation Date, and the applicable Subsidiaries and Greenheart shall be liable to Newco II for such SFC Intercompany Claims from and after the Plan Implementation Date. For greater certainty, nothing in this Plan affects any rights or claims as between any of the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries.

4.11 Entitlement to Litigation Trust Interests

(a)	The Litigation Trust Interests to be created in accordance with this Plan and the Litigation Trust shall be allocated as follows:

(i)	the Affected Creditors shall be collectively entitled to 75% of such Litigation Trust Interests; and

(ii)	the Noteholder Class Action Claimants shall be collectively entitled to 25% of such Litigation Trust Interests,

which allocations shall occur at the times and in the manner set forth in section 6.4 hereof and shall be recorded by the Litigation Trustee in its registry of Litigation Trust Interests.

(b)	Notwithstanding anything to the contrary in section 4.11(a) hereof, if any of the Noteholder Class Action Claims against any of the Third Party Defendants are finally resolved (whether by final judgment, settlement or any other binding means of resolution) within two years of the Plan Implementation Date, then the Litigation Trust Interests to which the applicable Noteholder Class Action Claimants would otherwise have been entitled in respect of such Noteholder Class Action Claims pursuant to section 4.11(a)(ii) hereof (based on the amount of such resolved Noteholder Class Action Claims in proportion to all Noteholder Class Action Claims in existence as of the Claims Bar Date) shall be fully, finally, irrevocably and forever cancelled.

4.12 Litigation Trust Claims

(a)	At any time prior to the Plan Implementation Date, SFC and the Initial Consenting Noteholders may agree to exclude one or more Causes of Action from the Litigation Trust Claims and/or to specify that any Causes of Action against a specified Person will not constitute Litigation Trust Claims (“Excluded Litigation Trust Claims”), in which case, any such Causes of Action shall not be transferred to the Litigation Trust on the Plan Implementation Date. Any such Excluded Litigation Trust Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date in accordance with Article 7 hereof. All Affected Creditors shall be deemed to consent to such treatment of Excluded Litigation Trust Claims pursuant to this section 4.12(a).

(b)	All Causes of Action against the Underwriters by (i) SFC or (ii) the Trustees (on behalf of the Noteholders) shall be deemed to be Excluded Litigation Trust Claims that are fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date in accordance with Article 7 hereof, provided that, unless otherwise agreed by SFC and the Initial Consenting Noteholders prior to the Plan Implementation Date in accordance with section 4.12(a) hereof, any such Causes of Action for fraud or criminal conduct shall not constitute Excluded Litigation Trust Claims and shall be transferred to the Litigation Trust in accordance with section 6.4(o) hereof.

(c)	At any time from and after the Plan Implementation Date, and subject to the prior consent of the Initial Consenting Noteholders and the terms of the Litigation Trust Agreement, the Litigation Trustee shall have the right to seek and obtain an order from any court of competent jurisdiction, including an Order of the Court in the CCAA or otherwise, that gives effect to any releases of any Litigation Trust Claims agreed to by the Litigation Trustee in accordance with the Litigation Trust Agreement, including a release that fully, finally, irrevocably and forever compromises, releases, discharges, cancels and bars the applicable Litigation Trust Claims as if they were Excluded Litigation Trust Claims released in accordance with Article 7 hereof. All Affected Creditors shall be deemed to consent to any such treatment of any Litigation Trust Claims pursuant to this section 4.12(b).

4.13 Multiple Affected Claims

On the Plan Implementation Date, any and all liabilities for and guarantees and indemnities of the payment or performance of any Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim by any of the Subsidiaries, and any purported liability for the payment or performance of such Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim by Newco or Newco II, will be deemed eliminated and cancelled, and no Person shall have any rights whatsoever to pursue or enforce any such liabilities for or guarantees or indemnities of the payment or performance of any such Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim against any Subsidiary, Newco or Newco II.

4.14 Interest

Subject to section 12.4 hereof, no holder of an Affected Claim shall be entitled to interest accruing on or after the Filing Date.

4.15 Existing Shares

Holders of Existing Shares and Equity Interests shall not receive any consideration or distributions under the Plan in respect thereof and shall not be entitled to vote on the Plan at the Meeting. Unless otherwise agreed between the Monitor, SFC and the Initial Consenting Noteholders, all Existing Shares and Equity Interests shall be fully, finally and irrevocably cancelled in accordance with and at the time specified in section 6.5 hereof.

4.16 Canadian Exempt Plans

If an Affected Creditor is a trust governed by a plan which is exempt from tax under Part I of the Canadian Tax Act (including, for example, a registered retirement savings plan), such Affected Creditor may make arrangements with Newco (if Newco so agrees) and the Litigation Trustee (if the Litigation Trustee so agrees) to have the Newco Shares, Newco Notes and Litigation Trust Interests to which it is entitled under this Plan directed to (or in the case of Litigation Trust Interests, registered in the name of ) an affiliate of such Affected Creditor or the annuitant or controlling person of the governing tax-deferred plan.

ARTICLE 5

DISTRIBUTION MECHANICS

5.1 Letters of Instruction

In order to issue (i) Newco Shares and Newco Notes to Ordinary Affected Creditors and (ii) Newco Shares to Early Consent Noteholders, the following steps will be taken:

(a)	with respect to Ordinary Affected Creditors with Proven Claims or Unresolved Claims:

(i)	on the next Business Day following the Distribution Record Date, the Monitor shall send blank Letters of Instruction by prepaid first class mail, courier, email or facsimile to each such Ordinary Affected Creditor to the address of each such Ordinary Affected Creditor (as specified in the applicable Proof of Claim) as of the Distribution Record Date, or as evidenced by any assignment or transfer in accordance with section 5.10;

(ii)	each such Ordinary Affected Creditor shall deliver to the Monitor a duly completed and executed Letter of Instruction that must be received by the Monitor on or before the date that is seven (7) Business Days after the Distribution Record Date or such other date as the Monitor may determine; and

(iii)	any such Ordinary Affected Creditor that does not return a Letter of Instruction to the Monitor in accordance with section 5.1(a)(ii) shall be deemed to have requested that such Ordinary Affected Creditor’s Newco Shares and Newco Notes be registered or distributed, as applicable, in accordance with the information set out in such Ordinary Affected Creditor’s Proof of Claim; and

(b)	with respect to Early Consent Noteholders:

(i)	on the next Business Day following the Distribution Record Date the Monitor shall send blank Letters of Instruction by prepaid first class mail, courier, email or facsimile to each Early Consent Noteholder to the address of each such Early Consent Noteholder as confirmed by the Monitor on or before the Distribution Record Date;

(ii)	each Early Consent Noteholder shall deliver to the Monitor a duly completed and executed Letter of Instruction that must be received by the Monitor on or before the date that is seven (7) Business Days after the Distribution Record Date or such other date as the Monitor may determine; and

(iii)	any such Early Consent Noteholder that does not return a Letter of Instruction to the Monitor in accordance with section 5.1(b)(ii) shall be deemed to have requested that such Early Consent Noteholder’s Newco Shares be distributed or registered, as applicable, in accordance with information confirmed by the Monitor on or before the Distribution Record Date.

5.2 Distribution Mechanics with respect to Newco Shares and Newco Notes

(a)	To effect distributions of Newco Shares and Newco Notes, the Monitor shall deliver a direction at least two (2) Business Days prior to the Initial Distribution Date to Newco or its agent, as applicable, directing Newco or its agent, as applicable, to issue on such Initial Distribution Date or subsequent Distribution Date:

(i)	in respect of the Ordinary Affected Creditors with Proven Claims:

(A)	the number of Newco Shares that each such Ordinary Affected Creditor is entitled to receive in accordance with section 4.1(a) hereof; and

(B)	the amount of Newco Notes that each such Ordinary Affected Creditor is entitled to receive in accordance with section 4.1(b) hereof,

all of which Newco Shares and Newco Notes shall be issued to such Ordinary Affected Creditors and distributed in accordance with this Article 5;

(ii)	in respect of the Ordinary Affected Creditors with Unresolved Claims:

(A)	the number of Newco Shares that each such Ordinary Affected Creditor would have been entitled to receive in accordance with section 4.1(a) hereof had such Ordinary Affected Creditor’s Unresolved Claim been a Proven Claim on the Plan Implementation Date; and

(B)	the amount of Newco Notes that each such Ordinary Affected Creditor would have been entitled to receive in accordance with section 4.1(b) hereof had such Ordinary Affected Creditor’s Unresolved Claim been a Proven Claim on the Plan Implementation Date, all of which Newco Shares and Newco Notes shall be issued in the name of the Unresolved Claims Escrow Agent for the benefit of the Persons entitled thereto under the Plan, which Newco Shares and Newco Notes shall comprise part of the Unresolved Claims Reserve and shall be held in escrow by the Unresolved Claims Escrow Agent until released and distributed in accordance with this Article 5;

(iii)	in respect of the Noteholders:

(A)	the number of Newco Shares that the Trustees are collectively required to receive such that, upon distribution to the Noteholders in accordance with this Article 5, each individual Noteholder receives the number of Newco Shares to which it is entitled in accordance with section 4.1(a) hereof; and

(B)	the amount of Newco Notes that the Trustees are collectively required to receive such that, upon distribution to the Noteholders in accordance with this Article 5, each individual Noteholder receives the amount of Newco Notes to which it is entitled in accordance with section 4.1(b) hereof, all of which Newco Shares and Newco Notes shall be issued to such Noteholders and distributed in accordance with this Article 5; and

(iv)	in respect of Early Consent Noteholders, the number of Newco Shares that each such Early Consent Noteholder is entitled to receive in accordance with section 4.3 hereof, all of which Newco Shares shall be issued to such Early Consent Noteholders and distributed in accordance with this Article 5.

The direction delivered by the Monitor in respect of the applicable Ordinary Affected Creditors and Early Consent Noteholders shall: (A) indicate the registration and delivery details of each applicable Ordinary Affected Creditor and Early Consent Noteholder based on the information prescribed in section 5.1; and (B) specify the number of Newco Shares and, in the case of Ordinary Affected Creditors, the amount of Newco Notes to be issued to each such Person on the applicable Distribution Date. The direction delivered by the Monitor in respect of the Noteholders shall: (C) indicate that the registration and delivery details with respect to the number of Newco Shares and amount of Newco Notes to be distributed to each Noteholder will be the same as the registration and delivery details in effect with respect to the Notes held by each Noteholder as of the Distribution Record Date; and (D) specify the number of Newco Shares and the amount of Newco Notes to be issued to each of the Trustees for purposes of satisfying the entitlements of the Noteholders set forth in sections 4.1(a) and 4.1(b) hereof. The direction delivered by the Monitor in respect of the Newco Shares and Newco Notes to be issued in the name of the Unresolved Claims Escrow Agent, for the benefit of the Persons entitled thereto under the Plan, for purposes of the Unresolved Claims Reserve shall specify the number of Newco Shares and the amount of Newco Notes to be issued in the name of the Unresolved Claims Escrow Agent for that purpose.

(b)	If the registers for the Newco Shares and/or Newco Notes are maintained by the Transfer Agent in a direct registration system (without certificates), the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall, on the Initial Distribution Date or any subsequent Distribution Date, as applicable:

(i)	instruct the Transfer Agent to record, and the Transfer Agent shall record, in the Direct Registration Account of each applicable Ordinary Affected Creditor and each Early Consent Noteholder the number of Newco Shares and, in the case of Ordinary Affected Creditors, the amount of Newco Notes that are to be distributed to each such Person, and the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall send or cause to be sent to each such Ordinary Affected Creditor and Early Consent Noteholder a Direct Registration Transaction Advice based on the delivery information as determined pursuant to section 5.1; and

(ii)	with respect to the distribution of Newco Shares and/or Newco Notes to Noteholders:

(A)	if the Newco Shares and/or Newco Notes are DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall instruct the Transfer Agent to register, and the Transfer Agent shall register, the applicable Newco Shares and/or Newco Notes in the name of DTC (or its nominee) for the benefit of the Noteholders, and the Trustees shall provide their consent to DTC to the distribution of such Newco Shares and Newco Notes to the applicable Noteholders, in the applicable amounts, through the facilities of DTC in accordance with customary practices and procedures; and

(B)

if the Newco Shares and/or Newco Notes are not DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall instruct the Transfer Agent to register the applicable Newco Shares and/or Newco Notes in the Direct Registration Accounts of the applicable Noteholders pursuant to the registration instructions obtained through DTC and the DTC participants (by way of a letter of transmittal process or such other process as agreed by SFC, the Monitor, the Trustees and the Initial Consenting Noteholders), and the Transfer Agent shall (A) register such Newco Shares and/or Newco Notes, in the applicable amounts, in the Direct Registration Accounts of the applicable Noteholders; and (B) send or cause to be sent to each Noteholder a Direct Registration Transaction Advice in accordance with customary practices and procedures; provided that the Transfer Agent shall not be permitted to effect the foregoing registrations without the prior written consent of the Trustees.

(c)	If the registers for the Newco Shares and/or Newco Notes are not maintained by the Transfer Agent in a direct registration system, Newco shall prepare and deliver to the Monitor and/or the Unresolved Claims Escrow Agent, as applicable, and the Monitor and/or the Unresolved Claims Escrow Agent, as applicable, shall promptly thereafter, on the Initial Distribution Date or any subsequent Distribution Date, as applicable:

(i)	deliver to each Ordinary Affected Creditor and each Early Consent Noteholder Newco Share Certificates and, in the case of Ordinary Affected Creditors, Newco Note Certificates representing the applicable number of Newco Shares and the applicable amount of Newco Notes that are to be distributed to each such Person; and

(ii)	with respect to the distribution of Newco Shares and/or Newco Notes to Noteholders:

(A)	if the Newco Shares and/or Newco Notes are DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall distribute to DTC (or its nominee), for the benefit of the Noteholders, Newco Share Certificates and/or Newco Note Certificates representing the aggregate of all Newco Shares and Newco Notes to be distributed to the Noteholders on such Distribution Date, and the Trustees shall provide their consent to DTC to the distribution of such Newco Shares and Newco Notes to the applicable Noteholders, in the applicable amounts, through the facilities of DTC in accordance with customary practices and procedures; and

(B)

if the Newco Shares and/or Newco Notes are not DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall distribute to the applicable Trustees, Newco Share Certificates and/or Newco Note Certificates representing the aggregate of all Newco Shares and/or Newco Notes to be distributed to the Noteholders on such Distribution Date, and the Trustees shall make delivery of such Newco Share Certificates and Newco Note Certificates, in the applicable amounts, directly to the applicable Noteholders pursuant to the delivery instructions obtained through DTC and the DTC participants (by way of a letter of transmittal process or such other process as agreed by SFC, the Monitor, the Trustees and the Initial Consenting Noteholders), all of which shall occur in accordance with customary practices and procedures.

(d)	Upon receipt of and in accordance with written instructions from the Monitor, the Trustees shall instruct DTC to and DTC shall: (i) set up an escrow position representing the respective positions of the Noteholders as of the Distribution Record Date for the purpose of making distributions on the Initial Distribution Date and any subsequent Distribution Dates (the “Distribution Escrow Position”); and (ii) block any further trading of the Notes, effective as of the close of business on the day immediately preceding the Plan Implementation Date, all in accordance with DTC’s customary practices and procedures.

(e)	The Monitor, Newco, Newco II, the Trustees, SFC, the Named Directors and Officers and the Transfer Agent shall have no liability or obligation in respect of deliveries by DTC (or its nominee) to the DTC participants or the Noteholders pursuant to this Article 5.

5.3 Allocation of Litigation Trust Interests

The Litigation Trustee shall administer the Litigation Trust Claims and the Litigation Funding Amount for the benefit of the Persons that are entitled to the Litigation Trust Interests and shall maintain a registry of such Persons as follows:

(a)	with respect to Affected Creditors:

(i)	the Litigation Trustee shall maintain a record of the amount of Litigation Trust Interests that each Ordinary Affected Creditor is entitled to receive in accordance with sections 4.1(c) and 4.11(a) hereof;

(ii)	the Litigation Trustee shall maintain a record of the aggregate amount of all Litigation Trust Interests to which the Noteholders are collectively entitled in accordance with sections 4.1(c) and 4.11(a) hereof, and if cash is distributed from the Litigation Trust to Persons with Litigation Trust Interests, the amount of such cash that is payable to the Noteholders will be distributed through the Distribution Escrow Position (such that each beneficial Noteholder will receive a percentage of such cash distribution that is equal to its entitlement to Litigation Trust Interests (as set forth in section 4.1(c) hereof) as a percentage of all Litigation Trust Interests); and

(iii)	with respect to any Litigation Trust Interests to be allocated in respect of the Unresolved Claims Reserve, the Litigation Trustee shall record such Litigation Trust Interests in the name of the Unresolved Claims Escrow Agent, for the benefit of the Persons entitled thereto in accordance with this Plan, which shall be held by the Unresolved Claims Escrow Agent in escrow until released and distributed unless and until otherwise directed by the Monitor in accordance with this Plan;

(b)	with respect to the Noteholder Class Action Claimants, the Litigation Trustee shall maintain a record of the aggregate of all Litigation Trust Interests that the Noteholder Class Action Claimants are entitled to receive pursuant to sections 4.4(f) and 4.11(a) hereof, provided that such record shall be maintained in the name of the Noteholder Class Action Representative, to be allocated to individual Noteholder Class Action Claimants in any manner ordered by the applicable Class Action Court, and provided further that if any such Litigation Trust Interests are cancelled in accordance with section 4.11(b) hereof, the Litigation Trustee shall record such cancellation in its registry of Litigation Trust Interests.

5.4 Treatment of Undeliverable Distributions

If any distribution under section 5.2 or section 5.3 of Newco Shares, Newco Notes or Litigation Trust Interests is undeliverable (that is, for greater certainty, that it cannot be properly registered or delivered to the Applicable Affected Creditor because of inadequate or incorrect registration or delivery information or otherwise) (an “Undeliverable Distribution”), it shall be delivered to SFC Escrow Co., which shall hold such Undeliverable Distribution in escrow and administer it in accordance with this section 5.4. No further distributions in respect of an Undeliverable Distribution shall be made unless and until SFC and the Monitor are notified by the applicable Person of its current address and/or registration information, as applicable, at which time the Monitor shall direct SFC Escrow Co. to make all such distributions to such Person, and SFC Escrow Co. shall make all such distributions to such Person. All claims for Undeliverable Distributions must be made on or before the date that is six months following the final Distribution Date, after which date the right to receive distributions under this Plan in respect of such Undeliverable Distributions shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred, without any compensation therefore, notwithstanding any federal, state or provincial laws to the contrary, at which time any such Undeliverable Distributions held by SFC Escrow Co. shall be deemed to have been gifted by the owner of the Undeliverable Distribution to Newco or the Litigation Trust, as applicable, without consideration, and, in the case of Newco Shares, Newco Notes and Litigation Trust Interests, shall be cancelled by Newco and the Litigation Trustee, as applicable. Nothing contained in the Plan shall require SFC, the Monitor, SFC Escrow Co. or any other Person to attempt to locate any owner of an Undeliverable Distribution. No interest is payable in respect of an Undeliverable Distribution. Any distribution under this Plan on account of the Notes, other than any distributions in respect of Litigation Trust Interests, shall be deemed made when delivered to DTC or the applicable Trustee, as applicable, for subsequent distribution to the applicable Noteholders in accordance with section 5.2.

5.5 Procedure for Distributions Regarding Unresolved Claims

(a)	An Affected Creditor that has asserted an Unresolved Claim will not be entitled to receive a distribution under the Plan in respect of such Unresolved Claim or any portion thereof unless and until such Unresolved Claim becomes a Proven Claim.

(b)	Distributions in respect of any Unresolved Claim in existence at the Plan Implementation Date will be held in escrow by the Unresolved Claims Escrow Agent in the Unresolved Claims Reserve until settlement or final determination of the Unresolved Claim in accordance with the Claims Procedure Order, the Meeting Order or this Plan, as applicable.

(c)	To the extent that Unresolved Claims become Proven Claims or are finally disallowed, the Unresolved Claims Escrow Agent shall release from escrow and deliver (or in the case of Litigation Trust Interests, cause to be registered) the following from the Unresolved Claims Reserve (on the next Distribution Date, as determined by the Monitor with the consent of SFC and the Initial Consenting Noteholders):

(i)	in the case of Affected Creditors whose Unresolved Claims are ultimately determined, in whole or in part, to be Proven Claims, the Unresolved Claims Escrow Agent shall release from escrow and deliver to such Affected Creditor that number of Newco Shares, Newco Notes and Litigation Trust Interests (and any income or proceeds therefrom) that such Affected Creditor is entitled to receive in respect of its Proven Claim pursuant to section 4.1 hereof;

(ii)	in the case of Affected Creditors whose Unresolved Claims are ultimately determined, in whole or in part, to be disallowed, the Unresolved Claims Escrow Agent shall release from escrow and deliver to all Affected Creditors with Proven Claims the number of Newco Shares, Newco Notes and Litigation Trust Interests (and any income or proceeds therefrom) that had been reserved in the Unresolved Claims Reserve for such Affected Creditor whose Unresolved Claims has been disallowed, Claims such that, following such delivery, all of the Affected Creditors with Proven Claims have received the amount of Newco Shares, Newco Notes and Litigation Trust Interests that they are entitled to receive pursuant to section 4.1 hereof, which delivery shall be effected in accordance with sections 5.2 and 5.3 hereof.

(d)	As soon as practicable following the date that all Unresolved Claims have been finally resolved and any required distributions contemplated in section 5.5(c) have been made, the Unresolved Claims Escrow Agent shall distribute (or in the case of Litigation Trust Interests, cause to be registered) any Litigation Trust Interests, Newco Shares and Newco Notes (and any income or proceeds therefrom), as applicable, remaining in the Unresolved Claims Reserve to the Affected Creditors with Proven Claims such that after giving effect to such distributions each such Affected Creditor has received the amount of Litigation Trust Interests, Newco Shares and Newco Notes that it is entitled to receive pursuant to section 4.1 hereof.

(e)	During the time that Newco Shares, Newco Notes and/or Litigation Trust Interests are held in escrow in the Unresolved Claims Reserve, any income or proceeds received therefrom or accruing thereon shall be added to the Unresolved Claims Reserve by the Unresolved Claims Escrow Agent and no Person shall have any right to such income or proceeds until such Newco Shares, Newco Notes or Litigation Trust Interests, as applicable, are distributed (or in the case of Litigation Trust Interests, registered) in accordance with section 5.5(c) and 5.5(d) hereof, at which time the recipient thereof shall be entitled to any applicable income or proceeds therefrom.

(f)	The Unresolved Claims Escrow Agent shall have no beneficial interest or right in the Unresolved Claims Reserve. The Unresolved Claims Escrow Agent shall not take any step or action with respect to the Unresolved Claims Reserve or any other matter without the consent or direction of the Monitor or the direction of the Court. The Unresolved Claims Escrow Agent shall forthwith, upon receipt of an Order of the Court or instruction of the Monitor directing the release of any Newco Shares, Newco Notes and/or Litigation Trust Interests from the Unresolved Claims Reserve, comply with any such Order or instruction.

(g)	Nothing in this Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek or obtain an Order, whether before or after the Plan Implementation Date, directing that any Unresolved Claims should be disallowed in whole or in part or that such Unresolved Claims should receive the same or similar treatment as is afforded to Equity Claims under the terms of this Plan.

(h)	Persons with Unresolved Claims shall have standing in any proceeding in respect of the determination or status of any Unresolved Claim, and Goodmans LLP (in its capacity as counsel to the Initial Consenting Noteholders) shall have standing in any such proceeding on behalf of the Initial Consenting Notheolders (in their capacity as Affected Creditors with Proven Claims).

5.6 Tax Refunds

Any input tax credits or tax refunds received by or on behalf of SFC after the Effective Time shall, immediately upon receipt thereof, be paid directly by, or on behalf of, SFC to Newco without consideration.

5.7 Final Distributions from Reserves

(a)	If there is any cash remaining in: (i) the Unaffected Claims Reserve on the date that all Unaffected Claims have been finally paid or otherwise discharged and/or (ii) the Administration Charge Reserve on the date that all Claims secured by the Administration Charge have been finally paid or otherwise discharged, the Monitor shall, in each case, forthwith transfer all such remaining cash to the Monitor’s Post-Implementation Reserve.

(b)

The Monitor will not terminate the Monitor’s Post-Implementation Reserve prior to the termination of each of the Unaffected Claims Reserve and the Administration Charge Reserve. The Monitor may, at any time, from time to time and at its sole discretion, release amounts from the Monitor’s Post-Implementation Reserve to Newco. Goodmans LLP (in its capacity as counsel to the Initial Consenting Noteholders) shall be permitted to apply for an Order of the Court directing the Monitor to make distributions from the Monitor’s Post-Implementation Reserve. Once the Monitor has determined that the cash remaining in the Monitor’s Post-Implementation Reserve is no longer necessary for administering SFC or the Claims Procedure, the Monitor shall forthwith transfer any such remaining cash (the “Remaining Post-Implementation Reserve Amount”) to Newco.

5.8 Other Payments and Distributions

All other payments and distributions to be made pursuant to this Plan shall be made in the manner described in this Plan, the Sanction Order or any other Order, as applicable.

5.9 Note Indentures to Remain in Effect Solely for Purpose of Distributions

Following completion of the steps in the sequence set forth in section 6.4, all debentures, indentures, notes (including the Notes), certificates, agreements, invoices and other instruments evidencing Affected Claims will not entitle any holder thereof to any compensation or participation other than as expressly provided for in the Plan and will be cancelled and will be null and void. Any and all obligations of SFC and the Subsidiaries under and with respect to the Notes, the Note Indentures and any guarantees or indemnities with respect to the Notes or the Note Indentures shall be terminated and cancelled on the Plan Implementation Date and shall not continue beyond the Plan Implementation Date. Notwithstanding the foregoing and anything to the contrary in the Plan, the Note Indentures shall remain in effect solely for the purpose of and only to the extent necessary to allow the Trustees to make distributions to Noteholders on the Initial Distribution Date and, as necessary, each subsequent Distribution Date thereafter, and to maintain all of the rights and protections afforded to the Trustees as against the Noteholders under the applicable Note Indentures, including their lien rights with respect to any distributions under this Plan, until all distributions provided for hereunder have been made to the Noteholders. The obligations of the Trustees under or in respect of this Plan shall be solely as expressly set out herein. Without limiting the generality of the releases, injunctions and other protections afforded to the Trustees under this Plan and the applicable Note Indentures, the Trustees shall have no liability whatsoever to any Person resulting from the due performance of their obligations hereunder, except if such Trustee is adjudged by the express terms of a non-appealable judgment rendered on a final determination on the merits to have committed gross negligence or wilful misconduct in respect of such matter.

5.10 Assignment of Claims for Distribution Purposes

(a)	Assignment of Claims by Ordinary Affected Creditors

Subject to any restrictions contained in Applicable Laws, an Ordinary Affected Creditor may transfer or assign the whole of its Affected Claim after the Meeting provided that neither SFC nor Newco nor Newco II nor the Monitor nor the Unresolved Claims Escrow Agent shall be obliged to make distributions to any such transferee or assignee or otherwise deal with such transferee or assignee as an Ordinary Affected Creditor in respect thereof unless and until actual notice of the transfer or assignment, together with satisfactory evidence of such transfer or assignment and such other documentation as SFC and the Monitor may reasonably require, has been received by SFC and the Monitor on or before the Plan Implementation Date, or such other date as SFC and the Monitor may agree, failing which the original transferor shall have all applicable rights as the “Ordinary Affected Creditor” with respect to such Affected Claim as if no transfer of the Affected Claim had occurred. Thereafter, such transferee or assignee shall, for all purposes in accordance with this Plan, constitute an Ordinary Affected Creditor and shall be bound by any and all notices previously given to the transferor or assignor in respect of such Claim. For greater certainty, SFC shall not recognize partial transfers or assignments of Claims.

(b)	Assignment of Notes

Only those Noteholders who have beneficial ownership of one or more Notes as at the Distribution Record Date shall be entitled to receive a distribution under this Plan on the Initial Distribution Date or any Distribution Date. Noteholders who have beneficial ownership of Notes shall not be restricted from transferring or assigning such Notes prior to or after the Distribution Record Date (unless the Distribution Record Date is the Plan Implementation Date), provided that if such transfer or assignment occurs after the Distribution Record Date, neither SFC nor Newco nor Newco II nor the Monitor nor the Unresolved Claims Escrow Agent shall have any obligation to make distributions to any such transferee or assignee of Notes in respect of the Claims associated therewith, or otherwise deal with such transferee or assignee as an Affected Creditor in respect thereof. Noteholders who assign or acquire Notes after the Distribution Record Date shall be wholly responsible for ensuring that Plan distributions in respect of the Claims associated with such Notes are in fact delivered to the assignee, and the Trustees shall have no liability in connection therewith.

5.11 Withholding Rights

SFC, Newco, Newco II, the Monitor, the Litigation Trustee, the Unresolved Claims Escrow Agent and/or any other Person making a payment contemplated herein shall be entitled to deduct and withhold from any consideration payable to any Person such amounts as it is required to deduct and withhold with respect to such payment under the Canadian Tax Act, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign Tax laws, in each case, as amended. To the extent that amounts are so withheld or deducted, such withheld or deducted amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amounts so required or permitted to be deducted or withheld from any payment to a Person exceed the cash portion of the consideration otherwise payable to that Person: (i) the payor is authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to enable it to comply with such deduction or withholding requirement or entitlement, and the payor shall notify the applicable Person thereof and remit to such Person any unapplied balance of the net proceeds of such sale; or (ii) if such sale is not reasonably possible, the payor shall not be required to make such excess payment until the Person has directly satisfied any such withholding obligation and provides evidence thereof to the payor.

5.12 Fractional Interests

No fractional interests of Newco Shares or Newco Notes (“Fractional Interests”) will be issued under this Plan. For purposes of calculating the number of Newco Shares and Newco Notes to be issued by Newco pursuant to this Plan, recipients of Newco Shares or Newco Notes will have their entitlements adjusted downwards to the nearest whole number of Newco Shares or Newco Notes, as applicable, to eliminate any such Fractional Interests and no compensation will be given for the Fractional Interest.

5.13 Further Direction of the Court

The Monitor shall, in its sole discretion, be entitled to seek further direction of the Court, including a plan implementation order, with respect to any matter relating to the implementation of the plan including with respect to the distribution mechanics and restructuring transaction as set out in Articles 5 and 6 of this Plan.

ARTICLE 6

RESTRUCTURING TRANSACTION

6.1 Corporate Actions

The adoption, execution, delivery, implementation and consummation of all matters contemplated under the Plan involving corporate action of SFC will occur and be effective as of the Plan Implementation Date, other than such matters occurring on the Equity Cancellation Date which will occur and be effective on such date, and in either case will be authorized and approved under the Plan and by the Court, where appropriate, as part of the Sanction Order, in all respects and for all purposes without any requirement of further action by shareholders, Directors or Officers of SFC. All necessary approvals to take actions shall be deemed to have been obtained from the directors or the shareholders of SFC, as applicable, including the deemed passing by any class of shareholders of any resolution or special resolution and no shareholders’ agreement or agreement between a shareholder and another Person limiting in any way the right to vote shares held by such shareholder or shareholders with respect to any of the steps contemplated by the Plan shall be deemed to be effective and shall have no force and effect, provided that, subject to sections 12.6 and 12.7 hereof, where any matter expressly requires the consent or approval of SFC, the Initial Consenting Noteholders or SFC’s board of directors pursuant to this Plan, such consent or approval shall not be deemed to be given unless actually given.

6.2 Incorporation of Newco and Newco II

(a)

Newco shall be incorporated prior to the Plan Implementation Date. Newco shall be authorized to issue an unlimited number of Newco Shares and shall have no restrictions on the number of its shareholders. At the time that Newco is incorporated, Newco shall issue one Newco Share to the Initial Newco Shareholder, as the sole shareholder of Newco, and the Initial Newco Shareholder shall be deemed to hold the Newco Share for the purpose of facilitating the

Restructuring Transaction. For greater certainty, the Initial Newco Shareholder shall not hold such Newco Share as agent of or for the benefit of SFC, and SFC shall have no rights in relation to such Newco Share. Newco shall not carry on any business or issue any other Newco Shares or other securities until the Plan Implementation Date, and then only in accordance with section 6.4 hereof. The Initial Newco Shareholder shall be deemed to have no liability whatsoever for any matter pertaining to its status as the Initial Newco Shareholder, other than its obligations under this Plan to act as the Initial Newco Shareholder.

(b)	Newco II shall be incorporated prior to the Plan Implementation Date as a wholly-owned subsidiary of Newco. The memorandum and articles of association of Newco II will be in a form customary for a wholly-owned subsidiary under the applicable jurisidiction and the initial board of directors of Newco II will consist of the same Persons appointed as the directors of Newco on or prior to the Plan Implementation Date.

6.3 Incorporation of SFC Escrow Co.

SFC Escrow Co. shall be incorporated prior to the Plan Implementation Date. SFC Escrow Co. shall be incorporated under the laws of the Cayman Islands, or such other jurisdiction as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders. The sole director of SFC Escrow Co. shall be Codan Services (Cayman) Limited, or such other Person as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders. At the time that SFC Escrow Co. is incorporated, SFC Escrow Co. shall issue one share (the “SFC Escrow Co. Share”) to SFC, as the sole shareholder of SFC Escrow Co. and SFC shall be deemed to hold the SFC Escrow Co. Share for the purpose of facilitating the Restructuring Transaction. SFC Escrow Co. shall have no assets other than any assets that it is required to hold in escrow pursuant to the terms of this Plan, and it shall have no liabilities other than its obligations as set forth in this Plan. SFC Escrow Co. shall not carry on any business or issue any shares or other securities (other than the SFC Escrow Co. Share). The sole activity and function of SFC Escrow Co. shall be to perform the obligations of the Unresolved Claims Escrow Agent as set forth in this Plan and to administer Undeliverable Distributions as set forth in section 5.4 of this Plan. SFC Escrow Co. shall not make any sale, distribution, transfer or conveyance of any Newco Shares, Newco Notes or any other assets or property that it holds unless it is directed to do so by an Order of the Court or by a written direction from the Monitor, in which case SFC Escrow Co. shall promptly comply with such Order of the Court or such written direction from the Monitor. SFC shall not sell, transfer or convey the SFC Escrow Co. Share nor effect or cause to be effected any liquidation, dissolution, merger or other corporate reorganization of SFC Escrow Co. unless it is directed to do so by an Order of the Court or by a written direction from the Monitor, in which case SFC shall promptly comply with such Order of the Court or such written direction from the Monitor. SFC Escrow Co. shall not exercise any voting rights (including any right to vote at a meeting of shareholders or creditors held or in any written resolution) in respect of Newco Shares or Newco Notes held in the Unresolved Claims Reserve. SFC Escrow Co. shall not be entitled to receive any compensation for the performance of its obligations under this Plan.

6.4 Plan Implementation Date Transactions

The following steps and compromises and releases to be effected shall occur, and be deemed to have occurred in the following manner and order (sequentially, each step occurring five minutes apart, except that within such order steps (a) to (f) (Cash Payments) shall occur simultaneously and steps (t) to (w) (Releases) shall occur simultaneously) without any further act or formality, on the Plan Implementation Date beginning at the Effective Time (or in such other manner or order or at such other time or times as SFC, the Monitor and the Initial Consenting Noteholders may agree):

Cash Payments and Satisfaction of Lien Claims

(a)	SFC shall pay required funds to the Monitor for the purpose of funding the Unaffected Claims Reserve, and the Monitor shall hold and administer such funds in trust for the purpose of paying the Unaffected Claims pursuant to the Plan.

(b)	SFC shall pay the required funds to the Monitor for the purpose of funding the Administration Charge Reserve, and the Monitor shall hold and administer such funds in trust for the purpose of paying Unaffected Claims secured by Administration Charge.

(c)	SFC shall pay the required funds to the Monitor for the purpose of funding the Monitor’s Post-Implementation Reserve, and the Monitor shall hold and administer such funds in trust for the purpose of administering SFC, as necessary, from and after the Plan Implementation Date.

(d)	SFC shall pay to the Noteholder Advisors and the Initial Consenting Noteholders, as applicable, each such Person’s respective portion of the Expense Reimbursement. SFC shall pay all fees and expenses owing to each of the SFC Advisors, the advisors to the current Board of Directors of SFC, Chandler Fraser Keating Limited and Spencer Stuart and SFC or any of the Subsidiaries shall pay all fees and expenses owing to each of Indufor Asia Pacific Limited and Stewart Murray (Singapore) Pte. Ltd. If requested by the Monitor (with the consent of the Initial Consenting Noteholders) no more than 10 days prior to the Plan Implementation Date and provided that all fees and expenses set out in all previous invoices rendered by the applicable Person to SFC have been paid, SFC and the Subsidiaries, as applicable, shall, with respect to the final one or two invoices rendered prior to the Plan Implementation Date, pay any such fees and expenses to such Persons for all work up to and including the Plan Implementation Date (including any reasonable estimates of work to be performed on the Plan Implementation Date) first by applying any such monetary retainers currently held by such Persons and then by paying any remaining balance in cash.

(e)

If requested by the Monitor (with the consent of the Initial Consenting Noteholders) prior to the Plan Implementation Date, any Person with a monetary retainer from SFC that remains outstanding following the steps and payment of all fees and expenses set out in section 6.4(d) hereof shall pay to SFC in cash the full amount of such remaining retainer, less any amount permitted by the Monitor (with the Consent of the Initial Consenting Noteholders and after prior discussion with the applicable Person as to any remaining work that may reasonably be required) to remain as a continuing monetary retainer in connection with completion of any remaining work after the Plan Implementation Date that may be requested by the Monitor, SFC or the Initial Consenting Noteholders (each such continuing monetary retainer being a “Permitted Continuing Retainer”). Such Persons shall have no duty or obligation to perform any further work or tasks in respect of SFC unless such Persons are satisfied that they are holding adequate retainers or other security or have received payment to compensate them for all fees and expenses in respect of such work or tasks. The obligation of such Persons to repay the remaining amounts of any monetary retainers (including the unused portions of any Permitted Continuing Retainers) and all cash received therefrom shall constitute SFC Assets.

(f)	The Lien Claims shall be satisfied in accordance with section 4.2(c) hereof.

Transaction Steps

(g)	All accrued and unpaid interest owing on, or in respect of, or as part of, Affected Creditor Claims (including any Accrued Interest on the Notes and any interest accruing on the Notes or any Ordinary Affected Creditor Claim after the Filing Date) shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred for no consideration, and from and after the occurrence of this step, no Person shall have any entitlement to any such accrued and unpaid interest.

(h)	All of the Affected Creditors shall be deemed to assign, transfer and convey to Newco all of their Affected Creditor Claims, and from and after the occurrence of this step, Newco shall be the legal and beneficial owner of all Affected Creditor Claims. In exchange for the assignment, transfer and conveyance of the Affected Creditor Claims to Newco:

(i)	with respect to Affected Creditor Claims that are Proven Claims at the Effective Time:

(A)	Newco shall issue to each applicable Affected Creditor the number of Newco Shares that each such Affected Creditor is entitled to receive in accordance with section 4.1(a) hereof;

(B)	Newco shall issue to each applicable Affected Creditor the amount of Newco Notes that each such Affected Creditor is entitled to receive in accordance with section 4.1(b) hereof;

(C)	Newco shall issue to each of the Early Consent Noteholders the number of Newco Shares that each such Early Consent Noteholder is entitled to receive pursuant to section 4.3 hereof;

(D)	such Affected Creditors shall be entitled to receive the Litigation Trust Interests to be acquired by Newco in section 6.4(q) hereof, following the establishment of the Litigation Trust;

(E)	such Affected Creditors shall be entitled to receive, at the time or times contemplated in sections 5.5(c) and 5.5(d) hereof, the Newco Shares, Newco Notes and Litigation Trust Interests that are subsequently distributed to (or in the case of Litigation Trust Interests registered for the benefit of) Affected Creditors with Proven Claims pursuant to sections 5.5(c) and 5.5(d) hereof (if any), and all such Newco Shares and Newco Notes shall be distributed in the manner described in section 5.2 hereof; and

(ii)	with respect to Affected Creditor Claims that are Unresolved Claims as at the Effective Time, Newco shall issue in the name of the Unresolved Claims Escrow Agent, for the benefit of the Persons entitled thereto under the Plan, the Newco Shares and the Newco Notes that would have been distributed to the applicable Affected Creditors in respect of such Unresolved Claims if such Unresolved Claims had been Proven Claims at the Effective Time; such Newco Shares, Newco Notes and Litigation Trust Interests acquired by Newco in section 6.4(q) and assigned to and registered in the name of the Unresolved Claims Escrow Agent in accordance with section 6.4(r) shall comprise part of the Unresolved Claims Reserve and the Unresolved Claims Escrow Agent shall hold all such Newco Shares, Newco Notes and Litigation Trust Interests in escrow for the benefit of those Persons entitled to receive distributions thereof pursuant to the Plan.

(i)	The initial Newco Share in the capital of Newco held by the Initial Newco Shareholder shall be redeemed and cancelled for no consideration.

(j)	SFC shall be deemed to assign, transfer and convey to SFC Barbados those SFC Intercompany Claims and/or Equity Interests in one or more Direct Subsidiaries as agreed to by SFC and the Initial Consenting Noteholders prior to the Plan Implementation Date (the “Barbados Property”) first in full repayment of the Barbados Loans and second, to the extent the fair market value of the Barbados Property exceeds the amount owing under the Barbados Loans, as a contribution to the capital of SFC Barbados by SFC. Immediately after the time of such assignment, transfer and conveyance, the Barbados Loans shall be considered to be fully paid by SFC and no longer outstanding.

(k)

SFC shall be deemed to assign, transfer and convey to Newco all shares and other Equity Interests (other than the Barbados Property) in the capital of (i) the Direct Subsidiaries and (ii) any other Subsidiaries that are directly owned by SFC immediately prior to the Effective Time, other than SFC Escrow Co. (all such shares and other equity interests being the “Direct Subsidiary Shares”) for a purchase price equal to the fair market value of the Direct Subsidiary Shares and, in consideration therefor, Newco shall be deemed to pay to SFC consideration equal to the fair market value of the Direct Subsidiary Shares, which consideration shall be comprised of a U.S. dollar denominated demand non-interest-bearing promissory note issued to SFC by Newco having a principal amount equal to the fair market value of the Direct Subsidiary Shares (the “Newco Promissory Note 1”). At the time of such assignment, transfer and conveyance, all prior rights that Newco had to acquire the Direct Subsidiary Shares, under the Plan or otherwise, shall cease to be outstanding. For greater certainty, SFC shall not assign, transfer or convey the SFC Escrow Co. Share, and the SFC Escrow Co. Share shall remain the property of SFC.

(l)	If the Initial Consenting Noteholders and SFC agree prior to the Plan Implementation Date, there will be a set-off of any SFC Intercompany Claim so agreed against a Subsidiary Intercompany Claim owing between SFC and the same Subsidiary. In such case, the amounts will be set-off in repayment of both claims to the extent of the lesser of the two amounts, and the excess (if any) shall continue as an SFC Intercompany Claim or a Subsidiary Intercompany Claim, as applicable.

(m)	SFC shall be deemed to assign, transfer and convey to Newco all SFC Intercompany Claims (other than the SFC Intercompany Claims transferred to SFC Barbados in section 6.4(j) hereof or set-off pursuant to section 6.4(l) hereof) for a purchase price equal to the fair market value of such SFC Intercompany Claims and, in consideration therefor, Newco shall be deemed to pay SFC consideration equal to the fair market value of the SFC Intercompany Claims, which consideration shall be comprised of the following: (i) the assumption by Newco of all of SFC’s obligations to the Subsidiaries in respect of Subsidiary Intercompany Claims (other than the Subsidiary Intercompany Claims set-off pursuant to section 6.4(l) hereof); and (ii) if the fair market value of the transferred SFC Intercompany Claims exceeds the fair market value of the assumed Subsidiary Intercompany Claims, Newco shall issue to SFC a U.S. dollar denominated demand non-interest-bearing promissory note having a principal amount equal to such excess (the “Newco Promissory Note 2”).

(n)	SFC shall be deemed to assign, transfer and convey to Newco all other SFC Assets (namely, all SFC Assets other than the Direct Subsidiary Shares and the SFC Intercompany Claims (which shall have already been transferred to Newco in accordance with sections 6.4(k) and 6.4(m) hereof)), for a purchase price equal to the fair market value of such other SFC Assets and, in consideration therefor, Newco shall be deemed to pay to SFC consideration equal to the fair market value of such other SFC Assets, which consideration shall be comprised of a U.S. dollar denominated demand non-interest-bearing promissory note issued to SFC by Newco having a principal amount equal to the fair market value of such other SFC Assets (the “Newco Promissory Note 3”).

(o)	SFC shall establish the Litigation Trust and SFC and the Trustees (on behalf of the Noteholders) shall be deemed to convey, transfer and assign to the Litigation Trustee all of their respective rights, title and interest in and to the Litigation Trust Claims. SFC shall advance the Litigation Funding Amount to the Litigation Trustee for use by the Litigation Trustee in prosecuting the Litigation Trust Claims in accordance with the Litigation Trust Agreement, which advance shall be deemed to create a non-interest bearing receivable from the Litigation Trustee in favour of SFC in the amount of the Litigation Funding Amount (the “Litigation Funding Receivable”). The Litigation Funding Amount and Litigation Trust Claims shall be managed by the Litigation Trustee in accordance with the terms and conditions of the Litigation Trust Agreement.

(p)	The Litigation Trust shall be deemed to be effective from the time that it is established in section 6.4(o) hereof. Initially, all of the Litigation Trust Interests shall be held by SFC. Immediately thereafter, SFC shall assign, convey and transfer a portion of the Litigation Trust Interests to the Noteholder Class Action Claimants in accordance with the allocation set forth in section 4.11 hereof.

(q)	SFC shall settle and discharge the Affected Creditor Claims by assigning Newco Promissory Note 1, Newco Promissory Note 2 and Newco Promissory Note 3 (collectively, the “Newco Promissory Notes”), the Litigation Funding Receivable and the remaining Litigation Trust Interests held by SFC to Newco. Such assignment shall constitute payment, by set-off, of the full principal amount of the Newco Promissory Notes and of a portion of the Affected Creditor Claims equal to the aggregate principal amount of the Newco Promissory Notes, the Litigation Trust Receivable and the fair market value of the Litigation Trust Interests so transferred (with such payment being allocated first to the Noteholder Claims and then to the Ordinary Affected Creditor Claims). As a consequence thereof:

(i)	Newco shall be deemed to discharge and release SFC of and from all of SFC’s obligations to Newco in respect of the Affected Creditor Claims, and all of Newco’s rights against SFC of any kind in respect of the Affected Creditor Claims shall thereupon be fully, finally, irrevocably and forever compromised, released, discharged and cancelled; and

(ii)	SFC shall be deemed to discharge and release Newco of and from all of Newco’s obligations to SFC in respect of the Newco Promissory Notes, and the Newco Promissory Notes and all of SFC’s rights against Newco in respect thereof shall thereupon be fully, finally, irrevocably and forever released, discharged and cancelled.

(r)

Newco shall cause a portion of the Litigation Trust Interests it acquired in section 6.4(q) hereof to be assigned to and registered in the name of the Affected Creditors with Proven Claims as contemplated in section 6.4(h), and with respect to any Affected Creditor Claims that are Unresolved Claims as at the Effective Time, the remaining Litigation Trust Interests held by Newco that would have been allocated to the applicable Affected Creditors in respect of such Unresolved

Claims if such Unresolved Claims had been Proven Claims at the Effective Time shall be assigned and registered by the Litigation Trustee to the Unresolved Claims Escrow Agent and in the name of the Unresolved Claims Escrow Agent, in escrow for the benefit of Persons entitled thereto, and such Litigation Trust Interests shall comprise part of the Unresolved Claims Reserve. The Litigation Trustee shall record entitlements to the Litigation Trust Interests in the manner set forth in section 5.3.

Cancellation of Instruments and Guarantees

(s)	Subject to section 5.9 hereof, all debentures, indentures, notes, certificates, agreements, invoices, guarantees, pledges and other instruments evidencing Affected Claims, including the Notes and the Note Indentures, will not entitle any holder thereof to any compensation or participation other than as expressly provided for in the Plan and shall be cancelled and will thereupon be null and void. The Trustees shall be directed by the Court and shall be deemed to have released, discharged and cancelled any guarantees, indemnities, Encumbrances or other obligations owing by or in respect of any Subsidiary relating to the Notes or the Note Indentures.

Releases

(t)	Each of Newco and Newco II shall be deemed to have no liability or obligation of any kind whatsoever for: any Claim (including, notwithstanding anything to the contrary herein, any Unaffected Claim); any Affected Claim (including any Affected Creditor Claim, Equity Claim, D&O Claim, D&O Indemnity Claim and Noteholder Class Action Claim); any Section 5.1(2) D&O Claim; any Conspiracy Claim; any Continuing Other D&O Claim; any Non-Released D&O Claim; any Class Action Claim; any Class Action Indemnity Claim; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, share pledges or Encumbrances relating to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares or other Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries; any right or claim in connection with or liability for the RSA, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC and the Subsidiaries (whenever or however conducted), the administration and/or management of SFC and the Subsidiaries, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any guaranty, indemnity or claim for contribution in respect of any of the foregoing; and any Encumbrance in respect of the foregoing, provided only that Newco shall assume SFC’s obligations to the applicable Subsidiaries in respect of the Subsidiary Intercompany Claims pursuant to section 6.4(l) hereof and Newco II shall assume Newco’s obligations to the applicable Subsidiaries in respect of the Subsidiary Intercompany Claims pursuant to section 6.4(x) hereof.

(u)	Each of the Charges shall be discharged, released and cancelled.

(v)	The releases and injunctions referred to in Article 7 of the Plan shall become effective in accordance with the Plan.

(w)	Any contract defaults arising as a result of the CCAA Proceedings and/or the implementation of the Plan (including, notwithstanding anything to the contrary herein, any such contract defaults in respect of the Unaffected Claims) shall be deemed to be cured.

Newco II

(x)	Newco shall be deemed to assign, transfer and convey to Newco II all of Newco’s right, title and interest in and to all of its properties, assets and rights of every kind and description (namely the SFC Assets acquired by Newco pursuant to the Plan) for a purchase price equal to the fair market value thereof and, in consideration therefor, Newco II shall be deemed to pay to Newco consideration equal to the fair market value of such properties, assets and rights (the “Newco II Consideration”). The Newco II Consideration shall be comprised of: (i) the assumption by Newco II of any and all indebtedness of Newco other than the indebtedness of Newco in respect of the Newco Notes (namely, any indebtedness of Newco in respect of the Subsidiary Intercompany Claims); and (ii) the issuance to Newco of that number of common shares in Newco II as is necessary to ensure that the value of the Newco II Consideration is equal to the fair market value of the properties, assets and rights conveyed by Newco to Newco II pursuant to this section 6.4(x).

6.5 Cancellation of Existing Shares and Equity Interests

Unless otherwise agreed between the Monitor, SFC and the Initial Consenting Noteholders, on the Equity Cancellation Date all Existing Shares and Equity Interests shall be fully, finally and irrevocably cancelled, and the following steps will be implemented pursuant to the Plan as a plan of reorganization under section 191 of the CBCA, to be effected by articles of reorganization to be filed by SFC, subject to the receipt of any required approvals from the Ontario Securities Commission with respect to the trades in securities contemplated by the following:

(a)	SFC will create a new class of common shares to be called Class A common shares that are equivalent to the current Existing Shares except that they carry two votes per share;

(b)	SFC will amend the share conditions of the Existing Shares to provide that they are cancellable for no consideration at such time as determined by the board of directors of SFC;

(c)	prior to the cancellation of the Existing Shares, SFC will issue for nominal consideration one Class A common share of SFC to the SFC Continuing Shareholder;

(d)	SFC will cancel the Existing Shares for no consideration on the Equity Cancellation Date; and

(e)	SFC will apply to Canadian securities regulatory authorities for SFC to cease to be a reporting issuer effective immediately before the Effective Time.

Unless otherwise agreed by SFC, the Monitor and the Initial Consenting Noteholders or as otherwise directed by Order of the Court, SFC shall maintain its corporate existence at all times from and after the Plan Implementation Date until the later of the date: (i) on which SFC Escrow Co. has completed all of its obligations as Unresolved Claims Escrow Agent under this Plan; (ii) on which SFC escrow Co. no longer holds any Undeliverable Distributions delivered to it in accordance with the section 5.4 hereof; and (iii) as determined by the Litigation Trustee.

6.6 Transfers and Vesting Free and Clear

(a)	All of the SFC Assets (including for greater certainty the Direct Subsidiary Shares, the SFC Intercompany Claims and all other SFC Assets assigned, transferred and conveyed to Newco and/or Newco II pursuant to section 6.4) shall be deemed to vest absolutely in Newco or Newco II, as applicable, free and clear of and from any and all Charges, Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims), D&O Claims, D&O Indemnity Claims, Section 5.1(2) D&O Claims, Conspiracy Claims, Continuing Other D&O Claims, Non-Released D&O Claims, Affected Claims, Class Action Claims, Class Action Indemnity Claims, claims or rights of any kind in respect of the Notes or the Note Indentures, and any right or claim that is based in whole or in part on facts, underlying transactions, Causes of Action or events relating to the Restructuring Transaction, the CCAA Proceedings or any of the foregoing, and any guarantees or indemnities with respect to any of the foregoing. Any Encumbrances or claims affecting, attaching to or relating to the SFC Assets in respect of the foregoing shall be deemed to be irrevocably expunged and discharged as against the SFC Assets, and no such Encumbrances or claims shall be pursued or enforceable as against Newco or Newco II. For greater certainty, with respect to the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries: (i) the vesting free and clear in Newco and/or Newco II, as applicable, and the expunging and discharging that occurs by operation of this paragraph shall only apply to SFC’s ownership interests in the Subsidiaries, Greenheart and Greenheart’s subsidiaries; and (ii) except as provided for in the Plan (including this section 6.6(a) and sections 4.9(g), 6.4(k), 6.4(l) and 6.4(m) hereof and Article 7 hereof) and the Sanction Order, the assets, liabilities, business and property of the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries shall remain unaffected by the Restructuring Transaction.

(b)

Any issuance, assignment, transfer or conveyance of any securities, interests, rights or claims pursuant to the Plan, including the Newco Shares, the Newco Notes and the Affected Creditor Claims, will be free and clear of and from any and all Charges, Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims), D&O Claims, D&O Indemnity Claims, Affected

Claims, Section 5.1(2) D&O Claims; Conspiracy Claims; Continuing Other D&O Claims, Non-Released D&O Claims; Class Action Claims, Class Action Indemnity Claims, claims or rights of any kind in respect of the Notes or the Note Indentures, and any right or claim that is based in whole or in part on facts, underlying transactions, Causes of Action or events relating to the Restructuring Transaction, the CCAA Proceedings or any of the foregoing, and any guarantees or indemnities with respect to any of the foregoing. For greater certainty, with respect to the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries: (i) the vesting free and clear in Newco and Newco II that occurs by operation of this paragraph shall only apply to SFC’s direct and indirect ownership interests in the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries; and (ii) except as provided for in the Plan (including section 6.6(a) and sections 4.9(g), 6.4(k), 6.4(l) and 6.4(m) hereof and Article 7 hereof) and the Sanction Order, the assets, liabilities, business and property of the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries shall remain unaffected by the Restructuring Transaction.

ARTICLE 7

RELEASES

7.1 Plan Releases

Subject to 7.2 hereof, all of the following shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date:

(a)	all Affected Claims, including all Affected Creditor Claims, Equity Claims, D&O Claims (other than Section 5.1(2) D&O Claims, Conspiracy Claims, Continuing Other D&O Claims and Non-Released D&O Claims), D&O Indemnity Claims (except as set forth in section 7.1(d) hereof) and Noteholder Class Action Claims (other than the Continuing Noteholder Class Action Claims);

(b)	all Claims of the Ontario Securities Commission or any other Governmental Entity that have or could give rise to a monetary liability, including fines, awards, penalties, costs, claims for reimbursement or other claims having a monetary value;

(c)	all Class Action Claims (including the Noteholder Class Action Claims) against SFC, the Subsidiaries or the Named Directors or Officers of SFC or the Subsidiaries (other than Class Action Claims that are Section 5.1(2) D&O Claims, Conspiracy Claims or Non-Released D&O Claims);

(d)	all Class Action Indemnity Claims (including related D&O Indemnity Claims), other than any Class Action Indemnity Claim by the Third Party Defendants against SFC in respect of the Indemnified Noteholder Class Action Claims (including any D&O Indemnity Claim in that respect), which shall be limited to the Indemnified Noteholder Class Action Limit pursuant to the releases set out in section 7.1(f) hereof and the injunctions set out in section 7.3 hereof;

(e)	any portion or amount of liability of the Third Party Defendants for the Indemnified Noteholder Class Action Claims (on a collective, aggregate basis in reference to all Indemnified Noteholder Class Action Claims together) that exceeds the Indemnified Noteholder Class Action Limit;

(f)	any portion or amount of liability of the Underwriters for the Noteholder Class Action Claims (other than any Noteholder Class Action Claims against the Underwriters for fraud or criminal conduct) (on a collective, aggregate basis in reference to all such Noteholder Class Action Claims together) that exceeds the Indemnified Noteholder Class Action Limit;

(g)	any portion or amount of, or liability of SFC for, any Class Action Indemnity Claims by the Third Party Defendants against SFC in respect of the Indemnified Noteholder Class Action Claims (on a collective, aggregate basis in reference to all such Class Action Indemnity Claims together) to the extent that such Class Action Indemnity Claims exceed the Indemnified Noteholder Class Action Limit;

(h)	any and all Excluded Litigation Trust Claims;

(i)	any and all Causes of Action against Newco, Newco II, the directors and officers of Newco, the directors and officers of Newco II, the Noteholders, members of the ad hoc committee of Noteholders, the Trustees, the Transfer Agent, the Monitor, FTI Consulting Canada Inc., FTI HK, counsel for the current Directors of SFC, counsel for the Monitor, counsel for the Trustees, the SFC Advisors, the Noteholder Advisors, and each and every member (including members of any committee or governance council), partner or employee of any of the foregoing, for or in connection with or in any way relating to: any Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims); Affected Claims; Section 5.1(2) D&O Claims; Conspiracy Claims; Continuing Other D&O Claims; Non-Released D&O Claims; Class Action Claims; Class Action Indemnity Claims; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, claims for contribution, share pledges or Encumbrances related to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares, Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries;

(j)

any and all Causes of Action against Newco, Newco II, the directors and officers of Newco, the directors and officers of Newco II, the Noteholders, members of the ad hoc committee of Noteholders, the Trustees, the Transfer Agent, the Monitor, FTI Consulting Canada Inc., FTI HK, the Named Directors and Officers, counsel for the current Directors of SFC, counsel for the Monitor, counsel for the Trustees, the SFC Advisors, the Noteholder Advisors, and each and every member (including members of any committee or governance council), partner or employee of any of the foregoing, based in whole or in part on any act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing or other occurrence existing or taking place on or prior to the Plan Implementation

Date (or, with respect to actions taken pursuant to the Plan after the Plan Implementation Date, the date of such actions) in any way relating to, arising out of, leading up to, for, or in connection with the CCAA Proceeding, RSA, the Restructuring Transaction, the Plan, any proceedings commenced with respect to or in connection with the Plan, or the transactions contemplated by the RSA and the Plan, including the creation of Newco and/or Newco II and the creation, issuance or distribution of the Newco Shares, the Newco Notes, the Litigation Trust or the Litigation Trust Interests, provided that nothing in this paragraph shall release or discharge any of the Persons listed in this paragraph from or in respect of any obligations any of them may have under or in respect of the RSA, the Plan or under or in respect of any of Newco, Newco II, the Newco Shares, the Newco Notes, the Litigation Trust or the Litigation Trust Interests, as the case may be;

(k)	any and all Causes of Action against the Subsidiaries for or in connection with any Claim (including, notwithstanding anything to the contrary herein, any Unaffected Claim); any Affected Claim (including any Affected Creditor Claim, Equity Claim, D&O Claim, D&O Indemnity Claim and Noteholder Class Action Claim); any Section 5.1(2) D&O Claim; any Conspiracy Claim; any Continuing Other D&O Claim; any Non-Released D&O Claim; any Class Action Claim; any Class Action Indemnity Claim; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, share pledges or Encumbrances relating to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares, Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries; any right or claim in connection with or liability for the RSA, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC and the Subsidiaries (whenever or however conducted), the administration and/or management of SFC and the Subsidiaries, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any indemnification obligation to Directors or Officers of SFC or the Subsidiaries pertaining to SFC, the Notes, the Note Indentures, the Existing Shares, the Equity Interests, any other securities of SFC or any other right, claim or liability for or in connection with the RSA, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC (whenever or however conducted), the administration and/or management of SFC, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any guaranty, indemnity or claim for contribution in respect of any of the foregoing; and any Encumbrance in respect of the foregoing;

(l)	all Subsidiary Intercompany Claims as against SFC (which are assumed by Newco and then Newco II pursuant to the Plan);

(m)	any entitlements of Ernst & Young to receive distributions of any kind (including Newco Shares, Newco Notes and Litigation Trust Interests) under this Plan;

(n)	any entitlements of the Named Third Party Defendants to receive distributions of any kind (including Newco Shares, Newco Notes and Litigation Trust Interests) under this Plan; and

(o)	any entitlements of the Underwriters to receive distributions of any kind (including Newco Shares, Newco Notes and Litigation Trust Interests) under this Plan.

7.2 Claims Not Released

Notwithstanding anything to the contrary in section 7.1 hereof, nothing in this Plan shall waive, compromise, release, discharge, cancel or bar any of the following:

(a)	SFC of its obligations under the Plan and the Sanction Order;

(b)	SFC from or in respect of any Unaffected Claims (provided that recourse against SFC in respect of Unaffected Claims shall be limited in the manner set out in section 4.2 hereof);

(c)	any Directors or Officers of SFC or the Subsidiaries from any Non-Released D&O Claims, Conspiracy Claims or any Section 5.1(2) D&O Claims, provided that recourse against the Named Directors or Officers of SFC in respect of any Section 5.1(2) D&O Claims and any Conspiracy Claims shall be limited in the manner set out in section 4.9(e) hereof;

(d)	any Other Directors and/or Officers from any Continuing Other D&O Claims, provided that recourse against the Other Directors and/or Officers in respect of the Indemnified Noteholder Class Action Claims shall be limited in the manner set out in section 4.4(b)(i) hereof;

(e)	the Third Party Defendants from any claim, liability or obligation of whatever nature for or in connection with the Class Action Claims, provided that the maximum aggregate liability of the Third Party Defendants collectively in respect of the Indemnified Noteholder Class Action Claims shall be limited to the Indemnified Noteholder Class Action Limit pursuant to section 4.4(b)(i) hereof and the releases set out in sections 7.1(e) and 7.1(f) hereof and the injunctions set out in section 7.3 hereof;

(f)	Newco II from any liability to the applicable Subsidiaries in respect of the Subsidiary Intercompany Claims assumed by Newco II pursuant to section 6.4(x) hereof;

(g)	the Subsidiaries from any liability to Newco II in respect of the SFC Intercompany Claims conveyed to Newco II pursuant to section 6.4(x) hereof;

(h)	SFC of or from any investigations by or non-monetary remedies of the Ontario Securities Commission, provided that, for greater certainty, all monetary rights, claims or remedies of the Ontario Securities Commission against SFC shall be treated as Affected Creditor Claims in the manner described in section 4.1 hereof and released pursuant to section 7.1(b) hereof;

(i)	the Subsidiaries from their respective indemnification obligations (if any) to Directors or Officers of the Subsidiaries that relate to the ordinary course operations of the Subsidiaries and that have no connection with any of the matters listed in section 7.1(i) hereof;

(j)	SFC or the Directors and Officers from any Insured Claims, provided that recovery for Insured Claims shall be irrevocably limited to recovery solely from the proceeds of Insurance Policies paid or payable on behalf of SFC or its Directors and Officers in the manner set forth in section 2.4 hereof;

(k)	insurers from their obligations under insurance policies; and

(l)	any Released Party for fraud or criminal conduct.

7.3 Injunctions

All Persons are permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Time, with respect to any and all Released Claims, from (i) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits, demands or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against the Released Parties; (ii) enforcing, levying, attaching, collecting or otherwise recovering or enforcing by any manner or means, directly or indirectly, any judgment, award, decree or order against the Released Parties or their property; (iii) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits or demands, including without limitation, by way of contribution or indemnity or other relief, in common law, or in equity, breach of trust or breach of fiduciary duty or under the provisions of any statute or regulation, or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against any Person who makes such a claim or might reasonably be expected to make such a claim, in any manner or forum, against one or more of the Released Parties; (iv) creating, perfecting, asserting or otherwise enforcing, directly or indirectly, any lien or encumbrance of any kind against the Released Parties or their property; or (v) taking any actions to interfere with the implementation or consummation of this Plan; provided, however, that the foregoing shall not apply to the enforcement of any obligations under the Plan.

7.4 Timing of Releases and Injunctions

All releases and injunctions set forth in this Article 7 shall become effective on the Plan Implementation Date at the time or times and in the manner set forth in section 6.4 hereof.

7.5 Equity Class Action Claims Against the Third Party Defendants

Subject only to Article 11 hereof, and notwithstanding anything else to the contrary in this Plan, any Class Action Claim against the Third Party Defendants that relates to the purchase, sale or ownership of Existing Shares or Equity Interests: (a) is unaffected by this Plan; (b) is not discharged, released, cancelled or barred pursuant to this Plan; (c) shall be permitted to continue as against the Third Party Defendants; (d) shall not be limited or restricted by this Plan in any manner as to quantum or otherwise (including any collection or recovery for any such Class Action Claim that relates to any liability of the Third Party Defendants for any alleged liability of SFC); and (e) does not constitute an Equity Claim or an Affected Claim under this Plan.

ARTICLE 8

COURT SANCTION

8.1 Application for Sanction Order

If the Plan is approved by the Required Majority, SFC shall apply for the Sanction Order on or before the date set for the hearing of the Sanction Order or such later date as the Court may set.

8.2 Sanction Order

The Sanction Order shall, among other things:

(a)	declare that: (i) the Plan has been approved by the Required Majority in conformity with the CCAA; (ii) the activities of SFC have been in reasonable compliance with the provisions of the CCAA and the Orders of the Court made in this CCAA Proceeding in all respects; (iii) the Court is satisfied that SFC has not done or purported to do anything that is not authorized by the CCAA; and (iv) the Plan and the transactions contemplated thereby are fair and reasonable;

(b)	declare that the Plan and all associated steps, compromises, releases, discharges, cancellations, transactions, arrangements and reorganizations effected thereby are approved, binding and effective as herein set out as of the Plan Implementation Date;

(c)	confirm the amount of each of the Unaffected Claims Reserve, the Administration Charge Reserve and the Monitor’s Post-Implementation Reserve;

(d)	declare that, on the Plan Implementation Date, all Affected Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred, subject only to the right of the applicable Persons to receive the distributions to which they are entitled pursuant to the Plan;

(e)	declare that, on the Plan Implementation Date, the ability of any Person to proceed against SFC or the Subsidiaries in respect of any Released Claims shall be forever discharged and restrained, and all proceedings with respect to, in connection with or relating to any such matter shall be permanently stayed;

(f)	declare that the steps to be taken, the matters that are deemed to occur and the compromises and releases to be effective on the Plan Implementation Date are deemed to occur and be effected in the sequential order contemplated by section 6.4, beginning at the Effective Time;

(g)	declare that, on the Plan Implementation Date, the SFC Assets vest absolutely in Newco and that, in accordance with section 6.4(x) hereof, the SFC Assets transferred by Newco to Newco II vest absolutely in Newco II, in each case in accordance with the terms of section 6.6(a) hereof;

(h)	confirm that the Court was satisfied that: (i) the hearing of the Sanction Order was open to all of the Affected Creditors and all other Persons with an interest in SFC and that such Affected Creditors and other Persons were permitted to be heard at the hearing in respect of the Sanction Order; (ii) prior to the hearing, all of the Affected Creditors and all other Persons on the service list in respect of the CCAA Proceeding were given adequate notice thereof;

(i)	provide that the Court was advised prior to the hearing in respect of the Sanction Order that the Sanction Order will be relied upon by SFC and Newco as an approval of the Plan for the purpose of relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof for the issuance of the Newco Shares, Newco Notes and, to the extent they may be deemed to be securities, the Litigation Trust Interests, and any other securities to be issued pursuant to the Plan;

(j)	declare that all obligations, agreements or leases to which (i) SFC remains a party on the Plan Implementation Date, or (ii) Newco and/or Newco II becomes a party as a result of the conveyance of the SFC Assets to Newco and the further conveyance of the SFC Assets to Newco II on the Plan Implementation Date, shall be and remain in full force and effect, unamended, as at the Plan Implementation Date and no party to any such obligation or agreement shall on or following the Plan Implementation Date, accelerate, terminate, refuse to renew, rescind, refuse to perform or otherwise disclaim or resiliate its obligations thereunder, or enforce or exercise (or purport to enforce or exercise) any right or remedy under or in respect of any such obligation or agreement, by reason:

(i)	of any event which occurred prior to, and not continuing after, the Plan Implementation Date, or which is or continues to be suspended or waived under the Plan, which would have entitled any other party thereto to enforce those rights or remedies;

(ii)	that SFC sought or obtained relief or has taken steps as part of the Plan or under the CCAA;

(iii)	of any default or event of default arising as a result of the financial condition or insolvency of SFC;

(iv)	of the completion of any of the transactions contemplated under the Plan, including the transfer, conveyance and assignment of the SFC Assets to Newco and the further transfer, conveyance and assignment of the SFC Assets by Newco to Newco II; or

(v)	of any compromises, settlements, restructurings, recapitalizations or reorganizations effected pursuant to the Plan;

(k)	stay the commencing, taking, applying for or issuing or continuing any and all steps or proceedings, including without limitation, administrative hearings and orders, declarations or assessments, commenced, taken or proceeded with or that may be commenced, taken or proceed with to advance any Released Claims;

(l)	stay as against Ernst & Young the commencing, taking, applying for or issuing or continuing any and all steps or proceedings (other than all steps or proceedings to implement the Ernst & Young Settlement) pursuant to the terms of the Order of the Honourable Justice Morawetz dated May 8, 2012 between (i) the Plan Implementation Date and (ii) the earlier of the Ernst & Young Settlement Date or such other date as may be ordered by the Court on a motion to the Court on reasonable notice to Ernst & Young;

(m)	declare that in no circumstances will the Monitor have any liability for any of SFC’s tax liability regardless of how or when such liability may have arisen;

(n)	authorize the Monitor to perform its functions and fulfil its obligations under the Plan to facilitate the implementation of the Plan;

(o)	direct and deem the Trustees to release, discharge and cancel any guarantees, indemnities, Encumbrances or other obligations owing by or in respect of any Subsidiary relating to the Notes or the Note Indentures;

(p)	declare that upon completion by the Monitor of its duties in respect of SFC pursuant to the CCAA and the Orders, the Monitor may file with the Court a certificate of Plan Implementation stating that all of its duties in respect of SFC pursuant to the CCAA and the Orders have been completed and thereupon, FTI Consulting Canada Inc. shall be deemed to be discharged from its duties as Monitor and released of all claims relating to its activities as Monitor; and

(q)	declare that, on the Plan Implementation Date, each of the Charges shall be discharged, released and cancelled, and that any obligations secured thereby shall satisfied pursuant to section 4.2(b) hereof, and that from and after the Plan Implementation Date the Administration Charge Reserve shall stand in place of the Administration Charge as security for the payment of any amounts secured by the Administration Charge;

(r)	declare that the Monitor may not make any payment from the Monitor’s Post-Implementation Plan Reserve to any third party professional services provider (other than its counsel) that exceeds $250,000 (alone or in a series of related payments) without the prior consent of the Initial Consenting Noteholders or an Order of the Court;

(s)	declare that SFC and the Monitor may apply to the Court for advice and direction in respect of any matters arising from or under the Plan;

(t)	declare that, subject to the due performance of its obligations as set forth in the Plan and subject to its compliance with any written directions or instructions of the Monitor and/or directions of the Court in the manner set forth in the Plan, SFC Escrow Co. shall have no liabilities whatsoever arising from the performance of its obligations under the Plan;

(u)	order and declare that all Persons with Unresolved Claims shall have standing in any proceeding in respect of the determination or status of any Unresolved Claim, and that Goodmans LLP (in its capacity as counsel to the Initial Consenting Noteholders) shall have standing in any such proceeding on behalf of the Initial Consenting Notheolders (in their capacity as Affected Creditors with Proven Claims);

(v)	order and declare that, from and after the Plan Implementation Date, Newco will be permitted, in its sole discretion and on terms acceptable to Newco, to advance additional cash amounts to the Litigation Trustee from time to time for the purpose of providing additional financing to the Litigation Trust, including the provision of such additional amounts as a non-interest bearing loan to the Litigation Trust that is repayable to Newco on similar terms and conditions as the Litigation Funding Receivable;

(w)	order and declare that: (i) subject to the prior consent of the Initial Consenting Noteholders, each of the Monitor and the Litigation Trustee shall have the right to seek and obtain an order from any court of competent jurisdiction, including an Order of the Court in the CCAA or otherwise, that gives effect to any releases of any Litigation Trust Claims agreed to by the Litigation Trustee in accordance with the Litigation Trust Agreement, and (ii) in accordance with this section 8.2(w), all Affected Creditors shall be deemed to consent to any such releases in any such proceedings;

(x)	order and declare that, prior to the Effective Time, SFC shall: (i) preserve or cause to be preserved copies of any documents (as such term is defined in the Rules of Civil Procedure (Ontario)) that are relevant to the issues raised in the Class Actions; and (ii) make arrangements acceptable to SFC, the Monitor, the Initial Consenting Noteholders, counsel to Ontario Class Action Plaintiffs, counsel to Ernst & Young, counsel to the Underwriters and counsel to the Named Third Party Defendants to provide the parties to the Class Actions with access thereto, subject to customary commercial confidentiality, privilege or other applicable restrictions, including lawyer-client privilege, work product privilege and other privileges or immunities, and to restrictions on disclosure arising from s. 16 of the Securities Act (Ontario) and comparable restrictions on disclosure in other relevant jurisdictions, for purposes of prosecuting and/or defending the Class Actions, as the case may be, provided that nothing in the foregoing reduces or otherwise limits the parties’ rights to production and discovery in accordance with the Rules of Civil Procedure (Ontario) and the Class Proceedings Act, 1992 (Ontario);

(y)	order that releases and injunctions set forth in Article 7 of this Plan are effective on the Plan Implementation Date at the time or times and in the manner set forth in section 6.4 hereof;

(z)	order that the Ernst & Young Release shall become effective on the Ernst & Young Settlement Date in the manner set forth in section 11.1 hereof;

(aa)	order that any Named Third Party Defendant Releases shall become effective if and when the terms and conditions of sections 11.2(a), 11.2(b), 11.2(c) have been fulfilled.;

(bb)	order and declare that the matters described in Article 11 hereof shall occur subject to and in accordance with the terms and conditions of Article 11; and

(cc)	declare that section 95 to 101 of the BIA shall not apply to any of the transactions implemented pursuant to the Plan.

If agreed by SFC, the Monitor and the Initial Consenting Noteholders, any of the relief to be included in the Sanction Order pursuant to this section 8.2 in respect of matters relating to the Litigation Trust may instead be included in a separate Order of the Court satisfactory to SFC, the Monitor and the Initial Consenting Noteholders granted prior to the Plan Implementation Date.

ARTICLE 9

CONDITIONS PRECEDENT AND IMPLEMENTATION

9.1 Conditions Precedent to Implementation of the Plan

The implementation of the Plan shall be conditional upon satisfaction or waiver of the following conditions prior to or at the Effective Time, each of which is for the benefit of SFC and the Initial Consenting Noteholders and may be waived only by SFC and the Initial Consenting Noteholders collectively; provided, however, that the conditions in sub-paragraphs (g), (h), (n), (o), (q), (r), (u), (z), (ff), (gg), (mm), (ll) and (nn) shall only be for the benefit of the Initial Consenting Noteholders and, if not satisfied on or prior to the Effective Time, may be waived only by the Initial Consenting Noteholders; and provided further that such conditions shall not be enforceable by SFC if any failure to satisfy such conditions results from an action, error, omission by or within the control of SFC and such conditions shall not be enforceable by the Initial Consenting Noteholders if any failure to satisfy such conditions results from an action, error, omission by or within the control of the Initial Consenting Noteholders:

Plan Approval Matters

(a)	the Plan shall have been approved by the Required Majority and the Court, and in each case the Plan shall have been approved in a form consistent with the RSA or otherwise acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably;

(b)	the Sanction Order shall have been made and shall be in full force and effect prior to December 17, 2012 (or such later date as may be consented to by SFC and the Initial Consenting Noteholders), and all applicable appeal periods in respect thereof shall have expired and any appeals therefrom shall have been disposed of by the applicable appellate court;

(c)	the Sanction Order shall be in a form consistent with the Plan or otherwise acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably;

(d)	all filings under Applicable Laws that are required in connection with the Restructuring Transaction shall have been made and any regulatory consents or approvals that are required in connection with the Restructuring Transaction shall have been obtained and, in the case of waiting or suspensory periods, such waiting or suspensory periods shall have expired or been terminated; without limiting the generality of the foregoing, such filings and regulatory consents or approvals include:

(i)	any required filings, consents and approvals of securities regulatory authorities in Canada;

(ii)	a consultation with the Executive of the Hong Kong Securities and Futures Commission that is satisfactory to SFC, the Monitor and the Initial Consenting Noteholders confirming that implementation of the Restructuring Transaction will not result in an obligation arising for Newco, its shareholders, Newco II or any Subsidiary to make a mandatory offer to acquire shares of Greenheart;

(iii)	the submission by SFC and each applicable Subsidiary of a Circular 698 tax filing with all appropriate tax authorities in the PRC within the requisite time prior to the Plan Implementation Date, such filings to be in form and substance satisfactory to the Initial Consenting Noteholders; and

(iv)	if notification is necessary or desirable under the Antimonopoly Law of People’s Republic of China and its implementation rules, the submission of all antitrust filings considered necessary or prudent by the Initial Consenting Noteholders and the acceptance and (to the extent required) approval thereof by the competent Chinese authority, each such filing to be in form and substance satisfactory to the Initial Consenting Noteholders;

(e)	there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, no application shall have been made to any Governmental Entity, and no action or investigation shall have been announced, threatened or commenced by any Governmental Entity, in consequence of or in connection with the Restructuring Transaction that restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or prohibit) the Restructuring Transaction or any material part thereof or requires or purports to require a variation of the Restructuring Transaction, and SFC shall have provided the Initial Consenting Noteholders with a certificate signed by an officer of SFC, without personal liability on the part of such officer, certifying compliance with this Section 9.1(e) as of the Plan Implementation Date;

Newco and Newco II Matters

(f)	the organization, incorporating documents, articles, by-laws and other constating documents of Newco and Newco II (including any shareholders agreement, shareholder rights plan and classes of shares (voting and non-voting)) and any affiliated or related entities formed in connection with the Restructuring Transaction or the Plan, and all definitive legal documentation in connection with all of the foregoing, shall be acceptable to the Initial Consenting Noteholders and in form and in substance reasonably satisfactory to SFC;

(g)	the composition of the board of directors of Newco and Newco II and the senior management and officers of Newco and Newco II that will assume office, or that will continue in office, as applicable, on the Plan Implementation Date shall be acceptable to the Initial Consenting Noteholders;

(h)	the terms of employment of the senior management and officers of Newco and Newco II shall be acceptable to the Initial Consenting Noteholders;

(i)	except as expressly set out in this Plan, neither Newco nor Newco II shall have: (i) issued or authorized the issuance of any shares, notes, options, warrants or other securities of any kind, (ii) become subject to any Encumbrance with respect to its assets or property; (iii) become liable to pay any indebtedness or liability of any kind (other than as expressly set out in section 6.4 hereof); or (iv) entered into any Material agreement;

(j)	any securities that are formed in connection with the Plan, including the Newco Shares and the Newco Notes, when issued and delivered pursuant to the Plan, shall be duly authorized, validly issued and fully paid and non-assessable and the issuance and distribution thereof shall be exempt from all prospectus and registration requirements of any applicable securities, corporate or other law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance, notice, policy or other pronouncement having the effect of law applicable in the provinces of Canada;

(k)	Newco shall not be a reporting issuer (or equivalent) in any province of Canada or any other jurisdiction;

(l)	all of the steps, terms, transactions and documents relating to the conveyance of the SFC Assets to Newco and the further conveyance of the SFC Assets by Newco to Newco II in accordance with the Plan shall be in form and in substance acceptable to SFC and the Initial Consenting Noteholders;

(m)	all of the following shall be in form and in substance acceptable to the Initial Consenting Noteholders and reasonably satisfactory to SFC: (i) the Newco Shares; (ii) the Newco Notes (including the aggregate principal amount of the Newco Notes); (iii) any trust indenture or other document governing the terms of the Newco Notes; and (iv) the number of Newco Shares and Newco Notes to be issued in accordance with this Plan;

Plan Matters

(n)	the Indemnified Noteholder Class Action Limit shall be acceptable to the Initial Consenting Noteholders;

(o)	the aggregate amount of the Proven Claims held by Ordinary Affected Creditors shall be acceptable to the Initial Consenting Noteholders;

(p)	the amount of each of the Unaffected Claims Reserve and the Administration Charge Reserve shall, in each case, be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(q)	the amount of the Monitor’s Post-Implementation Reserve and the amount of any Permitted Continuing Retainers shall be acceptable to the Initial Consenting Noteholders, and the Initial Consenting Noteholders shall be satisfied that all outstanding monetary retainers held by any SFC Advisors (net of any Permitted Continuing Retainers) have been repaid to SFC on the Plan Implementation Date;

(r)	[Intentionally deleted];

(s)	the amount of each of the following shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders: (i) the aggregate amount of Lien Claims to be satisfied by the return to the applicable Lien Claimants of the applicable secured property in accordance with section 4.2(c)(i) hereof; and (ii) the aggregate amount of Lien Claims to be repaid in cash on the Plan Implementation Date in accordance with section 4.2(c)(ii) hereof;

(t)	the aggregate amount of Unaffected Claims, and the aggregate amount of the Claims listed in each subparagraph of the definition of “Unaffected Claims” shall, in each case, be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(u)	the aggregate amount of Unresolved Claims and the amount of the Unresolved Claims Reserve shall, in each case, be acceptable to the Initial Consenting Noteholders and shall be confirmed in the Sanction Order;

(v)	Litigation Trust and the Litigation Trust Agreement shall be in form and in substance acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably, and the Litigation Trust shall be established in a jurisdiction that is acceptable to the Initial Consenting Noteholders and SFC, each acting reasonably;

(w)

SFC, the Monitor and the Initial Consenting Noteholders, each acting reasonably, shall be satisfied with the proposed use of proceeds and payments relating to all aspects of the Restructuring Transaction and the Plan, including, without limitation, any change of control payments, consent fees, transaction fees, third party fees or termination or severance payments, in the aggregate of $500,000 or more, payable by SFC or any Subsidiary to any Person (other than a Governmental Entity) in respect of or in connection with the Restructuring Transaction or the Plan, including without limitation, pursuant to any employment agreement or incentive plan of SFC or any Subsidiary;

(x)	SFC, the Monitor and the Initial Consenting Noteholders, each acting reasonably, shall be satisfied with the status and composition of all liabilities, indebtedness and obligations of the Subsidiaries and all releases of the Subsidiaries provided for in the Plan and the Sanction Order shall be binding and effective as of the Plan Implementation Date;

Plan Implementation Date Matters

(y)	the steps required to complete and implement the Plan shall be in form and in substance satisfactory to SFC and the Initial Consenting Noteholders;

(z)	the Noteholders and the Early Consent Noteholders shall receive, on the Plan Implementation Date, all of the consideration to be distributed to them pursuant to the Plan;

(aa)	all of the following shall be in form and in substance satisfactory to SFC and the Initial Consenting Noteholders: (i) all materials filed by SFC with the Court or any court of competent jurisdiction in the United States, Canada, Hong Kong, the PRC or any other jurisdiction that relates to the Restructuring Transaction; (ii) the terms of any court-imposed charges on any of the assets, property or undertaking of any of SFC, including without limitation any of the Charges; (iii) the Initial Order; (iv) the Claims Procedure Order; (v) the Meeting Order; (vi) the Sanction Order; (vii) any other Order granted in connection with the CCAA Proceeding or the Restructuring Transaction by the Court or any other court of competent jurisdiction in Canada, the United States, Hong Kong, the PRC or any other jurisdiction; and (viii) the Plan (as it is approved by the Required Majority and the Sanction Order);

(bb)	any and all court-imposed charges on any assets, property or undertaking of SFC, including the Charges, shall be discharged on the Plan Implementation Date on terms acceptable to the Initial Consenting Noteholders and SFC, each acting reasonably;

(cc)	SFC shall have paid, in full, the Expense Reimbursement and all fees and costs owing to the SFC Advisors on the Plan Implementation Date, and neither Newco nor Newco II shall have any liability for any fees or expenses due to the SFC Advisors or the Noteholder Advisors either as at or following the Plan Implementation Date;

(dd)	SFC or the Subsidiaries shall have paid, in full all fees owing to each of Chandler Fraser Keating Limited and Spencer Stuart on the Plan Implementation Date, and neither Newco nor Newco II shall have any liability for any fees or expenses due to either Chandler Fraser Keating Limited and Spencer Stuart as at or following the Plan Implementation Date;

(ee)	SFC shall have paid all Trustee Claims that are outstanding as of the Plan Implementation Date, and the Initial Consenting Noteholders shall be satisfied that SFC has made adequate provision in the Unaffected Claims Reserve for the payment of all Trustee Claims to be incurred by the Trustees after the Plan Implementation Date in connection with the performance of their respective duties under the Note Indentures or this Plan;

(ff)	there shall not exist or have occurred any Material Adverse Effect, and SFC shall have provided the Initial Consenting Noteholders with a certificate signed by an officer of the Company, without any personal liability on the part of such officer, certifying compliance with this section 9.1(ff) as of the Plan Implementation Date;

(gg)	there shall have been no breach of the Noteholder Confidentiality Agreements (as defined in the RSA) by SFC or any of the Sino-Forest Representatives (as defined therein) in respect of the applicable Initial Consenting Noteholder;

(hh)	the Plan Implementation Date shall have occurred no later than January 15, 2013 (or such later date as may be consented to by SFC and the Initial Consenting Noteholders);

RSA Matters

(ii)	all conditions set out in sections 6 and 7 of the RSA shall have been satisfied or waived in accordance with the terms of the RSA;

(jj)	the RSA shall not have been terminated;

Other Matters

(kk)	the organization, incorporating documents, articles, by-laws and other constating documents of SFC Escrow Co. and all definitive legal documentation in connection with SFC Escrow Co., shall be acceptable to the Initial Consenting Noteholders and the Monitor and in form and in substance reasonably satisfactory to SFC;

(ll)	except as expressly set out in this Plan, SFC Escrow Co. shall not have: (i) issued or authorized the issuance of any shares, notes, options, warrants or other securities of any kind, (ii) become subject to any Encumbrance with respect to its assets or property; (iii) acquired any assets or become liable to pay any indebtedness or liability of any kind (other than as expressly set out in this Plan); or (iv) entered into any agreement;

(mm)	the Initial Consenting Noteholders shall have completed due diligence in respect of SFC and the Subsidiaries and the results of such due diligence shall be acceptable to the Initial Consenting Noteholders prior to the date for the hearing of the Sanction Order, except in respect of any new material information or events arising or discovered on or after the date of the hearing for the Sanction Order of which the Initial Consenting Noteholders were previously unaware, in respect of which the date for the Initial Consenting Noteholders to complete such due diligence shall be the Plan Implementation Date, provided that “new material information or events” for purposes of this Section 9.1(mm) shall not include any information or events disclosed prior to the date of the hearing for the Sanction Order in a press release issued by SFC, an affidavit filed with the Court by SFC or a Monitor’s Report filed with the Court;

(nn)	if so requested by the Initial Consenting Noteholders, the Sanction Order shall have been recognized and confirmed as binding and effective pursuant to an order of a court of competent jurisdiction in Canada and any other jurisdiction requested by the Initial Consenting Noteholders, and all applicable appeal periods in respect of any such recognition order shall have expired and any appeals therefrom shall have been disposed of by the applicable appellate court;

(oo)	all press releases, disclosure documents and definitive agreements in respect of the Restructuring Transaction or the Plan shall be in form and substance satisfactory to SFC and the Initial Consenting Noteholders, each acting reasonably; and

(pp)	Newco and SFC shall have entered into arrangements reasonably satisfactory to SFC and the Initial Consenting Noteholders for ongoing preservation and access to the books and records of SFC and the Subsidiaries in existence as at the Plan Implementation Date, as such access may be reasonably requested by SFC or any Director or Officer in the future in connection with any administrative or legal proceeding, in each such case at the expense of the Person making such request.

For greater certainty, nothing in Article 11 hereof is a condition precedent to the implementation of the Plan.

9.2 Monitor’s Certificate of Plan Implementation

Upon delivery of written notice from SFC and Goodmans LLP (on behalf of the Initial Consenting Noteholders) of the satisfaction of the conditions set out in section 9.1, the Monitor shall deliver to Goodmans LLP and SFC a certificate stating that the Plan Implementation Date has occurred and that the Plan and the Sanction Order are effective in accordance with their respective terms. Following the Plan Implementation Date, the Monitor shall file such certificate with the Court.

ARTICLE 10

ALTERNATIVE SALE TRANSACTION

10.1 Alternative Sale Transaction

At any time prior to the Plan Implementation Date (whether prior to or after the granting of the Sanction Order), and subject to the prior written consent of the Initial Consenting Noteholders, SFC may complete a sale of all or substantially all of the SFC Assets on terms that are acceptable to the Initial Consenting Noteholders (an “Alternative Sale Transaction”), provided that such Alternative Sale Transaction has been approved by the Court pursuant to section 36 of the CCAA on notice to the service list. In the event that such an Alternative Sale Transaction is completed, the terms and conditions of this Plan shall continue to apply in all respects, subject to the following:

(a)	The Newco Shares and Newco Notes shall not be distributed in the manner contemplated herein. Instead, the consideration paid or payable to SFC pursuant to the Alternative Sale Transaction (the “Alternative Sale Transaction Consideration”) shall be distributed to the Persons entitled to receive Newco Shares hereunder, and such Persons shall receive the Alternative Sale Transaction Consideration in the same proportions and subject to the same terms and conditions as are applicable to the distribution of Newco Shares hereunder.

(b)	All provisions in this Plan that address Newco or Newco II shall be deemed to be ineffective to the extent that they address Newco or Newco II, given that Newco and Newco II will not be required in connection with an Alternative Sale Transaction.

(c)	All provisions addressing the Newco Notes shall be deemed to be ineffective to the extent such provisions address the Newco Notes, given that the Newco Notes will not be required in connection with an Alternative Sale Transaction.

(d)	All provisions relating to the Newco Shares shall be deemed to address the Alternative Sale Transaction Consideration to the limited extent such provisions address the Newco Shares.

(e)	SFC, with the written consent of the Monitor and the Initial Consenting Noteholders, shall be permitted to make such amendments, modifications and supplements to the terms and conditions of this Plan as are necessary to: (i) facilitate the Alternative Sale Transaction; (ii) cause the Alternative Sale Transaction Consideration to be distributed in the same proportions and subject to the same terms and conditions as are subject to the distribution of Newco Shares hereunder; and (iii) complete the Alternative Sale Transaction and distribute the Alternative Sale Transaction Proceeds in a manner that is tax efficient for SFC and the Affected Creditors with Proven Claims, provided in each case that (y) a copy of such amendments, modifications or supplements is filed with the Court and served upon the service list; and (z) the Monitor is satisfied that such amendments, modifications or supplements do not materially alter the proportionate entitlements of the Affected Creditors, as amongst themselves, to the consideration distributed pursuant to the Plan.

Except for the requirement of obtaining the prior written consent of the Initial Consenting Noteholders with respect to the matters set forth in this section 10.1 and subject to the approval of the Alternative Sale Transaction by the Court pursuant to section 36 of the CCAA (on notice to the service list), once this Plan has been approved by the Required Majority of Affected Creditors, no further meeting, vote or approval of the Affected Creditors shall be required to enable SFC to complete an Alternative Sale Transaction or to amend the Plan in the manner described in this 10.1.

ARTICLE 11

SETTLEMENT OF CLAIMS AGAINST THIRD PARTY DEFENDANTS

11.1 Ernst & Young

(a)	Notwithstanding anything to the contrary herein, subject to: (i) the granting of the Sanction Order; (ii) the issuance of the Settlement Trust Order (as may be modified in a manner satisfactory to the parties to the Ernst & Young Settlement and SFC (if occurring on or prior to the Plan Implementation Date), the Monitor and the Initial Consenting Noteholders, as applicable, to the extent, if any, that such modifications affect SFC, the Monitor or the Initial Consenting Noteholders, each acting reasonably); (iii) the granting of an Order under Chapter 15 of the United States Bankruptcy Code recognizing and enforcing the Sanction Order and the Settlement Trust Order in the United States; (iv) any other order necessary to give effect to the Ernst & Young Settlement (the orders referenced in (iii) and (iv) being collectively the “Ernst & Young Orders”); (v) the fulfillment of all conditions precedent in the Ernst & Young Settlement and the fulfillment by the Ontario Class Action Plaintiffs of all of their obligations thereunder; and (vi) the Sanction Order, the Settlement Trust Order and all Ernst & Young Orders being final orders and not subject to further appeal or challenge, Ernst & Young shall pay the settlement amount as provided in the Ernst & Young Settlement to the trust established pursuant to the Settlement Trust Order (the “Settlement Trust”). Upon receipt of a certificate from Ernst & Young confirming it has paid the settlement amount to the Settlement Trust in accordance with the Ernst & Young Settlement and the trustee of the Settlement Trust confirming receipt of such settlement amount, the Monitor shall deliver to Ernst & Young a certificate (the “Monitor’s Ernst & Young Settlement Certificate”) stating that (i) Ernst & Young has confirmed that the settlement amount has been paid to the Settlement Trust in accordance with the Ernst & Young Settlement; (ii) the trustee of the Settlement Trust has confirmed that such settlement amount has been received by the Settlement Trust; and (iii) the Ernst & Young Release is in full force and effect in accordance with the Plan. The Monitor shall thereafter file the Monitor’s Ernst & Young Settlement Certificate with the Court.

(b)	Notwithstanding anything to the contrary herein, upon receipt by the Settlement Trust of the settlement amount in accordance with the Ernst & Young Settlement: (i) all Ernst & Young Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled, barred and deemed satisfied and extinguished as against Ernst & Young; (ii) section 7.3 hereof shall apply to Ernst & Young and the Ernst & Young Claims mutatis mutandis on the Ernst & Young Settlement Date; and (iii) none of the plaintiffs in the Class Actions shall be permitted to claim from any of the other Third Party Defendants that portion of any damages that corresponds to the liability of Ernst & Young, proven at trial or otherwise, that is the subject of the Ernst & Young Settlement.

(c)	In the event that the Ernst & Young Settlement is not completed in accordance with its terms, the Ernst & Young Release and the injunctions described in section 11.1(b) shall not become effective.

11.2 Named Third Party Defendants

(a)	Notwithstanding anything to the contrary in section 12.5(a) or 12.5(b) hereof, at any time prior to 10:00 a.m. (Toronto time) on December 6, 2012 or such later date as agreed in writing by the Monitor, SFC (if on or prior to the Plan Implementation Date) and the Initial Consenting Noteholders, Schedule “A” to this Plan may be amended, restated, modified or supplemented at any time and from time to time to add any Eligible Third Party Defendant as a “Named Third Party Defendant”, subject in each case to the prior written consent of such Third Party Defendant, the Initial Consenting Noteholders, counsel to the Ontario Class Action Plaintiffs, the Monitor and, if occurring on or prior to the Plan Implementation Date, SFC. Any such amendment, restatement, modification and/or supplement of Schedule “A” shall be deemed to be effective automatically upon all such required consents being received. The Monitor shall: (A) provide notice to the service list of any such amendment, restatement, modification and/or supplement of Schedule “A”; (B) file a copy thereof with the Court; and (C) post an electronic copy thereof on the Website. All Affected Creditors shall be deemed to consent thereto any and no Court Approval thereof will be required.

(b)

Notwithstanding anything to the contrary herein, subject to: (i) the granting of the Sanction Order; (ii) the granting of the applicable Named Third Party Defendant Settlement Order; and (iii) the satisfaction or waiver of all conditions precedent contained in the applicable Named Third Party Defendant Settlement, the applicable Named Third Party Defendant Settlement shall be given effect in accordance with its terms. Upon receipt of a certificate (in form and in substance satisfactory to the Monitor) from each of the parties to the applicable Named Third Party Defendant Settlement confirming that all conditions precedent thereto have been satisfied or waived, and that any settlement funds have been paid and received, the Monitor shall deliver to the applicable Named Third Party Defendant a certificate (the “Monitor’s Named Third Party Settlement Certificate”) stating that (i) each of the parties to such Named Third Party Defendant Settlement has confirmed that all conditions precedent thereto have been satisfied or waived; (ii) any settlement funds have been paid and received; and (iii) immediately upon the delivery of the Monitor’s Named Third Party

Settlement Certificate, the applicable Named Third Party Defendant Release will be in full force and effect in accordance with the Plan. The Monitor shall thereafter file the Monitor’s Named Third Party Settlement Certificate with the Court.

(c)	Notwithstanding anything to the contrary herein, upon delivery of the Monitor’s Named Third Party Settlement Certificate, any claims and Causes of Action shall be dealt with in accordance with the terms of the applicable Named Third Party Defendant Settlement, the Named Third Party Defendant Settlement Order and the Named Third Party Defendant Release. To the extent provided for by the terms of the applicable Named Third Party Defendant Release: (i) the applicable Causes of Action against the applicable Named Third Party Defendant shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled, barred and deemed satisfied and extinguished as against the applicable Named Third Party Defendant; and (ii) section 7.3 hereof shall apply to the applicable Named Third Party Defendant and the applicable Causes of Action against the applicable Named Third Party Defendant mutatis mutandis on the effective date of the Named Third Party Defendant Settlement.

ARTICLE 12

GENERAL

12.1 Binding Effect

On the Plan Implementation Date:

(a)	the Plan will become effective at the Effective Time;

(b)	the Plan shall be final and binding in accordance with its terms for all purposes on all Persons named or referred to in, or subject to, the Plan and their respective heirs, executors, administrators and other legal representatives, successors and assigns;

(c)	each Person named or referred to in, or subject to, the Plan will be deemed to have consented and agreed to all of the provisions of the Plan, in its entirety and shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to implement and carry out the Plan in its entirety.

12.2 Waiver of Defaults

(a)

From and after the Plan Implementation Date, all Persons shall be deemed to have waived any and all defaults of SFC then existing or previously committed by SFC, or caused by SFC, the commencement of the CCAA Proceedings by SFC, any matter pertaining to the CCAA Proceedings, any of the provisions in the Plan or steps contemplated in the Plan, or non-compliance with any covenant, warranty, representation, term, provision, condition or obligation, expressed or implied, in any contract, instrument, credit document, indenture, note, lease, guarantee, agreement for sale or other agreement, written or oral, and any and all amendments or supplements thereto, existing between such Person and SFC, and any and all notices of default and demands for payment or any step or proceeding taken or commenced in connection therewith under any such agreement shall be deemed to have been rescinded and of no further force or effect, provided that nothing shall be deemed to excuse SFC from performing its obligations under the Plan or be a waiver of defaults by SFC under the Plan and the related documents.

(b)	Effective on the Plan Implementation Date, any and all agreements that are assigned to Newco and/or to Newco II as part of the SFC Assets shall be and remain in full force and effect, unamended, as at the Plan Implementation Date, and no Person shall, following the Plan Implementation Date, accelerate, terminate, rescind, refuse to perform or otherwise repudiate its obligations under, or enforce or exercise any right (including any right of set-off, dilution or other remedy) or make any demand against Newco, Newco II or any Subsidiary under or in respect of any such agreement with Newco, Newco II or any Subsidiary, by reason of:

(i)	any event that occurred on or prior to the Plan Implementation Date that would have entitled any Person thereto to enforce those rights or remedies (including defaults or events of default arising as a result of the insolvency of SFC);

(ii)	the fact that SFC commenced or completed the CCAA Proceedings;

(iii)	the implementation of the Plan, or the completion of any of the steps, transactions or things contemplated by the Plan; or

(iv)	any compromises, arrangements, transactions, releases, discharges or injunctions effected pursuant to the Plan or this Order.

12.3 Deeming Provisions

In the Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable.

12.4 Non-Consummation

SFC reserves the right to revoke or withdraw the Plan at any time prior to the Sanction Date, with the consent of the Monitor and the Initial Consenting Noteholders. If SFC so revokes or withdraws the Plan, or if the Sanction Order is not issued or if the Plan Implementation Date does not occur, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan, including the fixing or limiting to an amount certain any Claim, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against SFC or any other Person; (ii) prejudice in any manner the rights of SFC or any other Person in any further proceedings involving SFC; or (iii) constitute an admission of any sort by SFC or any other Person.

12.5 Modification of the Plan

(a)	SFC may, at any time and from time to time, amend, restate, modify and/or supplement the Plan with the consent of the Monitor and the Initial Consenting Noteholders, provided that: any such amendment, restatement, modification or supplement must be contained in a written document that is filed with the Court and:

(i)	if made prior to or at the Meeting: (A) the Monitor, SFC or the Chair (as defined in the Meeting Order) shall communicate the details of any such amendment, restatement, modification and/or supplement to Affected Creditors and other Persons present at the Meeting prior to any vote being taken at the Meeting; (B) SFC shall provide notice to the service list of any such amendment, restatement, modification and/or supplement and shall file a copy thereof with the Court forthwith and in any event prior to the Court hearing in respect of the Sanction Order; and (C) the Monitor shall post an electronic copy of such amendment, restatement, modification and/or supplement on the Website forthwith and in any event prior to the Court hearing in respect of the Sanction Order; and

(ii)	if made following the Meeting: (A) SFC shall provide notice to the service list of any such amendment, restatement, modification and/or supplement and shall file a copy thereof with the Court; (B) the Monitor shall post an electronic copy of such amendment, restatement, modification and/or supplement on the Website; and (C) such amendment, restatement, modification and/or supplement shall require the approval of the Court following notice to the Affected Creditors and the Trustees.

(b)	Notwithstanding section 12.5(a), any amendment, restatement, modification or supplement may be made by SFC: (i) if prior to the Sanction Date, with the consent of the Monitor and the Initial Consenting Noteholders; and (ii) if after the Sanction Date, with the consent of the Monitor and the Initial Consenting Noteholders and upon approval by the Court, provided in each case that it concerns a matter that, in the opinion of SFC, acting reasonably, is of an administrative nature required to better give effect to the implementation of the Plan and the Sanction Order or to cure any errors, omissions or ambiguities and is not materially adverse to the financial or economic interests of the Affected Creditors or the Trustees.

(c)	Any amended, restated, modified or supplementary plan or plans of compromise filed with the Court and, if required by this section, approved by the Court, shall, for all purposes, be and be deemed to be a part of and incorporated in the Plan.

12.6 Actions and Approvals of SFC after Plan Implementation

(a)	From and after the Plan Implementation Date, and for the purpose of this Plan only:

(i)	if SFC does not have the ability or the capacity pursuant to Applicable Law to provide its agreement, waiver, consent or approval to any matter requiring SFC’s agreement, waiver, consent or approval under this Plan, such agreement, waiver consent or approval may be provided by the Monitor; and

(ii)	if SFC does not have the ability or the capacity pursuant to Applicable Law to provide its agreement, waiver, consent or approval to any matter requiring SFC’s agreement, waiver, consent or approval under this Plan, and the Monitor has been discharged pursuant to an Order, such agreement, waiver consent or approval shall be deemed not to be necessary.

12.7 Consent of the Initial Consenting Noteholders

For the purposes of this Plan, any matter requiring the agreement, waiver, consent or approval of the Initial Consenting Noteholders shall be deemed to have been agreed to, waived, consented to or approved by such Initial Consenting Noteholders if such matter is agreed to, waived, consented to or approved in writing by Goodmans LLP, provided that Goodmans LLP expressly confirms in writing (including by way of e-mail) to the applicable Person that it is providing such agreement, consent or waiver on behalf of Initial Consenting Noteholders. In addition, following the Plan Implementation Date, any matter requiring the agreement, waiver, consent or approval of the Initial Consenting Noteholders shall: (i) be deemed to have been given if agreed to, waived, consented to or approved by Initial Consenting Noteholders in their capacities as holders of Newco Shares, Newco Notes or Litigation Trust Interests (provided that they continue to hold such consideration); and (ii) with respect to any matter concerning the Litigation Trust or the Litigation Trust Claims, be deemed to be given if agreed to, waived, consented to or approved by the Litigation Trustee.

12.8 Claims Not Subject to Compromise

Nothing in this Plan, including section 2.4 hereof, shall prejudice, compromise, release, discharge, cancel, bar or otherwise affect any: (i) Non-Released D&O Claims (except to the extent that such Non-Released D&O Claim is asserted against a Named Director or Officer, in which case section 4.9(g) applies); (ii) Section 5.1(2) D&O Claims or Conspiracy Claims (except that, in accordance with section 4.9(e) hereof, any Section 5.1(2) D&O Claims against Named Directors and Officers and any Conspiracy Claims against Named Directors and Officers shall be limited to recovery from any insurance proceeds payable in respect of such Section 5.1(2) D&O Claims or Conspiracy Claims, as applicable, pursuant to the Insurance Policies, and Persons with any such Section 5.1(2) D&O Claims against Named Directors and Officers or Conspiracy Claims against Named Directors and Officers shall have no right to, and shall not, make any claim or seek any recoveries from any Person, other than enforcing such Persons’ rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s)); or (iii) any Claims that are not permitted to be compromised under section 19(2) of the CCAA.

12.9 Paramountcy

From and after the Effective Time on the Plan Implementation Date, any conflict between:

(a)	the Plan; and

(b)	the covenants, warranties, representations, terms, conditions, provisions or obligations, expressed or implied, of any contract, mortgage, security agreement, indenture, trust indenture, note, loan agreement, commitment letter, agreement for sale, lease or other agreement, written or oral and any and all amendments or supplements thereto existing between any Person and SFC and/or the Subsidiaries as at the Plan Implementation Date,

will be deemed to be governed by the terms, conditions and provisions of the Plan and the Sanction Order, which shall take precedence and priority.

12.10 Foreign Recognition

(a)	From and after the Plan Implementation Date, if requested by the Initial Consenting Noteholders or Newco, the Monitor (at the Monitor’s election) or Newco (if the Monitor does not so elect) shall and is hereby authorized to seek an order of any court of competent jurisdiction recognizing the Plan and the Sanction Order and confirming the Plan and the Sanction Order as binding and effective in Canada, the United States, and any other jurisdiction so requested by the Initial Consenting Noteholders or Newco, as applicable.

(b)	Without limiting the generality of section 12.10(a), as promptly as practicable, but in no event later than the third Business Day following the Plan Implementation Date, a foreign representative of SFC (as agreed by SFC, the Monitor and the Initial Consenting Noteholders) (the “Foreign Representative”) shall commence a proceeding in a court of competent jurisdiction in the United States seeking recognition of the Plan and the Sanction Order and confirming that the Plan and the Sanction Order are binding and effective in the United States, and the Foreign Representative shall use its best efforts to obtain such recognition order.

12.11 Severability of Plan Provisions

If, prior to the Sanction Date, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of SFC and with the consent of the Monitor and the Initial Consenting Noteholders, shall have the power to either (a) sever such term or provision from the balance of the Plan and provide SFC with the option to proceed with the implementation of the balance of the Plan as of and with effect from the Plan Implementation Date, or (b) alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, and provided that SFC proceeds with the implementation of the Plan, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

12.12 Responsibilities of the Monitor

The Monitor is acting in its capacity as Monitor in the CCAA Proceeding and the Plan with respect to SFC and will not be responsible or liable for any obligations of SFC.

12.13 Different Capacities

Persons who are affected by this Plan may be affected in more than one capacity. Unless expressly provided herein to the contrary, a Person will be entitled to participate hereunder, and will be affected hereunder, in each such capacity. Any action taken by or treatment of a Person in one capacity will not affect such Person in any other capacity, unless expressly agreed by the Person, SFC, the Monitor and the Initial Consenting Noteholders in writing, or unless the Person’s Claims overlap or are otherwise duplicative.

12.14 Notices

Any notice or other communication to be delivered hereunder must be in writing and reference the Plan and may, subject as hereinafter provided, be made or given by personal delivery, ordinary mail or by facsimile or email addressed to the respective parties as follows:

(a)	if to SFC or any Subsidiary:

Sino-Forest Corporation

Room 3815-29 38/F, Sun Hung Kai Centre

30 Harbour Road, Wanchai, Hong Kong

Attention:	Mr. Judson Martin, Executive Vice-Chairman and Chief Executive Officer
Fax:	+852-2877-0062

with a copy by email or fax (which shall not be deemed notice) to:

Bennett Jones LLP

One First Canadian Place, Suite 3400

Toronto, ON M5X 1A4

Attention:	Kevin J. Zych and Raj S. Sahni
Email:	zychk@bennettjones.com and sahnir@bennettjones.com
Fax:	416-863-1716

(b)	if to the Initial Consenting Noteholders:

c/o Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention:	Robert Chadwick and Brendan O’Neill
Email:	rchadwick@goodmans.ca and boneill@goodmans.ca
Fax:	416-979-1234

and with a copy by email or fax (which shall not be deemed notice) to:

Hogan Lovells International LLP

11th Floor, One Pacific Place, 88 Queensway

Hong Kong China

Attention:	Neil McDonald
Email:	neil.mcdonald@hoganlovells.com
Fax:	852-2219-0222

(c)	if to the Monitor:

FTI Consulting Canada Inc.

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, ON M5K 1G8

Attention:	Greg Watson
Email:	greg.watson@fticonsulting.com
Fax:	(416) 649-8101

and with a copy by email or fax (which shall not be deemed notice) to:

Gowling Lafleur Henderson LLP

1 First Canadian Place

100 King Street West, Suite 1600

Toronto, Ontario M5X 1G5

Attention:	Derrick Tay
Email:	derrick.tay@gowlings.com
Fax:	(416) 862-7661

(d)	if to Ernst & Young:

Ernst & Young LLP

Ernst & Young Tower

222 Bay Street

P.O. Box 251

Toronto, ON M5K 1J7

Attention:	Doris Stamml
Email:	doris.stamml@ca.ey.com
Fax:	(416) 943-[TBD]

and with a copy by email or fax (which shall not be deemed notice) to:

Lenczner Slaght Royce Smith Griffin

130 Adelaide Street West, Suite 2600

Toronto, Ontario M5H 3P5

Attention:	Peter Griffin
Email:	pgriffin@litigate.com
Fax:	(416) 865-2921

or to such other address as any party may from time to time notify the others in accordance with this section. Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 5:00 p.m. (Toronto time) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day.

12.15 Further Assurances

SFC, the Subsidiaries and any other Person named or referred to in the Plan will execute and deliver all such documents and instruments and do all such acts and things as may be necessary or desirable to carry out the full intent and meaning of the Plan and to give effect to the transactions contemplated herein.

DATED as of the 3rd day of December, 2012.

SCHEDULE A

NAMED THIRD PARTY DEFENDANTS

1.	The Underwriters, together with their respective present and former affiliates, partners, associates, employees, servants, agents, contractors, directors, officers, insurers and successors, administrators, heirs and assigns, excluding any Director or Officer and successors, administrators, heirs and assigns of any Director or Officer in their capacity as such.

2.	Ernst & Young LLP (Canada), Ernst & Young Global Limited and all other member firms thereof, together with their respective present and former affiliates, partners, associates, employees, servants, agents, contractors, directors, officers, insurers and successors, administrators, heirs and assigns, excluding any Director or Officer and successors, administrators, heirs and assigns of any Director or Officer in their capacity as such, in the event that the Ernst & Young Settlement is not completed.

3.	BDO Limited, together with its respective present and former affiliates, partners, associates, employees, servants, agents, contractors, directors, officers, insurers and successors, administrators, heirs and assigns, excluding any Director or Officer and successors, administrators, heirs and assigns of any Director or Officer in their capacity as such.

Schedule “B”

FORM OF MONITOR’S CERTIFICATE OF PLAN IMPLEMENTATION

Court File No. CV-12-9667-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR

ARRANGEMENT OF SINO-FOREST CORPORATION

MONITOR’S CERTIFICATE

(Plan Implementation)

All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan of Compromise and Reorganization of Sino-Forest Corporation (“SFC”) dated December 3, 2012 (the “Plan”), which is attached as Schedule “A” to the Order of the Honourable Mr. Justice Morawetz made in these proceedings on the [7th] day of December, 2012 (the “Order”), as such Plan may be further amended, varied or supplemented from time to time in accordance with the terms thereof.

Pursuant to paragraph 12 of the Order, FTI Consulting Canada Inc. (the “Monitor”) in its capacity as Court-appointed Monitor of SFC delivers to SFC and Goodmans LLP this certificate and hereby certifies that:

1. The Monitor has received written notice from SFC and Goodmans LLP (on behalf of the Initial Consenting Noteholders) that the conditions precedent set out in section 9.1 of the Plan have been satisfied or waived in accordance with the terms of the Plan; and

2. The Plan Implementation Date has occurred and the Plan and the Plan Sanction Order are effective in accordance with their terms.

22

DATED at the City of Toronto, in the Province of Ontario, this         day of         , 201    .

FTI CONSULTING CANADA INC., in its capacity as Court-appointed Monitor of the Sino-Forest Corporation and not in its personal capacity

By:
Name:
Title:

23

Schedule “C”

24

Industry Canada Canada Business Corporations Act	Industrie Canada Lol canadlenne sur les sociétés par actions	FORM 14 ARTICLES OF REORGANIZATION (SECTION 191)	FORMULAIRE 14 CLAUSES DE RÉORGANISATION (ARTICLE 191)

1 — Name of Corporation - Dénomination sociale de la société Sino-Forest Corporation	2 — Corporation No. - N° de la société 409023-3

3 — in accordance with the order for reorganization, the articles of Incorporation are amended as follows:	Conformément à l’ordonnance de réorganisation, les statuts constitutifs sont modifiés comme sult :

Please see Schedule A attached hereto.

Signature	Printed Name - Nom en lettres moulées	4 — Capacity of - En qualité de	5 — Tel. N°. - N° de tél.

FOR DEPARTMENTAL USE ONLY - ALUSAGE DU MINISTERE SEULEMENT

IC3409 (2003/06)

Schedule A

3. In accordance with the order for reorganization, the articles of continuance of the Corporation dated June 25, 2002, as amended by articles of amendment dated June 22, 2004, are amended as follows:

(a) to decrease the minimum number of directors of the Corporation from three (3) directors to one (1) director;

(b) to create a new class of shares consisting of an unlimited number of “Class A Common Shares” having the following rights, privileges, restrictions and conditions:

The holders of Class A Common Shares are entitled:

(i) to two (2) votes per Class A Common Share at any meeting of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii) subject to the rights, privileges, restrictions and conditions attaching to shares of any other class or series of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution pro rata with the holders of the Common Shares; and

(iii) subject to the rights, privileges, restrictions and conditions attaching to shares of any other class or series of shares of the Corporation, to receive any dividend declared by the directors of the Corporation and payable on the Class A Common Shares.

(c) to delete the rights, privileges, restrictions and conditions attaching to the Common Shares and to substitute therefor the following:

(1) The holders of Common Shares are entitled:

(i) to one (1) vote per Common Share at any meeting of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii) subject to the rights, privileges, restrictions and conditions attaching to shares of any other class or series of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution pro rata with the holders of the Class A Common Shares; and

(iii) subject to the rights, privileges, restrictions and conditions attaching to shares of any other class or series of shares of the Corporation, to receive any dividend declared by the directors of the Corporation and payable on the Common Shares,

(2) At a time to be determined by the board of directors of the Corporation, the Common Shares shall be cancelled and eliminated for no consideration whatsoever, and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and the obligation of the Corporation thereunder or in any way related thereto shall be deemed to be satisfied and discharged and the holders of the Common Shares shall have no further rights or interest in the Corporation on account thereof and the rights, privileges, restrictions and conditions attached to the Common Shares shall be deleted,

(d) to confirm that the authorized capital of the Corporation consists of an unlimited number of Class A Common Shares, an unlimited number of Common Shares and an unlimited number of Preference Shares, issuable in series,

Schedule “D”

1. Unaffected Claims Reserve:	$1,500,000

2. Unresolved Claims Reserve for Defence Costs:	$8,000,000

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IN THE MATTER OF THE COMPANIES CREDITORS’ ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND IN THE MATTER OF A PLAN OR COMPROMISE OR ARRANGEMENT OF SINO-FOREST CORPORATION

Court File No. CV-12-9667-00CL

ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST) Proceedings commenced in Toronto

PLAN SANCTION ORDER

BENNETT JONES LLP

One First Canadian Place

Suite 3400, P.O. Box 130

Toronto, Ontario

M5X 1A4

Rob Staley (LSUC #27115J)

Kevin Zych (LSUC #33129T)

Derek Bell (LSUC #43420J)

Jonathan Bell (LSUC #55457P)

Tel: 416-863-1200

Fax: 416-863-1716

Lawyers for Sino-Forest Corporation